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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
IDX SYSTEMS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of IDX Systems Corporation ("IDX common stock")
	(2)	Aggregate number of securities to which transaction applies: • 31,407,102 shares of IDX common stock and
• 5,057,695 shares of IDX common stock, representing shares of IDX common stock issuable upon exercise of options outstanding as of October 24, 2005 having a per share exercise price less than $44.00
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined by multiplying 0.0001177 by the sum of:
• the product of (i) 31,407,102 outstanding shares of IDX common stock and (ii) the merger consideration of $44.00 per share in cash; and
• the product of (i) 5,057,695 shares of IDX common stock, representing shares of IDX common stock issuable upon exercise of options outstanding as of October 14, 2005 having a per share exercise price less than $44.00 and (ii) $22.9288, representing the excess of $44.00 over the weighted-average exercise price per share of such options.

	(4)	Proposed maximum aggregate value of transaction: $1,497,879,365.12
	(5)	Total fee paid: $176,301
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

IDX Systems Corporation
40 IDX Drive
P.O. Box 1070
South Burlington, Vermont 05403

                        , 2005

Dear Shareholder:

        You are cordially invited to attend a special meeting of shareholders of IDX Systems Corporation, which will be held at                        , on                        ,                              , 2005, beginning at            , local time.

        On September 28, 2005, the board of directors of IDX adopted, and IDX entered into, a merger agreement with General Electric Company, a New York corporation ("GE"), and its wholly owned subsidiary, Igloo Acquisition Corporation. If the merger is completed, IDX will become a wholly owned subsidiary of GE, and you will be entitled to receive $44.00 in cash, without interest, for each share of IDX common stock that you own. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement, and you are encouraged to read it in its entirety.

        At the special meeting, you will be asked to approve the merger agreement. After careful consideration, our board has unanimously adopted the merger agreement and determined that the merger and the merger agreement are advisable, fair to and in the best interests of IDX and its shareholders. Our board unanimously recommends that you vote "FOR" the approval of the merger agreement. In reaching its determination, our board considered a number of factors.

        The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting. I encourage you to read the entire proxy statement carefully. You may also obtain additional information about IDX from documents filed with the U.S. Securities and Exchange Commission.

        Your vote is very important.    The merger cannot be completed unless the merger agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of IDX common stock entitled to vote. If you fail to vote on the merger agreement, the effect will be the same as a vote against the approval of the merger agreement.

        As of October 26, 2005, the record date for the special meeting, holders of approximately            % of IDX's outstanding common stock, excluding currently exercisable options held by such shareholders, have already agreed with GE, pursuant to shareholder agreements, to approve the merger agreement. As a result, holders of approximately            % of IDX's outstanding common stock who are not a party to the shareholder agreements must vote "FOR" approval of the merger agreement in order to approve the transaction.

        Whether or not you are able to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee. These actions will not limit your right to vote in person if you wish to attend the special meeting and vote in person.

        Thank you for your cooperation and your continued support of IDX.

Sincerely,
JAMES H. CROOK, JR. Chief Executive Officer and Director

        Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offence.

        This proxy statement is dated                            , 2005 and is first being mailed to shareholders on or about                , 2005.

IDX SYSTEMS CORPORATION
40 IDX Drive
P.O. Box 1070
South Burlington, Vermont 05403

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON                , 2005

To the Shareholders of IDX Systems Corporation:

        A special meeting of shareholders of IDX Systems Corporation, a Vermont corporation, will be held at                        , on                            , 2005, beginning at             , local time, for the following purposes:

  (1)
  To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of September 28, 2005, by and among General Electric Company, Igloo Acquisition Corporation and IDX Systems Corporation.

  (2)
  To approve a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the merger agreement.

  (3)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only shareholders of record of our common stock as of the close of business on October 26, 2005 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting.

        You are cordially invited to attend the meeting in person.

        Your vote is important, regardless of the number of shares of our common stock you own. The approval of the merger agreement requires the approval of the holders as of the record date of a majority of the outstanding shares of our common stock entitled to cast votes. The ratification of the proposal to adjourn or postpone the meeting, if necessary or appropriate, to permit further solicitation of proxies requires the affirmative vote of a majority of the votes cast at the special meeting. Even if you plan to attend the meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote in favor of the approval of the merger agreement, in favor of the proposal to adjourn or postpone the meeting, if necessary or appropriate, to permit further solicitation of proxies, and in accordance with the recommendation of the board on any other matters properly brought before the meeting for a vote.

        If you fail to vote by proxy or in person, it will have the same effect as a vote against the approval of the merger agreement, but will not affect the adjournment or postponement, if necessary or appropriate, to permit further solicitation of proxies. If you are a shareholder of record and do attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        Holders of our common stock are entitled to dissenters' rights under the Vermont Business Corporation Act in connection with the merger. See "DISSENTERS' RIGHTS" on page 55 of the proxy statement.

By Order of the Board of Directors,
JAMES H. CROOK, JR. Chief Executive Officer and Director
South Burlington, Vermont , 2005

YOUR VOTE IS IMPORTANT.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. GIVING YOUR PROXY NOW WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

SUMMARY TERM SHEET

        The following summary briefly describes the principal terms of the acquisition of IDX Systems Corporation by General Electric Company ("GE") through the merger of Igloo Acquisition Corporation, a wholly owned subsidiary of GE, with and into IDX. While this summary describes the principal terms of the merger, the proxy statement contains a more detailed description of these terms. We encourage you to read this summary together with the enclosed proxy statement before voting. We have included in this summary section references to the proxy statement to direct you to a more complete description of the topics described in this summary.

  •
  GE is a diversified technology, media and financial services company whose products and services include aircraft engines, power generation, financial services, medical imaging, television programming, and plastics. GE operates in more than 100 countries and employs more than 300,000 people worldwide. GE Healthcare provides transformational medical technologies intended to shape a new age of patient care. GE Healthcare's expertise in medical imaging and information technologies, medical diagnostics, patient monitoring and life support systems, disease research, drug discovery, and biopharmaceutical manufacturing technologies seeks to help physicians detect disease earlier and to tailor personalized treatments for patients. GE Healthcare offers a broad range of products and services designed to improve productivity in healthcare and enhance patient care by enabling healthcare providers to better diagnose and treat cancer, heart disease, neurological diseases, and other conditions. Worldwide, GE Healthcare employs more than 43,000 people committed to serving healthcare professionals and their patients in more than 100 countries. Headquartered in the United Kingdom, GE Healthcare is a $15 billion unit of GE. Igloo Acquisition Corporation is a wholly owned subsidiary of GE formed for the purpose of participating in the merger. Please read "SUMMARY—The Companies" beginning on page 1.

  •
  If the merger is completed:

  •
  we will be wholly-owned by GE;

  •
  you will be entitled to receive a cash payment of $44.00, without interest and less applicable taxes, for each share of our common stock that you hold;

  •
  you may be entitled to dissenters' rights under the Vermont Business Corporation Act;

  •
  you will no longer participate in our growth or in any synergies resulting from the merger; and

  •
  we will no longer be a public company, and our common stock will not be quoted on The NASDAQ National Market.

        Please read "QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER" beginning on page i, "THE MERGER—Reasons for the Merger and Recommendation of Our Board of Directors" beginning on page 19, "THE MERGER—Delisting and Deregistration of IDX Common Stock" beginning on page 27, and "DISSENTERS' RIGHTS" beginning on page 55.

  •
  For the merger to occur, holders of at least a majority of the outstanding shares of our common stock must approve the merger agreement. As a result of shareholder agreements among GE and certain of our directors and executive officers and their affiliates pursuant to which they have agreed to vote in favor of the merger agreement, holders of at least             % of our outstanding common stock who are not a party to the shareholder agreements must vote for approval of the merger agreement in order to approve the merger. Please read "THE SPECIAL MEETING—Vote Required" beginning on page 12 and "THE SHAREHOLDER AGREEMENTS" beginning on page 52.

S-1

  •
  If the merger agreement is terminated, we will, under certain circumstances, be required to pay a termination fee to GE in an amount of $43 million. Please read "PROPOSAL 1—THE MERGER AGREEMENT—Termination Fee" beginning on page 51. In addition, under certain circumstances the shareholders party to the shareholder agreements described above will be required to pay GE 90% of any additional amount they receive as a result of an acquisition of us at a higher price, including by GE, net of certain expenses, fees and taxes.

  •
  For U.S. federal income tax purposes, you will generally be treated as if you sold your common stock for the cash received in the merger. You will recognize taxable gain or loss equal to the difference between the amount of cash received and your adjusted tax basis in the shares of our common stock exchanged. Please read "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES" beginning on page 33.

S-2

TABLE OF CONTENTS

SUMMARY TERM SHEET	S-1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	i
The Special Meeting	i
The Merger	iii
SUMMARY	1
The Companies	1
The Merger (page 16)	2
The Special Meeting (page 12)	2
Record Date (page 12)	2
Vote Required (page 12)	2
Voting (page 14)	2
Revocability of Proxies (page 14)	2
Shareholder Agreements (page 13)	3
Recommendation of Our Board of Directors (page 12)	3
Opinion of Credit Suisse First Boston LLC (page 21)	3
Conditions to the Merger (page 47)	4
Termination (page 49)	5
Termination Fee (page 51)	7
Regulatory Matters (page 32)	8
Dissenters' Rights (page 55)	8
Material U.S. Federal Income Tax Consequences (page 33)	9
Stock Options and Employee Stock Purchase Plan (page 37)	9
Interests of Certain Persons in the Merger (page 27)	9
No Solicitation (page 43)	9
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	11
THE SPECIAL MEETING	12
Date, Time, Place and Purpose of the Special Meeting	12
Recommendation of Our Board of Directors	12
Record Date; Stock Entitled to Vote; Quorum	12
Vote Required	12
Shareholder Agreements	13
Voting	14
Revocability of Proxies	14
Solicitation of Proxies	15
Other Business	15
THE MERGER	16
Background of the Merger	16
Reasons for the Merger and Recommendation of Our Board of Directors	19
Opinion of Credit Suisse First Boston LLC	21
Certain Effects of the Merger	26
Effects on IDX if the Merger is Not Completed	26
Delisting and Deregistration of IDX Common Stock	27
Interests of Certain Persons in the Merger	27
REGULATORY MATTERS	32
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	33
PROPOSAL 1—THE MERGER AGREEMENT	36
Structure of the Merger	36
Effective Time of the Merger	36
Articles of Incorporation and Bylaws	36
Board of Directors and Officers of the Surviving Corporation	36
Consideration to Be Received in the Merger	36

S-

Payment Procedures	37
Stock Options and Employee Stock Purchase Plan	37
Representations and Warranties	38
Covenants Relating to the Conduct of Our Business	41
No Solicitation	43
Shareholders Meeting	46
Indemnification and Insurance	46
Benefit Arrangements	47
Agreement to Take Further Action and to Use Reasonable Best Efforts	47
Conditions to the Merger	47
Termination	49
Termination Fee	51
Amendment and Waiver	52
THE SHAREHOLDER AGREEMENTS	52
Voting Agreement	52
Recapture of Profits	53
Termination	54
DISSENTERS' RIGHTS	55
MARKET PRICE AND DIVIDEND DATA	58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	59
PROPOSAL 2—ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING	61
FUTURE SHAREHOLDER PROPOSALS	61
WHERE YOU CAN FIND MORE INFORMATION	62
ANNEX A—Agreement and Plan of Merger	A-1
ANNEX B—Form of Shareholder Agreement	B-1
ANNEX C—Opinion of Credit Suisse First Boston LLC	C-1
ANNEX D—Chapter 13 of the Vermont Business Corporation Act	D-1

S-

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are provided for your convenience, and briefly address some commonly asked questions about the proposed merger and the special meeting. You should still carefully read this entire proxy statement, including each of the annexes. In this proxy statement, the terms "IDX," "Company," "we," "our," "ours," and "us" refer to IDX Systems Corporation and its subsidiaries.

The Special Meeting

Q.
Who is soliciting my proxy?

A.
This proxy is being solicited by our board.

Q.
What matters will be voted on at the special meeting?

A.
You will be asked to vote on the following proposals:

•
to approve the merger agreement;

•
approve the adjournment or postponement of the meeting, if necessary or appropriate, to permit the further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the merger agreement; and

•
to act on other matters and transact such other business, as may properly come before the meeting.

Q.
How does IDX's board of directors recommend that I vote on the proposals?

A.
Our board recommends that you vote:

•
the proposal to approve the merger agreement; and

•
adjournment or postponement, if necessary or appropriate, to permit the further solicitation of proxies.

Q.
What vote is required for IDX's shareholders to approve the merger agreement?

A.
In order to approve the merger agreement, holders of a majority of the outstanding shares of our common stock as of the record date who are entitled to cast votes must vote "FOR" approval of the merger agreement. Holders of approximately        % of IDX's outstanding common stock have already agreed with General Electric Company ("GE"), pursuant to shareholder agreements, to approve the merger agreement. As a result, holders of at least        % of IDX's outstanding common stock who are not a party to the shareholder agreements must vote "FOR" approval of the merger agreement in order to approve the transaction.

Q.
What vote is required for IDX's shareholders to approve an adjournment or postponement of the meeting?

A.
The proposal to adjourn or postpone the meeting, if necessary or appropriate, to permit further solicitation of proxies requires the affirmative vote of a majority of the votes cast at the special meeting.

Q.
Who is entitled to vote at the special meeting?

A.
Holders of record of our common stock as of the close of business on October 26, 2005, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date,                        shares of our common stock, held by approximately            holders of record, were outstanding and entitled to vote. You may vote all shares you owned as of the record date. You are entitled to one vote per share.

i

Q.
What should I do now?

A.
After carefully reading and considering the information contained in this proxy statement including the annexes hereto, please vote your shares by returning the enclosed proxy card. You can also attend the special meeting and vote in person. Do NOT enclose or return your stock certificate(s) with your proxy.

Q.
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A.
Your broker will only be permitted to vote your shares on the approval of the merger agreement if you instruct your broker how to vote. You should follow the procedures provided by your broker regarding the voting of your shares. If you do not instruct your broker to vote your shares on the adoption of the merger agreement, your shares will not be voted.

Q.
How are votes counted?

A.
For the proposal to approve the merger agreement, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions will not count as votes cast on the proposal to approve the merger agreement, but will count for the purpose of determining whether a quorum is present. If you abstain, it has the same effect as if you vote against the approval of the merger agreement.

  For the proposal to adjourn or postpone the meeting, if necessary or appropriate, to permit further solicitation of proxies, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions will not count as votes cast on the proposal to adjourn or postpone the meeting, but will count for the purpose of determining whether a quorum is present. As a result, if you abstain, it has the same effect as if you vote against adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies.

  If you sign your proxy card without indicating your vote, your shares will be voted "FOR" the approval of the merger agreement, "FOR" adjournment or postponement of the meeting, if necessary or appropriate, to permit further solicitation of proxies, and in accordance with the recommendations of our board on any other matters properly brought before the meeting for a vote.

Q.
When should I send in my proxy card?

A.
You should send in your proxy card as soon as possible so that your shares will be voted at the special meeting.

Q.
May I change my vote after I have mailed my signed proxy card?

A.
Yes. You may revoke your proxy and change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to Julie A. Dale, the Corporate Secretary of IDX, stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q.
May I vote in person?

A.
Yes. You may attend the special meeting and vote your shares of common stock in person. If you hold shares in "street name" you must provide a legal proxy executed by your bank or broker in order to vote your shares at the special meeting.

The Merger

Q.
What is the proposed transaction?

A.
The proposed transaction is the acquisition of IDX by GE, pursuant to an agreement and plan of merger, dated as of September 28, 2005, among us, GE and its wholly owned subsidiary, Igloo Acquisition Corporation. In the merger, Igloo Acquisition Corporation will merge with and into us, and we will be the surviving corporation. When the merger is completed, we will cease to be a publicly traded company and will instead become a wholly owned subsidiary of GE.

Q.
If the merger is completed, what will I be entitled to receive for my shares of IDX common stock and when will I receive it?

A.
Upon completion of the merger, you will be entitled to receive $44.00 in cash, without interest, for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will be entitled to receive $4,400 in cash, without interest, in exchange for your IDX shares.

  After the merger closes, GE will arrange for a letter of transmittal to be sent to each of our shareholders. The merger consideration will be paid to each shareholder once that shareholder submits the letter of transmittal, properly endorsed stock certificates and any other required documentation.

Q.
If the merger is completed, what will happen to options to purchase IDX common stock?

A.
Upon consummation of the merger, all options to acquire shares of our common stock not exercised prior to the merger will be cancelled and, to the extent you hold options, you will be entitled to receive a cash payment equal to the amount by which $44.00 exceeds the exercise price for each share of our common stock underlying your options.

Q.
Am I entitled to dissenters' rights?

A.
Yes. Under the Vermont Business Corporation Act, shareholders who do not vote in favor of the merger agreement will be entitled to exercise dissenters' rights in connection with the merger. Shareholders desiring to exercise such dissenters' rights will have the rights and duties and must follow the procedures set forth in Chapter 13 of the Vermont Business Corporation Act, the full text of which is set forth in Annex D to this proxy statement. Shareholders who wish to exercise dissenters' rights must carefully follow the procedures described in Chapter 13 of the Vermont Business Corporation Act and are urged to read Annex D in its entirety. For additional information about dissenters' rights, see "DISSENTERS' RIGHTS" beginning on page 55 of this proxy statement.

Q.
Why is the IDX board recommending the merger?

A.
Our board believes that the merger and the merger agreement are advisable, fair to and in the best interests of IDX and its shareholders and unanimously recommends that you vote "FOR" the approval of the merger agreement. To review our board's reasons for recommending the merger, see the section entitled "THE MERGER—Reasons for the Merger and Recommendation of Our Board of Directors" on pages 19 through 21 of this proxy statement.

Q.
Will the merger be a taxable transaction to me?

A.
If you are a U.S. holder of IDX common stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of IDX common stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares. If you are a non-U.S. holder of our common stock, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States. See the section entitled "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES" on pages 33 through 35 of this proxy statement for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor on how specific tax consequences of the merger, including the federal, state, local and/or non-U.S. tax consequences, apply to you.

Q.
When is the merger expected to be completed?

A.
We are working towards completing the merger as soon as possible. We currently expect to complete the merger upon the later of (i) the date on which all the conditions to the merger are satisfied or waived, including shareholder approval of the merger agreement at the special meeting and expiration or termination of the waiting period under U.S. antitrust law, or other applicable antitrust law, and (ii) January 4, 2006. We and GE filed pre-merger notifications with the U.S. antitrust authorities pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, on October 21, 2005. In addition, we and GE expect to make competition filings in Austria, Germany and Italy. We and GE may also make competition filings in other foreign jurisdictions.

Q.
Should I send in my IDX stock certificates now?

A.
No. Shortly after the merger is completed, you will receive a letter of transmittal from the exchange agent with written instructions for exchanging your IDX stock certificates. You must return your IDX stock certificates as described in the instructions. You will receive your cash payment as soon as practicable after the exchange agent receives your IDX stock certificates and any completed documents required in the instructions. PLEASE DO NOT SEND YOUR IDX STOCK CERTIFICATES NOW.

Q.
What will happen to our directors if the merger agreement is approved?

A.
If the merger agreement is approved by our shareholders and the merger is completed, our directors will no longer be directors of the surviving corporation after the consummation of the merger. Our current directors will serve only until the merger is completed.

Q.
What should I do if I have questions?

A.
If you have more questions about the special meeting, the merger or this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact The Altman Group, our proxy solicitor, toll-free at 866-416-0565.

SUMMARY

        This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. Accordingly, we urge you to read this entire proxy statement and the annexes to this proxy statement.

The Companies

  IDX SYSTEMS CORPORATION
  40 IDX Drive
  P.O. Box 1070
  South Burlington, Vermont 05403
  (802) 862-1022
  www.idx.com

        IDX Systems Corporation, a corporation organized under the laws of the State of Vermont, provides information technology solutions to maximize value in the delivery of healthcare, improve the quality of patient service, enhance medical outcomes and reduce the costs of care. Our common stock is quoted on The NASDAQ National Market under the symbol "IDXC."

  GENERAL ELECTRIC COMPANY
  IGLOO ACQUISITION CORPORATION
  3135 Easton Turnpike
  Fairfield, Connecticut 06828
  (203) 373-2211
  www.ge.com

        General Electric Company ("GE"), a corporation organized under the laws of the State of New York, is a diversified technology, media and financial services company whose products and services include aircraft engines, power generation, financial services, medical imaging, television programming, and plastics. GE operates in more than 100 countries and employs more than 300,000 people worldwide.

        GE Healthcare provides transformational medical technologies intended to shape a new age of patient care. GE Healthcare's expertise in medical imaging and information technologies, medical diagnostics, patient monitoring and life support systems, disease research, drug discovery, and biopharmaceutical manufacturing technologies seeks to help physicians detect disease earlier and to tailor personalized treatments for patients. GE Healthcare offers a broad range of products and services designed to improve productivity in healthcare and enhance patient care by enabling healthcare providers to better diagnose and treat cancer, heart disease, neurological diseases, and other conditions. Worldwide, GE Healthcare employs more than 43,000 people committed to serving healthcare professionals and their patients in more than 100 countries. Headquartered in the United Kingdom, GE Healthcare is a $15 billion unit of GE. GE's common stock is listed on the New York Stock Exchange under the symbol "GE."

        Igloo Acquisition Corporation, a Delaware corporation, has assigned its rights and obligations under the merger agreement to Igloo Acquisition Corporation, a Vermont corporation. We refer to the Vermont corporation and the Delaware corporation interchangeably in this proxy statement as Igloo Acquisition Corporation. Igloo Acquisition Corporation, a corporation organized under the laws of the State of Vermont, is a wholly owned subsidiary of GE. Igloo Acquisition Corporation was formed exclusively for the purpose of effecting the merger. This is the only business of Igloo Acquisition Corporation.

The Merger (page 16)

        Upon the terms and subject to the conditions of the merger agreement, Igloo Acquisition Corporation, a wholly owned subsidiary of GE, will be merged with and into us, and each holder of shares of our common stock will be entitled to receive $44.00 in cash, without interest, for each share of our common stock held immediately prior to the merger upon surrender of his or her stock certificate(s). As a result of the merger, we will cease to be a publicly traded company and will become a wholly owned subsidiary of GE. The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

The Special Meeting (page 12)

        The special meeting will be held on            , 2005, starting at            , local time at                        . At the special meeting, you will be asked to consider and vote upon proposals to approve the merger agreement, to adjourn or postpone the meeting, if necessary or appropriate, to permit the further solicitation of proxies, and to act on other matters and transact other business, as may properly come before the meeting.

Record Date (page 12)

        If you owned shares of our common stock at the close of business on October 26, 2005, the record date for the special meeting, you are entitled to notice of and to vote at the special meeting. You have one vote for each share of our common stock that you own on the record date. As of the close of business on October 26, 2005, there were                         shares of our common stock outstanding and entitled to be voted at the special meeting.

Vote Required (page 12)

        Approval of the merger agreement requires the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote at the special meeting. The proposal to adjourn or postpone the meeting, if necessary or appropriate, to permit further solicitation of proxies requires the affirmative vote of a majority of the votes cast at the special meeting.

Voting (page 14)

        You may grant a proxy by completing and returning the enclosed proxy card. If you hold your shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee.

Revocability of Proxies (page 14)

        You may revoke your proxy at any time before it is voted. If you have not submitted a proxy through your broker or nominee, you may revoke your proxy by:

  •
  submitting another properly completed proxy bearing a later date;

  •
  giving written notice of revocation to Julie A. Dale, the Corporate Secretary of IDX; or

  •
  voting in person at the special meeting.

        Simply attending the special meeting will not constitute revocation of your proxy. If your shares are held in street name, you should follow the instructions of your broker or nominee regarding revocation of proxies.

Shareholder Agreements (page 13)

        At GE's request, James H. Crook, Jr., Richard E. Tarrant, Robert H. Hoehl, the 2005 Grantor Retained Annuity Trust established by Robert H. Hoehl and the 2002 Grantor Retained Annuity Trust established by Robert H. Hoehl have entered into shareholder agreements, the form of which is attached as Annex B to this proxy statement. Pursuant to the shareholder agreements, each shareholder who signed an agreement has agreed, among other things:

  •
  to vote his or its shares in favor of the merger, the approval of the merger agreement and the other transactions contemplated by the merger agreement and

  •
  to vote his or its shares against (i) a merger agreement with another party and certain other alternative transactions, which the shareholder agreements refer to as alternative transactions, and (ii) any amendment of our articles of incorporation or bylaws or other proposal or transaction involving us or our subsidiaries that would in any manner impede, frustrate, prevent or nullify the merger, the merger agreement or any of the other transactions contemplated by the merger agreement or change in any manner the voting rights of any class of our common stock.

        The shareholder agreements provide that, in the event that the merger agreement is terminated under circumstances where GE may be entitled to receive the termination fee provided for by the merger agreement, and we enter into a definitive agreement with another party in connection with an alternative transaction within one year of termination of the merger agreement and such alternative transaction is consummated, each shareholder who has signed a shareholder agreement must pay to GE an amount equal to 90% of the difference between (i) the amount that such shareholder receives in connection with the alternative transaction minus (ii) the amount that such shareholder would have received in connection with the merger agreement, net of certain expenses, fees and taxes. In addition, the shareholder agreements provide that, in the event that an acquisition proposal by any party other than GE, which we refer to as an acquisition proposal, is made prior to the effectiveness of the merger, the merger has become effective and GE has for any reason increased the amount of merger consideration payable over the amount set forth in the merger agreement, the shareholder must pay to GE on demand an amount equal to 90% of the difference between (i) the amount that such shareholder receives in connection with the merger minus (ii) the amount that such shareholder would have received in connection with the merger had GE not increased the amount of merger consideration, net of certain expenses, fees and taxes.

        As of October 26, 2005, the record date for the special meeting, the individuals and trusts signing the shareholder agreements own approximately        % of the outstanding shares of our common stock, excluding currently exercisable options.

Recommendation of Our Board of Directors (page 12)

        After careful consideration, our board has determined that the merger agreement and the merger are advisable, fair to and in the best interests of IDX and its shareholders. Accordingly, our board has unanimously adopted the merger agreement and unanimously recommends that you vote for "FOR" the approval of the merger agreement.

Opinion of Credit Suisse First Boston LLC (page 21)

        In connection with the merger, Credit Suisse First Boston LLC delivered a written opinion, dated September 28, 2005, to our board as to the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration to the holders of our common stock, other than James H. Crook, Jr., Richard E. Tarrant and Robert H. Hoehl and the two grantor trusts established by Mr. Hoehl. Each of these shareholders has entered into a shareholder agreement described elsewhere in this proxy statement. The full text of Credit Suisse First Boston's written opinion is attached as Annex C to this proxy statement. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the scope of review undertaken. Credit Suisse First Boston's opinion was provided to our board in connection with its evaluation of the merger consideration, does not address any other aspect of the proposed merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to any matters relating to the merger.

Conditions to the Merger (page 47)

        We and GE will not complete the merger unless a number of conditions are satisfied or waived. These conditions include:

  •
  our shareholders must have approved the merger agreement;

  •
  the waiting period applicable to consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, must have expired or been terminated and the applicable filings, approvals or expiration or termination of any applicable waiting periods under applicable foreign antitrust or trade regulation laws must have been made, obtained or expired, or terminated;

  •
  the absence of any order, executive order, stay, decree, judgment or injunction, or statute, law, rule or regulation enacted, issued, promulgated, enforced or entered by a governmental entity making the merger illegal or otherwise prohibiting consummation of the merger or the other transactions contemplated by the merger agreement and the shareholder agreements;

  •
  our representations and warranties set forth in the merger agreement must be true and correct as of the closing date, except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties must be true and correct as of such date, and (ii) where the failure to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on us, with certain exceptions;

  •
  the representations and warranties of GE and Igloo Acquisition Corporation set forth in the merger agreement must be true and correct as of the closing date, except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties must be true and correct as of such date, and (ii) where the failure to be true and correct, individually or in the aggregate, could not reasonably be expected to prevent or materially delay or materially impair the ability of GE or Igloo Acquisition Corporation to consummate the transactions contemplated by the merger agreement;

  •
  the performance, in all material respects, by each of us and GE of our and its obligations under the merger agreement;

  •
  the absence of any instituted, pending or threatened any action, investigation, litigation or proceeding by a governmental entity, or any order, executive order, stay, decree, judgment or injunction or statute, law, rule or regulation enacted, issued, promulgated, enforced or entered by a governmental entity of competent jurisdiction in effect, that would or is reasonably likely to:

  •
  restrain, enjoin, prevent, prohibit or make illegal the acquisition of some or all of the shares of our common stock by GE or Igloo Acquisition Corporation or the consummation of the merger or any of the other transactions contemplated by the merger agreement,

  •
  impose material limitations on the ability of GE or its affiliates to vote, transfer, receive dividends with respect to or otherwise exercise full rights of ownership rights with respect to the stock of the surviving corporation,

    •
    result in an investigation by a governmental entity for the purpose of imposing criminal sanctions or civil penalties, fines or injunctions, or in governmental damages being imposed on GE or the surviving corporation or any of their respective affiliates (governmental damages is defined as (i) any civil or criminal penalties or fines paid or payable to a governmental entity, or any restitution paid or payable to a third party, in each case resulting from the conviction of us or our subsidiaries of a crime or settlement with a governmental entity for the purpose of closing a governmental investigation whose purpose is to impose criminal sanctions or civil penalties, fines or injunctions or (ii) any injunctive relief or requirement to alter business practices granted, ordered or agreed to at the behest of a governmental entity),

    •
    restrain, enjoin, prevent, prohibit or make illegal, or impose material limitations on, GE's or any of its affiliates' ownership or operation of all or any material portion of our and our subsidiaries' businesses and assets, taken as a whole, or, as a result of the transactions contemplated by the merger agreement, of GE and its subsidiaries, taken as a whole, or

    •
    as a result of the transactions contemplated by the merger agreement, compel GE or any of its affiliates to dispose of or hold separate any material portion of our or our subsidiaries' businesses or assets, taken as a whole, or of GE and its subsidiaries' businesses or assets, taken as a whole.

  •
  the absence of any material adverse effect on us since September 28, 2005; and

  •
  our chief executive officer and chief financial officer must have provided the certifications required by the Sarbanes-Oxley Act of 2002, as amended, which we refer to as the Sarbanes-Oxley Act, with respect to any registration statements, forms, reports or other documents filed with the U.S. Securities and Exchange Commission after September 28, 2005.

        If the closing date would have occurred prior to January 4, 2006 but for the provision of the merger agreement that states that the earliest possible closing date is January 4, 2006, then the material adverse effect condition referred to above will not apply after the date that the merger would otherwise have been completed and our representations and warranties need only be true and correct as of that earlier date.

Termination (page 49)

        The merger agreement may be terminated at any time prior to the effective time of the merger:

  •
  by the mutual written consent of us, GE and Igloo Acquisition Corporation;

  •
  by either us or GE, if:

  •
  the merger has not been consummated by March 31, 2006, provided that this right to terminate is not available to any party whose failure to fulfill any obligation under the merger agreement has been a principal cause of or resulted in the failure of the merger to occur on or before March 31, 2006;

  •
  any governmental entity has enacted, issued, promulgated, enforced or entered any final and nonappealable order, executive order, stay, decree, judgment or injunction, or statute, law, rule or regulation that would make the merger illegal or otherwise prohibit consummation of the merger or the other transactions contemplated by the merger agreement and the shareholder agreements, unless such governmental action was primarily due to a breach or failure of the party seeking to terminate the merger agreement to perform any of its representations, warranties, covenants or agreements under the merger agreement; or

    •
    the required vote of our shareholders to approve the merger agreement is not obtained at the meeting of our shareholders where such vote is taken;

  •
  by GE, if:

  •
  our board fails to include in this proxy statement its recommendation that our shareholders vote in favor of approval of the merger agreement, or withdraws or modifies in a manner adverse to GE its recommendation that our shareholders vote in favor of approval of the merger agreement or its approval of any of the transactions contemplated by the merger agreement in a manner adverse to GE;

  •
  our board approves or recommends to our shareholders an acquisition proposal by any party other than GE;

  •
  our board fails to reject and recommend against any such acquisition proposal within ten days of the making of such proposal;

  •
  our board fails to publicly reconfirm its recommendation that our shareholders vote in favor of approval of the merger agreement or its approval of any of the transactions contemplated by the merger agreement within ten days after receipt of a written request from GE that it do so, provided that GE may make such a request only upon our receipt of an acquisition proposal from another party;

  •
  we breach our obligations under the merger agreement to prepare, file and take certain other actions with respect to this proxy statement or if we breach our obligation to, in accordance with the merger agreement, call and hold as promptly as possible our special meeting of shareholders to obtain our shareholders' approval of the merger agreement and effect the transactions contemplated by the merger agreement, provided that we do not cure such breach within 14 days following our receipt of written notice of the breach from GE;

  •
  we enter into an alternative acquisition agreement;

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  we breach or fail to perform any representation, warranty, covenant or agreement, or if any representation or warranty has become untrue, that would result in the failure of certain of the conditions to GE's obligation to effect the merger being satisfied and that is not cured within 20 days after our receipt of written notice of such breach or failure to perform; or

  •
  any order, executive order, stay, decree, judgment or injunction or statute, law, rule or regulation enacted, issued, promulgated, enforced or entered by a governmental entity of competent jurisdiction that has become final and nonappealable and that has the effect of granting or implementing any of the following types of relief:

  •
  restraining, enjoining, preventing, prohibiting or making illegal the acquisition of some or all of the shares of our common stock by GE or Igloo Acquisition Corporation or the consummation of the merger or any of the other transactions contemplated by the merger agreement,

  •
  imposing material limitations on the ability of GE or its affiliates to vote, transfer, receive dividends with respect to or otherwise exercise full rights of ownership rights with respect to the stock of the surviving corporation,

  •
  resulting in an investigation by a governmental entity for the purpose of imposing criminal sanctions or civil penalties, fines or injunctions, or in governmental damages being imposed on GE or the surviving corporation or any of their respective affiliates (governmental damages is defined as (i) any civil or criminal penalties or fines paid or payable to a governmental entity, or any restitution paid or payable to a third party, in each case resulting from the conviction of us or our subsidiaries of a crime or settlement with a governmental entity for the purpose of closing a governmental investigation whose purpose is to impose criminal sanctions or civil penalties, fines or injunctions or (ii) any injunctive relief or requirement to alter business practices granted, ordered or agreed to at the behest of a governmental entity),

      •
      restraining, enjoining, preventing, prohibiting or making illegal, or imposing material limitations on, GE's or any of its affiliates' ownership or operation of all or any material portion of our and our subsidiaries' businesses and assets, taken as a whole, or, as a result of the transactions contemplated by the merger agreement, of GE and its subsidiaries, taken as a whole or

      •
      as a result of the transactions contemplated by the merger agreement, compelling GE or any of its affiliates to dispose of or hold separate any material portion of our or our subsidiaries' businesses or assets, taken as a whole, or of GE and its subsidiaries' businesses or assets, taken as a whole.

  •
  by us, if:

  •
  we enter into an alternative acquisition agreement providing for a superior proposal, provided that our shareholders have not approved the merger agreement, we have not breached the no solicitation provisions of the merger agreement and we have paid GE the termination fee provided for in the merger agreement; or

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  GE or Igloo Acquisition Corporation breach or fail to perform any representation, warranty, covenant or agreement, or any representation or warranty of GE or Igloo Acquisition Corporation becomes untrue, that would result in the failure of a condition to our obligation to effect the merger being satisfied.

Termination Fee (page 51)

        The merger agreement obligates us to pay a termination fee to GE of $43 million, if:

  •
  the merger agreement is terminated by us or GE because:

  •
  (i) the merger has not been consummated by March 31, 2006 (and at the time of such termination the vote of our shareholders to approve the merger agreement has not been held) or the required vote of our shareholders to approve the merger agreement was not obtained at the meeting of our shareholders where such vote was taken, (ii) prior to the termination, another person made an acquisition proposal or publicly announced an intention to do so and (iii) we consummate an acquisition proposal or enter into an alternative acquisition agreement within 12 months after termination of the merger agreement;

  •
  the merger agreement is terminated by GE because:

  •
  we have breached or failed to perform any representation, warranty, covenant or agreement set forth in the merger agreement, or if any representation or warranty of ours has become untrue, in either case such that the conditions set forth in the merger agreement with respect to the truth and correctness of our representations and warranties or our performance of our obligations could not be satisfied and such breach or failure to perform shall not have been cured within 20 days following receipt by us of written notice of such breach or failure to perform from GE and (i) prior to such termination, another person has made an acquisition proposal or has publicly announced an intention to do so and (ii) we consummate an acquisition proposal or enter into an alternative acquisition agreement within 12 months after termination of the merger agreement;

    •
    our board fails to include in this proxy statement its recommendation that our shareholders vote in favor of approval of the merger agreement, or withdraws or modifies in a manner adverse to GE its recommendation that our shareholders vote in favor of approval of the merger agreement or its approval of any of the transactions contemplated by the merger agreement in a manner adverse to GE;

    •
    our board approves or recommends to our shareholders an acquisition proposal by any party other than GE;

    •
    our board fails to reject and recommend against any such acquisition proposal within ten days of the making of the proposal;

    •
    our board fails to publicly reconfirm its recommendation that our shareholders vote in favor of approval of the merger agreement or its approval of any of the transactions contemplated by the merger agreement within ten days after receipt of a written request from GE that it do so, provided that GE may make such a request only upon our receipt of an acquisition proposal from another party;

    •
    we breach our obligations under the merger agreement to prepare, file and take certain other actions with respect to this proxy statement or if we breach our obligation to, in accordance with the merger agreement, call and hold as promptly as possible our special meeting of shareholders to obtain our shareholders' approval of the merger agreement and effect the transactions contemplated by the merger agreement, provided that we do not cure such breach within 14 days following our receipt of written notice of the breach from GE; or

    •
    we enter into an alternative acquisition agreement; or

  •
  the merger agreement is terminated by us prior to our shareholders' approval of the merger agreement and we have entered into an alternative acquisition agreement providing for a superior proposal pursuant to and in compliance with the no solicitation provisions of the merger agreement.

Regulatory Matters (page 32)

        Under the provisions of the HSR Act, we and GE may not complete the merger until we have made certain filings with the Federal Trade Commission and the United States Department of Justice and the applicable waiting period has expired or been terminated. We and GE filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act on October 21, 2005. In addition, we and GE expect to make competition filings in Austria, Germany and Italy. We and GE may also make competition filings in other foreign jurisdictions.

        Except as noted above with respect to the required filings under the HSR Act and competition filings in foreign jurisdictions, and the filing of articles of merger with the Secretary of State of the State of Vermont at or before the effective date of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

Dissenters' Rights (page 55)

        Under the Vermont Business Corporation Act, shareholders who do not vote in favor of the merger agreement will be entitled to exercise dissenters' rights in connection with the merger. Shareholders desiring to exercise such dissenters' rights will have the rights and duties and must follow the procedures set forth in Chapter 13 of the Vermont Business Corporation Act, the full text of which is set forth in Annex D to this proxy statement. Shareholders who wish to exercise dissenters' rights must carefully follow the procedures described in Chapter 13 of the Vermont Business Corporation Act and are urged to read Annex D in its entirety.

Material U.S. Federal Income Tax Consequences (page 33)

        If the merger is completed, the exchange of common stock by our shareholders for the cash merger consideration will be treated as a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended. Because of the complexities of the tax laws, we advise you to consult your own personal tax advisors concerning the applicable federal, state, local, foreign and other tax consequences of the merger.

Stock Options and Employee Stock Purchase Plan (page 37)

        The merger agreement provides that at the effective time of the merger, each option to purchase shares of our common stock, including those options held by our directors and executive officers, will terminate in exchange for a payment, without interest, equal to the number of shares of our common stock subject to such option multiplied by the amount, if any, by which $44.00 exceeds the exercise price of the option.

        We have agreed to terminate our 1995 Employee Stock Purchase Plan at or before the effective time of the merger and have agreed to end any ongoing offering period as of the effective time of the merger. In the event that the merger is consummated on or about January 4, 2006, we will not begin a new offering period under the 1995 Employee Stock Purchase Plan.

Interests of Certain Persons in the Merger (page 27)

        Our directors and executive officers have interests in the merger that may be in addition to, or different from, the interests of our shareholders. For example, if the merger is completed, certain indemnification arrangements for our directors and officers will be continued. Also, the merger agreement provides that each holder of shares of our common stock, including our directors and executive officers, will be entitled to receive $44.00 in cash, without interest, for each share of our common stock held immediately prior to the merger. The merger agreement also provides that at the effective time of the merger, each option to purchase shares of our common stock, including those options held by our directors and executive officers, will terminate in exchange for a payment equal to the number of shares of our common stock subject to such option multiplied by the amount, if any, by which $44.00 exceeds the exercise price of the option. In addition, certain of our executive officers are entitled to severance payments in the event that their employment is terminated under certain circumstances in connection with the merger. Our directors and officers will continue to be indemnified for acts or omissions occurring at or prior to the effective time of the merger and will have the benefit of liability insurance for a period of not less than six years after completion of the merger.

No Solicitation (page 43)

        We have agreed that we will not solicit, initiate or knowingly encourage or facilitate any inquiry or any proposal or offer that is, or could reasonably be expected to lead to, an acquisition proposal by any party other than GE or to participate in discussions or furnish information for the purpose of knowingly encouraging or facilitating an acquisition proposal. However, prior to the approval of the merger agreement by our shareholders, if we determine that an unsolicited written acquisition proposal constitutes or would be reasonably likely to result in a superior proposal and we give GE two business days' prior written notice of our intention to do so, we may provide information to and engage in discussions with the person making such proposal if our board determines in good faith that the failure to do so would be inconsistent with its fiduciary duties, provided that such person has entered into a confidentiality agreement not materially less restrictive of such other person than our confidentiality agreement with GE, and which does not include any provision calling for an exclusive right to negotiate with us or precluding compliance by us with the merger agreement. We have agreed to keep GE informed of the status and the material terms and conditions of such proposal.

        Furthermore, our board may not withhold, withdraw or modify (or propose publicly to withhold, withdraw or modify) in a manner adverse to GE its recommendation of the merger to our shareholders or approve or recommend (or propose publicly to approve or recommend) or cause or permit us or our subsidiaries to enter into an alternative acquisition agreement, or approve or recommend (or propose publicly to approve or recommend) an acquisition proposal. However, our board may withhold, withdraw or modify its recommendation of the merger to our shareholders if our board determines in good faith, after considering applicable Vermont law and after consultation with outside counsel, that the failure to do so would be inconsistent with its fiduciary obligations under Vermont law. In addition, if we receive a written proposal that was not made in circumstances involving a breach of the merger agreement and that the board determines in good faith constitutes a superior proposal, we may, at any time before our shareholders approve the merger agreement, enter into an alternative acquisition agreement and concurrently with entering into such alternative acquisition agreement, terminate the merger agreement pursuant to its terms if:

  •
  our board provided three business days' prior written notice to GE that it is prepared to enter into an alternative acquisition agreement with respect to such superior proposal and terminate the merger agreement; and

  •
  during the three business day notice period described above, we and our representatives negotiated in good faith with GE and its representatives to make adjustments to the terms of the merger agreement as would enable GE to proceed with the transactions contemplated by the merger agreement and, at the end of such period, after taking into account any such adjusted terms, our board again in good faith made the determination that the proposal constitutes a superior proposal.

        In addition, in the event of any such termination of the merger agreement, we must pay a $43 million termination fee to GE concurrently with and as a condition of such termination.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements about our plans, objectives, expectations and intentions. Forward-looking statements include information concerning possible or assumed future results of operations of our company, the expected completion and timing of the merger and other information relating to the merger. You can identify these statements by words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "may," "will" and "continue" or similar words. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control, including, without limitation,

  •
  the satisfaction of the conditions to consummate the merger, including the adoption of the merger agreement by our shareholders;

  •
  receipt of necessary approvals under applicable antitrust laws and other relevant regulatory authorities;

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

  •
  the outcome of any legal proceeding that may be instituted against us and others following the announcement of the merger agreement;

  •
  the amount of the costs, fees, expenses and charges related to the merger;

  •
  the effect of the announcement of the merger on our customer relationships, operating results and business generally, including the ability to retain key employees;

and other risks detailed in our current filings with the U.S. Securities and Exchange Commission, including our most recent filings on Forms 10-Q and 10-K. See "WHERE YOU CAN FIND MORE INFORMATION" on page 62 of this proxy statement. You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE SPECIAL MEETING

        We are furnishing this proxy statement to you, as a shareholder of IDX, as part of the solicitation of proxies by our board for use at the special meeting of shareholders.

Date, Time, Place and Purpose of the Special Meeting

        The special meeting will be held at                        , on            , 2005, at            , local time. The purpose of the special meeting is:

  •
  To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of September 28, 2005, by and among GE, Igloo Acquisition Corporation and IDX.

  •
  To approve adjournments or postponements of the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the merger agreement.

  •
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Recommendation of Our Board of Directors

        Our board has, by unanimous vote, determined that the merger agreement and the merger are advisable, fair to and in the best interests of IDX and its shareholders, and has adopted the merger agreement. Our board unanimously recommends that our shareholders vote "FOR" approval of the merger agreement.

Record Date; Stock Entitled to Vote; Quorum

        The holders of record of shares of our common stock as of the close of business on October 26, 2005, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting.

        On the record date, there were                        shares of our common stock outstanding held by approximately        shareholders of record. Holders of a majority of the shares of our common stock issued and outstanding as of the record date and entitled to vote at the special meeting must be present in person or represented by proxy at the special meeting to constitute a quorum to transact business at the special meeting. Both abstentions and broker "non-votes" will be counted as present for purposes of determining the existence of a quorum. In the event that a quorum is not present at the special meeting, we currently expect that we will adjourn or postpone the meeting to solicit additional proxies.

Vote Required

        Approval of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date and entitled to vote at the special meeting.

        Each holder of a share of our common stock is entitled to one vote per share. Failure to vote your proxy by returning a properly executed proxy card or to vote in person will have the same effect as a vote "AGAINST" approval of the merger agreement, but will not affect the outcome of the vote regarding the adjournment or postponement, if necessary or appropriate, to permit further solicitation of proxies.

        Brokers or other nominees who hold shares of our common stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares of our common stock will not be counted as votes cast or shares voting and will have the same effect as votes "AGAINST" approval of the merger agreement, but will not affect the outcome of the vote regarding the adjournment or postponement, if necessary or appropriate, to permit further solicitation of proxies.

Shareholder Agreements

        At GE's request, James H. Crook, Jr., Richard E. Tarrant, Robert H. Hoehl, the 2005 Grantor Retained Annuity Trust established by Robert H. Hoehl and the 2002 Grantor Retained Annuity Trust established by Robert H. Hoehl have entered into shareholder agreements, the form of which is attached as Annex B to this proxy statement. Pursuant to the shareholder agreements, each of those shareholders has agreed, among other things:

  •
  to vote his or its shares in favor of the merger, the approval of the merger agreement and the other transactions contemplated by the merger agreement; and

  •
  to vote his or its shares against (i) a merger agreement with another party and certain other alternative transactions, which the shareholder agreements refer to as alternative transactions, and (ii) any amendment of our articles of incorporation or bylaws or other proposal or transaction involving us or our subsidiaries that would in any manner impede, frustrate, prevent or nullify the merger, the merger agreement or any of the other transactions contemplated by the merger agreement or change in any manner the voting rights of any class of our common stock.

        The shareholder agreements provide that, in the event that the merger agreement is terminated under circumstances where GE may be entitled to receive the termination fee provided for by the merger agreement, and we enter into a definitive agreement with another party in connection with an alternative transaction within one year of termination of the merger agreement and such alternative transaction is consummated, each shareholder who has signed a shareholder agreement must pay to GE an amount equal to 90% of the shareholder's profit from the alternative transaction, where profit is defined as the sum of:

  •
  the consideration received by such shareholder for the shares subject to the shareholder agreement in the alternative transaction; and

  •
  the fair market value on the date of disposition of any shares subject to the shareholder agreement disposed of between termination of the merger agreement and consummation of the alternative transaction less the sum of:

  •
  the merger consideration such shareholder would have received pursuant to the merger agreement,

  •
  the individual expenses of the shareholder incurred in connection with the alternative transaction,

  •
  any taxes required to be paid by the shareholder in respect of amounts paid to GE pursuant to the shareholder agreement and

  •
  such shareholder's pro rata portion of legal fees incurred by the shareholders party to the shareholder agreements in connection with the shareholder agreements up to $25,000 in the aggregate.

In addition, the shareholder agreements provide that, in the event that an acquisition proposal by any party other than GE is made prior to the effectiveness of the merger, the merger has become effective and GE has for any reason increased the amount of merger consideration payable over the amount set forth in the merger agreement, the shareholder must pay to GE on demand an amount equal to 90%

of the shareholder's profit from the merger, where profit is defined as the amount received by the shareholder resulting from the increased merger consideration less the sum of:

  •
  the merger consideration that the shareholder would have received pursuant to the merger agreement absent such increase,

  •
  any taxes required to be paid by the shareholder in respect of amounts paid to GE pursuant to the shareholder agreement and

  •
  such shareholder's pro rata portion of legal fees incurred by the shareholders party to the shareholder agreements in connection with the shareholder agreements up to $25,000 in the aggregate.

        The shareholder agreements automatically terminate upon the earliest to occur of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms or (iii) any amendment or other modification of the merger agreement that reduces the amount of the merger consideration or provides that the merger consideration shall be payable otherwise than in cash. However, a shareholder agreement will not terminate if we are in breach of our material obligations under the merger agreement or the shareholder is in breach of its material obligations under the shareholder agreement. In addition, certain provisions of the shareholder agreements (including, in certain circumstances, the profit-sharing provision) will survive termination of the agreements.

Voting

        Shareholders may vote their shares by attending the special meeting and voting their shares of our common stock in person, or by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope. All shares of our common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holder. If a written proxy card is signed by a shareholder and returned without instructions, the shares of our common stock represented by the proxy will be voted "FOR" approval of the merger agreement, and the adjournment or postponement, if necessary or appropriate, to permit further solicitation of proxies.

        Shareholders who have questions or requests for assistance in completing and submitting proxy cards should contact The Altman Group, our proxy solicitor, toll-free at 866-416-0565.

        Shareholders who hold their shares of IDX common stock in "street name," meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their shares of our common stock how to vote their shares or obtain a legal proxy from the record holder to vote their shares at the special meeting.

Revocability of Proxies

        You can revoke your proxy at any time before it is voted at the special meeting by:

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  giving written notice of revocation to Julie A. Dale, the Corporate Secretary of IDX;

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  submitting another properly completed proxy bearing a later date; or

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  voting in person at the special meeting.

        If your shares of our common stock are held in the name of a bank, broker, trustee or other holder of record, you must follow the instructions of your broker or other holder of record to revoke a previously given proxy.

Solicitation of Proxies

        In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, other electronic means or in person. These people will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of our common stock and in obtaining voting instructions from those owners. We will pay the costs of this proxy solicitation, including all expenses of filing, printing and mailing this proxy statement.

        We have retained The Altman Group to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $12,500 plus expenses relating to the solicitation.

Other Business

        We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our bylaws, business transacted at the special meeting is limited to matters specifically designated in the notice of special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, we intend that shares of our common stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card.

        In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting. Any adjournment or postponement may be made without notice by an announcement made at the special meeting. If the persons named as proxies on the proxy card are asked to vote for one or more adjournments or postponements of the meeting for matters incidental to the conduct of the meeting, such persons will have the authority to vote in their discretion on such matters. However, if the persons named as proxies on the proxy card are asked to vote for one or more adjournments or postponements of the meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the merger agreement, they will only have the authority to vote on such matter as instructed by you or your proxy or, if no instructions are provided, in favor of such adjournment or postponement. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our shareholders who have already granted their proxies to revoke them at any time prior to their use.

THE MERGER

        This discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

        From time to time, our board of directors has reviewed and assessed various strategic alternatives for IDX, including remaining an independent public company and the relative advantages and disadvantages of engaging in a business combination with a potential acquirer. In late 2004, the IDX board determined to intensify its assessments of our strategic alternatives in light of increased competition. In particular, the IDX board recognized that some of its most promising growth opportunities were outside the United States where IDX lacked the requisite physical presence, capital or healthcare contacts to capitalize on such opportunities. In addition, the IDX board believed that, while many of IDX's current products were viewed favorably, the ability to offer broader solutions would become a more important competitive factor in the future. The IDX board concluded that IDX's opportunities to expand further would be better realized through greater scale and additional resources in order to take advantage of the health care information technology market opportunities over the next several years. In February 2005, the board authorized management to engage Taylor Companies, Inc., an investment bank, to assist the IDX board in this regard.

        During the course of several board meetings held in February and early March 2005, including at a meeting of the IDX board on February 7, 2005, Taylor reviewed its assessment of IDX's various strategic alternatives, including IDX remaining an independent public company. After considering IDX's strategic alternatives, along with the input of IDX management and Taylor, the board authorized management and Taylor to undertake confidential inquiries with a number of entities determined to be those most likely to be interested in a potential business combination with IDX to determine the level of potential interest in such a transaction as an alternative to remaining an independent public company.

        Beginning in March 2005, at the direction of the IDX board, Taylor contacted over 75 third parties to determine their respective interest in a potential transaction. Between March and late April, approximately 20 of these third parties executed confidentiality agreements. GE executed a confidentiality agreement with IDX on May 3, 2005. Some of these third parties later submitted preliminary indications of interest in a transaction with IDX. In particular, GE provided its preliminary indication of interest, which did not indicate any price range, on June 13, 2005.

        During June and July 2005, IDX made management presentations to the potentially interested third parties that submitted preliminary indications of interest, including to GE on June 28, 2005. At the June 28 meeting with GE, Mr. Thomas Butts, President and Chief Operating Officer of IDX, Mr. James H. Crook, Jr., Director and Chief Executive Officer of IDX, Mr. John A. Kane, Senior Vice President, Finance and Administration and Chief Financial Officer of IDX, and Mark F. Wheeler, M.D., Director and Chief Technical Architect of IDX, met with the following individuals from GE Healthcare: Mr. Tim Davis, Vice President and General Manager, Human Resources, Mr. Michael A. Jones, Executive Vice President, Business Development, Mr. Scott Mendel, Chief Financial Officer, HCIT, Mr. Channen Smith, General Manager, CIS Services, Mr. Vishal Wanchoo, President and Chief Executive Officer, HCIT, Mr. Don Woodlock, General Manager, Inpatient Clinicals and Ms. Laura Johnson, Business Development Manager to discuss IDX's business. In early July 2005, GE began its due diligence review of IDX. At the direction of the IDX board, Wilmer Cutler Pickering Hale and Dorr LLP, counsel to IDX, prepared a form of merger agreement, which was distributed to potentially interested third parties by Taylor.

        On August 3, 2005, GE provided IDX with a revised indication of interest containing a price range of $37.00 to $40.00 per share in cash. GE's indication of interest was subject to finalization of GE's due diligence review, resolution of certain business and integration concerns, GE board approval and the execution of customary documentation. GE included revisions to the form of merger agreement (including certain additional representations and warranties, modifications substantially expanding the events that may constitute a "material adverse effect", a five business day matching right in the event that IDX sought to exercise its "fiduciary out" termination right and a termination fee of 4% rather than 2%) as part of this revised indication of interest and proposed that certain of IDX's shareholders enter into shareholder agreements pursuant to which the parties would agree, among other things, to vote in favor of the merger and would agree to pay to GE any profit (over and above the merger consideration to be received from GE) they might receive in connection with any third party acquisition of IDX or any increase by GE of the merger consideration. GE also requested that IDX agree to deal with it exclusively.

        On August 5, 2005, the IDX board met and reviewed the revised indication of interest from GE, as well as the status of discussions with other interested third parties.

        On August 9, 2005, Mr. Peter O'Hara of Taylor, on behalf of IDX, informed GE that IDX would not be willing to grant GE exclusivity based on the indicative price range proposed by GE on August 3, but that IDX recognized the strategic fit with GE and suggested further discussions regarding valuation. GE stated that it would require IDX to grant exclusivity before GE would take all the necessary steps to finalize a transaction.

        On August 16, 2005, the IDX board authorized the retention of Credit Suisse First Boston for the purpose of rendering an opinion as to the fairness, from a financial point of view, of the merger consideration to be received by the shareholders of IDX, other than to those shareholders party to the shareholder agreements, with respect to a potential transaction with GE.

        On August 19, 2005, Messrs. Butts, Crook and Kane, Dr. Wheeler and Mr. Christopher Powell, the Senior Vice President, Sales, of IDX, and representatives of Taylor met with Messrs. Hogan and Jones from GE to discuss issues raised in its August 3, 2005 indication of interest including the strategic and cultural fit of the IDX and GE Healthcare businesses.

        On August 27, 2005, GE submitted a further revised indication of interest containing a price range of $40.00 to $42.00 per share in cash. This further revised indication of interest was subject to further due diligence, GE board approval and the agreement of IDX to negotiate exclusively with GE.

        At an IDX board meeting held on August 28-29, 2005, management and Taylor reported on the revised indication of interest from GE, updated the board as to the status of the ongoing discussions with GE and discussed the level of interest from other potentially interested third parties. At the meeting of the IDX board held on August 28-29, 2005, the board also established a committee of directors, comprised of Stuart H. Altman, William L. Asmundsen, Allen Martin and Richard E. Tarrant, to assist Mr. Crook and other members of management in considering IDX's strategic alternatives.

        On August 30, 2005, Mr. O'Hara contacted GE to report that IDX would be unwilling to go forward with a transaction at GE's indicated price level and would not be willing to grant exclusivity, but wanted GE to remain in the acquisition process. Mr. O'Hara indicated that IDX would consider dealing exclusively with GE if GE were willing to increase its price meaningfully. On September 1, 2005, GE indicated that it would not continue in the process unless it was granted exclusivity.

        At meetings of the IDX board committee held on September 1, September 6, September 8, September 16, September 20, September 23 and September 26, 2005 and meetings of the full board held on August 16, August 28-29, September 11-12, September 14 and September 28, 2005,

management and Taylor provided updates concerning the status of the discussions with each potentially interested third party, including GE.

        In telephone conversations on September 7 and 8, 2005, Messrs. Crook and Hogan discussed the potential benefits of a business combination between IDX and GE. In these conversations, Mr. Hogan informed Mr. Crook that GE was prepared to improve its indication of interest to $44.00 per share in cash, conditioned upon completion of its due diligence investigation and IDX agreeing to deal exclusively with GE for a two-week period.

        On September 8, 2005, Wilmer Hale, IDX's counsel, forwarded revised drafts of the merger agreement and shareholder agreements marked to show the changes from the markups originally submitted by GE on August 3, 2005. IDX's versions removed the profit-recapture provision of the shareholder agreement, reduced the merger agreement termination fee to 2%, narrowed the types of events that may constitute a "material adverse effect," qualified many of the representations and warranties by the material adverse effect standard and reduced the duration of GE's match right to two business days.

        At an IDX board meeting held on September 11-12, 2005, management and Taylor provided the board with a summary of the status of discussions with GE. Wilmer Hale then reviewed the board's fiduciary duties in connection with the acquisition proposal from GE and the salient terms and provisions of the current draft of the merger agreement, particularly those relating to various conditions to consummation of the transaction as well as the terms of the proposed shareholder agreements and the exclusivity agreement requested by GE.

        At an IDX board meeting held on September 14, 2005, the board, after considering updates from management, Taylor and Wilmer Hale, including renewed demands from GE for an exclusivity agreement, authorized management to negotiate with GE a limited period of exclusive negotiations of 14 days. On September 14, 2005, IDX executed the 14-day exclusivity agreement with GE.

        On September 19, 2005, representatives of GE and Allen & Overy LLP, outside counsel to GE, met with representatives of Wilmer Hale in Boston to discuss the merger agreement and related documentation.

        On September 22, 2005, Allen & Overy forwarded to Wilmer Hale revisions to the draft merger agreement that reflected compromises on a number of the open issues, including the "material adverse effect" definition and the extent to which representations and warranties would be qualified. Allen & Overy's redraft of the merger agreement included a termination fee of 3.75% and a three business day match right.

        From September 23 through September 28, 2005, representatives of GE, IDX, Allen & Overy and Wilmer Hale worked to finalize the documentation. In addition, counsel for the shareholders of IDX that were to be party to the shareholder agreements negotiated the final terms of those agreements with GE and Allen & Overy.

        On September 28, 2005, Mr. Hogan and Mr. Crook resolved the final open points under the agreements, agreeing on a termination fee of $43 million (approximately 3.5%) and a limitation of the profit recapture in the shareholder agreement to 90% of the profit realized from an alternate transaction or an increase by GE of the merger consideration.

        On September 28, 2005, the IDX board met to consider the revised terms of the GE proposal and the revised terms of the merger agreement. At this board meeting, Credit Suisse First Boston reviewed with the board its financial analysis of the merger consideration and rendered an oral opinion, which opinion was confirmed by delivery of a written opinion, dated September 28, 2005, to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger consideration was fair, from a financial point of view, to IDX shareholders, other than to those shareholders party to the shareholder agreements. Representatives of Wilmer Hale reviewed the board's fiduciary duties and certain significant provisions contained in the revised merger agreement and shareholder agreements, copies of which were circulated to the board prior to the meeting. Following a discussion, the board unanimously approved the transaction and authorized the execution of the merger agreement.

        Following the board meeting, IDX and GE executed the merger agreement, GE and certain IDX shareholders executed the shareholder agreements and, prior to the opening of the U.S. financial markets on September 29, 2005, IDX and GE issued the joint press release announcing the transaction.

Reasons for the Merger and Recommendation of Our Board of Directors

        In the course of reaching its decision to adopt the merger agreement, our board consulted with senior management and our financial and legal advisors, and reviewed a significant amount of information and considered a number of factors, including the following:

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  the value of the consideration to be received by our shareholders pursuant to the merger agreement, as well as the fact that shareholders will receive the consideration in cash, which provides certainty of value to our shareholders;

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  the fact that the $44.00 per share to be paid as the consideration in the merger represents an approximately 43% premium over the closing price of our common stock one month prior to the announcement of the transaction;

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  the process undertaken to solicit third parties identified as the most suitable prospects (including a broad range of potential strategic buyers) as to their potential interest in a business combination with IDX;

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  the board's belief that the merger was more favorable to our shareholders than any other alternative reasonably available to us and our shareholders, including the alternative of remaining a stand-alone, independent company and the indications of interest made by the other third parties in IDX's canvassing process, as well as the risks and uncertainties associated with the ability of any such third party to enter into or consummate any transaction;

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  the board's assessment of the challenges facing IDX remaining a stand-alone company, including the prospects of competing with other companies with greater resources, better global distribution capabilities in geographic areas characterized by the greatest industry growth potential, better products in certain fast-growing segments of the market, broader product offerings that may be viewed more favorably by customers looking for broader solutions or better records of execution, thereby positioning such competitors to be better able to capitalize on the growth opportunities in the global healthcare information technology market;

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  the fact that GE was viewed as a strategic participant in the global healthcare information technology market with substantially greater resources and a commitment to provide IDX's existing customers with strong product support and solutions;

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  historical and current information concerning our business, financial performance and condition, operations, technology, management and competitive position, and current industry, economic and market conditions, including risks relating to our operations in the UK;

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  the internal estimates of our future financial performance we provided to third parties, including GE, as well as the potential impact on such future financial performance if the challenges and risks to our business identified were in fact realized;

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  the then current financial market conditions, and historical market prices, volatility and trading information with respect to our common stock, including the possibility that if we remained as a publicly owned corporation, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by holders of our common stock in the open market or in a future transaction might be less than the $44.00 per share cash price to be paid pursuant to the merger;

  •
  the terms and conditions of the merger agreement, including:

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  the ability of the board, under certain circumstances, to furnish information to and conduct negotiations with a third party and, upon the payment to GE of a termination fee of $43 million, to terminate the merger agreement to accept a superior proposal; and

  •
  the board's belief that the $43 million termination fee payable to GE was reasonable in the context of termination fees that were payable in other comparable transactions and would not be likely to preclude another party from making a competing proposal;

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  the terms and conditions of the shareholder agreements, including the fact that 90% of the profits realized by certain IDX shareholders from the consummation of an alternative transaction would be payable to GE and that such profit recapture could serve as a deterrent to an alternative bidder;

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  the financial presentation of Credit Suisse First Boston, including its opinion, dated September 28, 2005, to our board as to the fairness, from a financial point of view and as of the date of its opinion, of the merger consideration, as more fully described below under the caption "Opinion of Credit Suisse First Boston LLC;" and

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  the fact that under Vermont law, our shareholders have the right to demand payment for their shares.

        In the course of its deliberations, our board also considered a variety of risks and other countervailing factors, including:

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  the risks and costs to us if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on customer and vendor relationships;

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  the restrictions that the merger agreement imposes on soliciting competing bids, and the fact that we would be obligated to pay the $43 million termination fee to GE under certain circumstances;

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  the fact that we will no longer exist as an independent, publicly traded company and our shareholders will no longer participate in any of our future earnings or growth and will not benefit from any appreciation in value of our company;

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  the fact that gains from an all-cash transaction would be taxable to our shareholders for U.S. federal income tax purposes;

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  the restrictions on the conduct of our business prior to the completion of the merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger; and

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  the interests of our officers and directors in the merger described below under "THE MERGER—Interests of Certain Persons in the Merger."

        The foregoing discussion of the factors considered by our board is not intended to be exhaustive, but does set forth all of the material factors considered by the board. Our board collectively reached the unanimous conclusion to adopt the merger agreement in light of the various factors described above and other factors that each member of our board felt were appropriate. In view of the wide variety of factors considered by our board in connection with its evaluation of the merger and the complexity of these matters, our board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the board. Rather, our board made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

        After evaluating these factors and consulting with its legal counsel and its financial advisors, our board determined that the merger agreement was advisable, fair to and in the best interests of our shareholders. Accordingly, our board has unanimously adopted the merger agreement. Our board unanimously recommends that you vote "FOR" the approval of the merger agreement.

Opinion of Credit Suisse First Boston LLC

        IDX retained Credit Suisse First Boston to render an opinion in connection with the merger. In connection with Credit Suisse First Boston's engagement, we requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, of the merger consideration. On September 28, 2005, at a meeting of our board held to evaluate the proposed merger, Credit Suisse First Boston rendered to our board its oral opinion, which opinion was confirmed by delivery of a written opinion dated September 28, 2005, to the effect that, as of that date and based on and subject to the considerations described in its opinion, the merger consideration was fair, from a financial point of view, to holders of our common stock, other than James H. Crook, Jr., Richard E. Tarrant and Robert H. Hoehl and the two grantor trusts established by Mr. Hoehl (collectively, the "Specified Shareholders"). Each of the Specified Shareholders has entered into a shareholder agreement described elsewhere in this proxy statement.

        The full text of Credit Suisse First Boston's written opinion, dated September 28, 2005, to our board, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the scope of review undertaken by Credit Suisse First Boston in rendering its opinion, is attached as Annex C to and is incorporated into this proxy statement by reference in its entirety. Holders of our common stock are encouraged to read this opinion carefully in its entirety. Credit Suisse First Boston's opinion was provided to our board in connection with its evaluation of the merger consideration and relates only to the fairness, from a financial point of view, of the merger consideration to the holders of our common stock, other than the Specified Shareholders. Credit Suisse First Boston's opinion does not address any other aspect of the proposed merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to any matters relating to the merger. The summary of Credit Suisse First Boston's opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement and certain related documents as well as certain publicly available business and financial information relating to us. Credit Suisse First Boston also reviewed certain other information relating to us, including financial forecasts, and adjustments thereto, provided to or discussed with Credit Suisse First Boston by us, and met with our management to discuss our business and prospects. Credit Suisse First Boston also considered certain financial and stock market data of our company and compared that data with similar data for other publicly held companies in businesses Credit Suisse First Boston deemed similar to us and considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which have been effected or announced. Credit Suisse First Boston also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

        In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for us which Credit Suisse First Boston reviewed, our management advised Credit Suisse First Boston, and Credit Suisse First Boston assumed, that such forecasts, including adjustments thereto, were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to our future financial performance. Credit Suisse First Boston also assumed, with our consent, that in the course of obtaining any necessary regulatory or third party consents, approvals or agreements for the merger, no modification, delay, limitation, restriction or condition would be imposed that would have an adverse effect on us or the merger and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement therein. In addition, Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of our assets or liabilities (contingent or otherwise) and Credit Suisse First Boston was not furnished with any such evaluations or appraisals. Credit Suisse First Boston's opinion addressed only the fairness, from a financial point of view, to the holders of our common stock, other than the Specified Shareholders, of the merger consideration and does not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Credit Suisse First Boston was not requested to, and it did not, participate in the negotiation or structuring of the merger, and Credit Suisse First Boston was not requested to, and it did not, solicit third party indications of interest in acquiring all or any part of our company. Credit Suisse First Boston's opinion was necessarily based upon information made available to it as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. Credit Suisse First Boston's opinion did not address the relative merits of the merger as compared to other business strategies or transactions that might be available to us, nor did it address our underlying business decision to proceed with the merger. Except as described above, we imposed no other limitations on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

        In preparing its opinion to our board, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying Credit Suisse First Boston's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments with respect to the analyses and factors that it considered. Credit Suisse First Boston arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Credit Suisse First Boston considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to our company or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Credit Suisse First Boston's analyses are inherently subject to substantial uncertainty.

        Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by our board in its evaluation of the proposed merger and should not be viewed as determinative of the views of our board or management with respect to the merger or the merger consideration.

        The following is a summary of the material financial analyses reviewed with our board in connection with Credit Suisse First Boston's opinion dated September 28, 2005. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses.

Selected Companies Analysis

        Using publicly available information, Credit Suisse First Boston reviewed the market values and trading multiples of our company and the following 11 selected publicly held companies in the healthcare information technology industry:

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  Emdeon Corporation (WebMD)

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  Cerner Corporation

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  Misys plc

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  Per-Se Technologies, Inc.

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  iSOFT Group plc

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  Allscripts Healthcare Solutions, Inc.

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  Quality Systems, Inc.

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  Eclipsys Corporation

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  Computer Programs and Systems, Inc.

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  AMICAS, Inc.

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  Emageon Inc.

All multiples were based on closing stock prices on September 27, 2005. Financial data for our company and the selected companies were based on I/B/E/S consensus estimates. Credit Suisse First Boston compared enterprise value, calculated as equity value plus debt, minority interests, preferred stock and convertibles, less cash and cash equivalents, as a multiple of calendar years 2005 and 2006 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. Credit Suisse First Boston also compared equity value per share as a multiple of calendar years 2005 and 2006 estimated earnings per share. Credit Suisse First Boston then applied ranges of selected multiples described above for the selected companies to corresponding financial data of our company based on internal estimates of our management. This analysis indicated the following approximate implied per share equity reference range for our company, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range for IDX	Per Share Merger Consideration
$35.00-$45.00	$44.00

Selected Acquisitions Analysis

        Using publicly available information, Credit Suisse First Boston reviewed the transaction value multiples in the following 12 selected transactions in the healthcare information technology industry:

Acquiror	Target
• iSOFT Group plc	• Novasoft Sanidad S.A.
• Per-Se Technologies, Inc.	• NDCHealth Corporation (Physician, hospital and retail pharmacy businesses)
• Royal Philips Electronics	• Stentor Inc.
• Elekta AB	• IMPAC Medical Systems, Inc.
• Agfa-Gevaert N.V.	• GWI AG
• Cerner Corporation	• Medical Division of VitalWorks Inc.
• iSOFT Group Plc	• Torex plc
• Eastman Kodak Company	• PracticeWorks, Inc.
• Misys plc	• Patient1 Division of Per-Se Technologies, Inc.
• Misys plc	• Sunquest Information Systems, Inc.
• Allscripts, Inc.	• ChannelHealth Incorporated
• Siemens AG	• Shared Medical Systems Corporation

        Credit Suisse First Boston compared enterprise value in the selected transactions as a multiple of latest 12 months EBITDA. Credit Suisse First Boston also compared equity value per share as a multiple of latest 12 months earnings per share. Credit Suisse First Boston then applied ranges of selected multiples described above for the selected transactions to corresponding financial data of our company. Multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Financial data for our company were based on internal estimates of our management. This analysis indicated the following implied per share equity reference range for our company, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range for IDX	Per Share Merger Consideration
$35.00-$41.00	$44.00

Discounted Cash Flow Analysis

        Credit Suisse First Boston calculated the estimated present value of the standalone, unlevered, after-tax free cash flows that our company could generate over calendar years 2006 through 2010, based on internal estimates of our management and as adjusted by management to reflect reduced revenue growth scenarios of 10.0% to 14.0% from approximately 15.0% and EBIT margin improvement for calendar years 2007 and 2008 of 125 basis points, rather than 150 basis points. Credit Suisse First Boston calculated a range of estimated terminal values for our company by multiplying our calendar year 2010 estimated EBITDA by selected multiples ranging from 10.0x to 12.0x. The estimated after-tax free cash flows and terminal values were then discounted to the present value using discount rates ranging from 12.5% to 14.5%. This analysis indicated the following implied per share equity reference range for our company, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range for IDX	Per Share Merger Consideration
$42.00-$54.00	$44.00

Other Factors

        In rendering its opinion, Credit Suisse First Boston also reviewed and considered other factors, including:

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  the average premiums paid in all-cash acquisitions of domestic companies with transaction values of $1 billion to $1.5 billion announced since January 1, 2001 and the premiums implied in the merger based on the merger consideration and the closing prices of our common stock over various periods;

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  historical trading prices and trading volumes of our common stock; and

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  publicly available research analysts' reports for our company.

Miscellaneous

        We selected Credit Suisse First Boston based on Credit Suisse First Boston's qualifications, experience and reputation. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        Credit Suisse First Boston and its affiliates in the past have provided, currently are providing and in the future may provide, investment banking and other financial services unrelated to the proposed merger to us and GE and certain of their respective affiliates, for which services Credit Suisse First Boston and its affiliates have received, and would expect to receive, compensation. Credit Suisse First Boston is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse First Boston and its affiliates may acquire, hold or sell, for its and its affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of our company and GE and any other entities involved in the merger and, accordingly, may at any time hold a long or short position in such securities, as well as provide investment banking and other financial services to such companies.

        We have agreed to pay Credit Suisse First Boston customary fees for rendering its opinion in connection with the merger. We have agreed to reimburse Credit Suisse First Boston for its reasonable expenses, including the fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Certain Effects of the Merger

        If the merger agreement is approved by our shareholders and the other conditions to the closing of the merger are either satisfied or waived, Igloo Acquisition Corporation will be merged with and into us, and we will be the surviving corporation. When the merger is completed, we will cease to be a publicly traded company and will instead become a wholly owned subsidiary of GE.

        Upon completion of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by GE, Igloo Acquisition Corporation or any wholly owned subsidiary of GE or IDX or held by shareholders who are entitled to and who properly exercise dissenters' rights in compliance with all of the required procedures under the Vermont Business Corporation Act) will be converted into the right to receive $44.00 in cash, without interest. The merger agreement provides that at the effective time of the merger, each option to purchase shares of our common stock, including those options held by our directors and executive officers, will terminate in exchange for a payment equal to the number of shares of our common stock subject to such option multiplied by the amount, if any, by which $44.00 exceeds the exercise price of the option.

        At the effective time of the merger, our current shareholders will cease to have ownership interests in our company or rights as our shareholders. Therefore, our current shareholders will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value.

        Our common stock is currently registered under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and is quoted on The NASDAQ National Market under the symbol "IDXC." As a result of the merger, we will no longer be a publicly traded company, and there will be no public market for our common stock. After the merger, our common stock will cease to be quoted on The NASDAQ National Market, and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of our common stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with shareholders' meetings, no longer applicable to us. After the effective time of the merger, we will also no longer be required to file periodic reports with the U.S. Securities and Exchange Commission on account of our common stock.

        At the effective time of the merger, the directors of Igloo Acquisition Corporation will become the directors of the surviving corporation.

        At the effective time of the merger, our articles of incorporation and our bylaws will be amended in their entirety to be as set forth in the exhibits to the merger agreement.

Effects on IDX if the Merger is Not Completed

        In the event that the merger agreement is not approved by our shareholders or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares in connection with the merger. Instead, we will remain an independent public company and our common stock will continue to be listed on The NASDAQ National Market. In addition, if the merger is not completed, we expect that management will operate our business in a manner similar to that in which it is being operated today and that our shareholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, the nature of the healthcare information technology market on which our business largely depends, and general industry, economic and market conditions. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. In the event the merger is not completed, our board will continue to evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize shareholder value. If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

        If the merger agreement is terminated under certain circumstances described in greater detail in "PROPOSAL 1—THE MERGER AGREEMENT—Termination Fee" on page 51 of this proxy statement, we will be obligated to pay a termination fee of $43 million to GE.

Delisting and Deregistration of IDX Common Stock

        If the merger is completed, our common stock will be delisted from The NASDAQ National Market and deregistered under the Exchange Act, and we will no longer file periodic reports with the U.S. Securities and Exchange Commission.

Interests of Certain Persons in the Merger

        In considering the recommendation of our board with respect to the merger agreement, holders of shares of our common stock should be aware that our executive officers and directors have interests in the merger that may be different from, or in addition to, those of our shareholders generally. These interests may create potential conflicts of interest. Our board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to adopt the merger agreement and to recommend that our shareholders vote in favor of approving the merger agreement.

Stock Holdings and Stock Options

        The merger agreement provides that each holder of shares of our common stock, including our directors and executive officers, will be entitled to receive $44.00 in cash, without interest, for each share of our common stock held immediately prior to the merger. The merger agreement also provides that at the effective time of the merger, each option to purchase shares of our common stock, including those options held by our directors and executive officers, will terminate in exchange for a payment equal to the number of shares of our common stock subject to such option multiplied by the amount, if any, by which $44.00 exceeds the exercise price of the option.

        The table below sets forth, as of September 30, 2005, for each of our executive officers and directors:

  •
  the number of shares of our common stock currently held;

  •
  the amount of cash that will be paid in respect of such shares upon consummation of the merger;

  •
  the number of shares subject to options held by such person, whether or not vested;

  •
  the amount of cash that will be paid in respect of cancellation of such option upon consummation of the merger; and

  •
  the total amount of cash that will be received by such person in respect of such shares and options upon consummation of the merger.

All dollar amounts are gross amounts and do not reflect deductions for income taxes and other withholding. In each case with respect to options, the payment is calculated by multiplying the number of shares subject to each option by the amount, if any, by which $44.00 exceeds the exercise price of the option. The merger agreement requires our board to take all actions necessary to cause all outstanding stock options to be cancelled as of the effective time of the merger.

	Common Stock Owned as of September 30, 2005		Options Held as of September 30, 2005
Name					Total Consideration
	Shares	Consideration	Shares	Consideration
Non-Employee Directors:
Stuart H. Altman, Ph.D.	5,709	$251,196	37,153	$786,807	$1,038,003
William L. Asmundson	2,501	$110,044	18,724	$405,471	$515,515
Connie R. Curran, EdD	2,651	$116,644	16,637	$353,646	$470,290
Robert H. Hoehl(1)	3,774,601	$166,082,444	26,039	$607,109	$166,689,553
David P. Hunter	1,227	$53,988	23,146	$539,820	$593,808
Allen Martin, Esq.	—	—	30,499	$699,546	$699,546
Henry M. Tufo, M.D.(2)	30,903	$1,359,732	17,699	$378,111	$1,737,843
Employee Directors:
Richard E. Tarrant (3)	2,547,548	$112,092,112	80,000	$2,222,500	$114,314,612
Mark F. Wheeler, M.D.(4)	3,125	$137,500	20,820	$413,950	$551,450
Executive Officer and Director:
James H. Crook, Jr.(5)	158,761	$6,985,484	1,249,838	$35,149,176	$42,134,660
Other Executive Officers:
Robert W. Baker, Jr.	—	—	155,037	$2,907,763	$2,907,763
Thomas W. Butts	—	—	290,000	$6,331,200	$6,331,200
Julie A. Dale	8	$352	5,700	$111,225	$111,577
Robert F. Galin	227	$9,988	160,266	$2,724,023	$2,734,011
Stephen C. Gorman	3,116	$137,104	136,475	$3,037,824	$3,174,928
Thomas G. Horton	439	$19,316	41,000	$589,075	$608,391
John A. Kane	10,327	$454,388	188,562	$4,469,557	$4,923,945
Chaofu Jeffrey Kao	—	—	40,000	$424,600	$424,600
Cynthia Limoges	—	—	78,800	$1,769,674	$1,769,674
Walt N. Marti	847	$37,268	124,125	$2,983,735	$3,021,003
Christopher Powell	1,765	$77,660	59,300	$1,114,051	$1,191,711
Michael A. Raymer	717	$31,548	61,000	$1,336,965	$1,368,513
Andrew Treanor	7,833	$344,652	48,750	$824,370	$1,169,022
All directors and executive officers as a group (23 persons)	6,552,305	$288,301,420	2,909,570	$70,180,197	$358,481,617

(1)
Includes (i) 914,232 shares held by the 2002 Grantor Retained Annuity Trust Established by Robert H. Hoehl, a Florida grantor retained annuity trust, the trustee of which is Robert F. Hoehl, Mr. Hoehl's son and (ii) 80,000 shares held by the Hoehl Family Foundation, a Vermont non-profit corporation, the officers and trustees of which are Mr. and Mrs. Hoehl and certain of their children, and as to which shares Mr. and Mrs. Hoehl each disclaim beneficial ownership.

(2)
Includes 4,000 shares held by Dr. Tufo's spouse.

(3)
Includes (i) 19,500 shares held by Deborah L. Tarrant, Mr. Tarrant's spouse, as to which shares Mr. Tarrant disclaims beneficial ownership and (ii) 74,250 shares held by the Richard E. Tarrant Foundation, a Vermont non-profit corporation, the officers and trustees of which include Mr. Tarrant, as to which shares Mr. Tarrant disclaims beneficial ownership.

(4)
Consists of 3,125 shares held in the Company's 401(k) plan.

(5)
Includes 11,478 shares held jointly by Mr. Crook and Andrea Crook, Mr. Crook's spouse.

Agreements with Executive Officers

  Retention Agreements

        In November 2004, we entered into retention agreements with each of Messrs. Crook, Butts, Gorman, Kane, Galin, Horton, Kao and Marti and Ms. Limoges and Margo Happer. In May 2005, we entered into a retention agreement with Mr. Baker. In July 2005, we entered into retention agreements with each of Ms. Dale and Mr. Powell, and in August 2005, we entered into a retention agreement with Debra Stenner. The Executive Retention Agreements provide that if, within a two-year period commencing with a change of control of the Company, the executive's employment is terminated without "cause" or the executive terminates his or her employment for "good reason" (each as defined therein), certain additional benefits shall be paid to the executive. For all executive officers other than Messrs. Crook and Butts, these benefits include a cash payment equal to the sum of (i) the highest annual base salary within the five-year period preceding the change in control date and (ii) the executive's annual bonus either during the fiscal year (actual and projected) of the change in control date or the last fiscal year prior to the change in control date, whichever is highest. Messrs. Crook and Butts would be entitled to one and a half times such sum upon such change of control and subsequent termination. In addition to the cash payment described above, Mr. Baker would receive a lump sum cash payment of $200,000. The Executive Retention Agreements also provide that for 18 months after the date of termination we will continue to provide benefits to each executive and his or her family at least equal to the benefits that would have been provided to them had the executive's employment not been terminated or, if more favorable to the executive and his or her family, the benefits in effect thereafter with respect to other peer executives of ours and our affiliates. The Executive Retention Agreements further provide for a payment to cover all golden parachute excise taxes incurred on all payments considered "excess parachute payments" pursuant to Section 280G of the Internal Revenue Code (and any additional taxes incurred in the gross-up payment itself).

        The following table sets forth the cash payment that would be made to each executive officer if his or her employment is terminated without cause or the executive terminates his or her employment for good reason on September 30, 2005, the assumed effective date of the merger:

Name	Total(1)
James H. Crook, Jr.	$1,381,328
Robert W. Baker, Jr.	$594,200	(2)
Thomas W. Butts	$868,050
Julie A. Dale	$151,530	(3)
Robert F. Galin	$585,312
Stephen C. Gorman	$399,466
Thomas G. Horton	$291,000
John A. Kane	$457,400
Chaofu Jeffrey Kao	$245,000	(4)
Cynthia Limoges	$268,388
Walt N. Marti	$567,075	(5)
Christopher Powell	$282,755

Total	$6,091,504

(1)
Based on the terms of the Executive Retention Agreements set forth above, the amounts in this column were calculated as if each executive officer became eligible for benefits on September 30, 2005, and therefore were based on salary data from 2001-2005 and bonus data from 2003 and 2004. We expect that in most cases the annual bonus to be paid to our executive officers with respect to 2005 will exceed the amount paid to them with respect to each of 2003 and 2004, and therefore that, in the event that an executive officer becomes eligible for benefits under his or her Executive Retention Agreement in 2006, the benefits payable to such executive officer will exceed the amounts set forth in this column.

(2)
Mr. Baker is eligible for a larger bonus with respect to 2005 than with respect to either 2004 or 2003 due to his assumption of the duties of Managing Director, UK in February 2005.

(3)
Ms. Dale is eligible for a larger bonus with respect to 2005 than with respect to either 2004 or 2003 due to her assumption of the duties of Interim General Counsel in April 2005.

(4)
Mr. Kao joined IDX in October 2004 and therefore did not receive a bonus with respect to 2003 or a full bonus with respect to 2004. We expect that Mr. Kao will be eligible to receive a full bonus with respect to 2005.

(5)
On September 23, 2005, we paid a special bonus of $50,000 to Mr. Marti as a result of our revised assessment of the bonus attributable to our Imagecast Operating Unit's performance for 2003 and 2004.

Employment Agreements

        Effective as of January 1, 2003, we entered into an Employment, Noncompetition and Nondisclosure Agreement with Mr. Crook. The employment agreement provides that, in the event that Mr. Crook is discharged for the failure of our company to obtain the target earnings per share for a given calendar year, or, if Mr. Crook is discharged without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement), he is entitled to receive a lump-sum payment of one year's salary (as in effect on the day of termination), an amount equal to the annual cash bonus paid to him during the preceding calendar year and payment of his premium payments under COBRA for 18 months from the date of termination. In the event that Mr. Crook resigns without good reason, no options unvested as of the date of such resignation shall vest, except for a portion of those options that would have vested as of the end of the calendar year in which he resigns, based on the number of months worked by him prior to his resignation. If Mr. Crook resigns without good reason or is discharged for the failure of our company to obtain the target earnings per share for a given calendar year, he may exercise any vested options prior to the expiration of such options, unless he engages in the medical information systems business, in which case all such options will cease to be exercisable thirty-one days after the earlier of a written commitment by Mr. Crook to work for a competitor of ours or the commencement of his employment by a competitor. If Mr. Crook is discharged for cause, no options unvested as of the date of such discharge shall vest. If Mr. Crook is discharged without cause or resigns for good reason, the options granted pursuant to the employment agreement shall continue to vest and be exercisable as if he were still employed.

        On January 14, 2002, we entered into an Employment, Noncompetition and Nondisclosure Agreement with Mr. Butts. The employment agreement provides that, in the event we terminate Mr. Butts without cause (as defined in the employment agreement) or Mr. Butts terminates his employment for good reason (as defined in the employment agreement), then (i), he will receive his base salary for 12 months in a lump sum and if the termination date does not fall on a calendar year end, a proportionate amount of his previous year's bonus, (ii) any outstanding but unexercisable options granted prior to the termination date which, by their terms, would have become exercisable within the 12 months following the termination date will become immediately exercisable, and such options and any previously exercisable options shall remain exercisable until the first anniversary of the termination date, (iii) we shall pay Mr. Butts any amounts owed to him and (iv) we shall make payments for Mr. Butts's COBRA coverage for 12 months following the date of termination.

        On September 28, 2005, we and each of Messrs. Crook and Butts entered into an amendment to their employment agreements. As described above, pursuant to their Executive Retention Agreements with us, Messrs. Crook and Butts are, in certain circumstances, entitled to certain benefits if their employment with us is terminated following a change in control of our company. The amendments to the employment agreements provide that if Messrs. Crook and Butts are entitled to such benefits under their Executive Retention Agreements, they will not be entitled to similar benefits under their employment agreements.

Indemnification of Officers and Directors

        The merger agreement provides that, following the effective time of the merger, the surviving corporation will indemnify, to the fullest extent required by our current articles of incorporation, any applicable contract in effect on September 28, 2005 or applicable law, our current and former directors and officers with respect to all acts or omissions by them in their capacities as directors or officers of our company at any time prior to the effective time of the merger. However, the surviving corporation will indemnify only to the fullest extent a corporation is permitted to indemnify its directors and officers under the Vermont Business Corporation Act.

        In addition, GE has agreed to cause the surviving corporation to maintain in effect, at no expense to the beneficiaries, for six years after the merger, an insurance and indemnification policy covering our directors and officers who are insured under our current policies with respect to events occurring at or prior to the effective time of the merger that is at least as favorable as our existing policy. However, if the annual premiums of such insurance coverage exceed 200% of the annual premium currently paid by us, GE and the surviving corporation will not be required to pay the excess, and will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding 200% of the annual premium currently paid by us.

Benefit Arrangements with GE

        GE has agreed that, for a period of one year following the merger, it will or it will cause one of its subsidiaries to maintain our company's current severance pay levels and will or will cause one of its subsidiaries to use commercially reasonable efforts to provide generally to continuing employees a total compensation package (including benefits but excluding any equity based compensation) that is in the aggregate no less favorable to the total compensation package provided to such employees immediately prior to September 28, 2005. Continuing employees are those of our employees who continue as employees of the surviving corporation or GE following the effective time of the merger. GE has agreed to give or to cause one of its subsidiaries to give continuing employees full credit for prior service with us for purposes of (i) eligibility and vesting under GE's employee benefits plans, (ii) the determination of benefits levels under GE's employee benefits plans or policies relating to vacation or severance, but not for benefit accrual purposes under any other GE employee benefits plans and (iii) the determination of "retiree" status under GE's employee benefits plans. GE has also agreed to allow or to cause its subsidiaries to allow continuing employees to use accrued but unused personal, sick or vacation time in accordance with GE's practice and policies. In addition, GE has agreed to waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of our company and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by continuing employees in the calendar year in which the merger becomes effective.

REGULATORY MATTERS

        Mergers and acquisitions that may have an impact in the United States are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, which we refer to as the HSR Act, mergers and acquisitions that meet certain jurisdictional thresholds, such as the present transaction, may not be completed until the expiration of a waiting period that follows the filing of notification forms by both parties to the transaction with the Department of Justice and the Federal Trade Commission. The initial waiting period is 30 days, but this period may be shortened if the reviewing agency grants "early termination" of the waiting period, or it may be lengthened if the reviewing agency determines that an in-depth investigation is required and issues a formal request for additional information and documentary material. We and GE filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act on October 21, 2005. In addition, we and GE expect to make competition filings in Austria, Germany and Italy. We and GE may also make competition filings in other foreign jurisdictions. Except for the filing of articles of merger in Vermont at or before the effective date of the merger, we are unaware of any other material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

        It is possible that any of the government entities with which filings are made may seek various regulatory concessions as conditions for granting approval of the merger. There can be no assurance that we will obtain the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions on completion of the merger or require changes to the terms of the merger. These conditions or changes could result in conditions to the merger not being satisfied. See "PROPOSAL 1—THE MERGER AGREEMENT—Conditions to the Merger" on page 47 of this proxy statement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes the material U.S. federal income tax consequences of the merger. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the regulations promulgated under the Code and judicial and administrative rulings in effect as of the date of this proxy statement, all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

        This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of our common stock in light of the shareholder's particular circumstances, nor does it discuss the special considerations applicable to those holders of common stock subject to special rules, such as shareholders whose functional currency is not the U.S. dollar, shareholders subject to the alternative minimum tax, shareholders who are financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, expatriates, shareholders who acquired their common stock through the exercise of options or similar derivative securities or shareholders who hold their common stock as part of a straddle, constructive sale or conversion transaction. This discussion also does not address the U.S. federal income tax consequences to holders of our common stock who acquired their shares through stock option or stock purchase plan programs or through other compensatory arrangements. This discussion assumes that holders of our common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). No party to the merger will seek an opinion of counsel or a ruling from the Internal Revenue Service with respect to the U.S. federal income tax consequences discussed herein and accordingly there can be no assurance that the Internal Revenue Service will agree with the positions described in this proxy statement.

        We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. We also do not address foreign, state or local tax consequences of the merger. We urge you to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of our common stock pursuant to the merger or upon the exercise of dissenters' rights, in light of your individual circumstances.

        If a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partners and activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your own tax advisor.

        For purposes of this discussion, we use the term "U.S. holder" to mean a beneficial owner of our common stock that is:

  •
  a citizen or individual resident of the United States for U.S. federal income tax purposes;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia;

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

  •
  an estate which is subject to U.S. federal income tax on all of its income regardless of source.

        A "non-U.S. holder" is a beneficial owner (other than a partnership) of our common stock that is not a U.S. holder.

U.S. Holders

        The receipt of cash for shares of common stock pursuant to the merger or upon the exercise of dissenters' rights in connection with the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. holder's adjusted tax basis for the shares surrendered. Generally, such gain or loss will be capital gain or loss. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) that are surrendered for cash pursuant to, or in connection with, the merger.

        Capital gain recognized from the disposition of common stock held for more than one year will be long-term capital gain and will be subject (in the case of U.S. holders who are individuals) to tax at a maximum U.S. federal income tax rate of 15%. Capital gain recognized from the disposition of common stock held for one year or less will be short-term capital gain subject to tax at ordinary income tax rates. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are permitted to offset a limited amount of net capital losses annually against ordinary income, and unused net capital losses may be carried forward to subsequent tax years.

        Under the Code, a U.S. holder of our common stock may be subject, under certain circumstances, to information reporting on the cash received in the merger or upon the exercise of dissenters' rights in connection with the merger unless such U.S. holder is a corporation or other exempt recipient. In addition, the exchange agent generally is required to and will withhold 28% of all payments to which a shareholder or other payee is entitled, unless the shareholder or other payee (1) is a corporation or comes within other exempt categories and demonstrates this fact or (2) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other shareholders), certifies under penalties of perjury that the number is correct (or properly certifies that it is awaiting a taxpayer identification number), certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each of our shareholders and, if applicable, each other payee, should complete, sign and return to the exchange agent for the merger the substitute Form W-9 that each shareholder will receive with the letter of transmittal following completion of the merger or provide a certification of foreign status on the applicable Form W-8 in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be refunded or credited against a payee's U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

Non-U.S. Holders

        Any gain realized on the receipt of cash in the merger or upon the exercise of dissenters' rights in connection with the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code) and, if the non-U.S. holder is a foreign corporation, the additional branch profits tax may apply to its dividend equivalent amount at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

  •
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder may be subject to a 30% tax on the non-U.S. holder's net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of our common stock at any time during the five years preceding the merger, in which case the purchaser of our stock may withhold 10% of the cash payable to the non-U.S. holder in connection with the merger and the non-U.S. holder generally will be taxed on the holder's net gain realized in the merger at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code). We do not believe that we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes.

        Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received in the merger or upon the exercise of dissenters' rights in connection with the merger, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption. Each non-U.S. holder should complete, sign and return to the exchange agent a certification of foreign status on the applicable Form W-8 in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder's U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

PROPOSAL 1—THE MERGER AGREEMENT

        This section of the proxy statement describes the material provisions of the merger agreement but does not purport to describe all the provisions of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is included as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the U.S. Securities and Exchange Commission, which are available without charge at www.sec.gov.

Structure of the Merger

        If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, Igloo Acquisition Corporation, a wholly owned subsidiary of GE created solely for the purpose of engaging in the transactions contemplated by the merger agreement, will merge with and into us. The separate corporate existence of Igloo Acquisition Corporation will cease, and we will continue as the surviving corporation and will become a wholly owned subsidiary of GE.

Effective Time of the Merger

        The merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Vermont or such later time as set forth in the articles of merger and established by GE and us. The closing of the merger will occur on a date specified by us and GE, which shall be no later than the later of (i) the second business day after the conditions to effect the merger set forth in the merger agreement have been satisfied or waived or (ii) January 4, 2006, or such other date as GE and we may agree. Although we expect to complete the merger by early 2006, we cannot specify when, or assure you that, we, GE and Igloo Acquisition Corporation will satisfy or waive all conditions to the merger.

Articles of Incorporation and Bylaws

        At the effective time of the merger, our articles of incorporation and bylaws will be amended in their entirety to be as set forth in the exhibits to the merger agreement.

Board of Directors and Officers of the Surviving Corporation

        The directors of Igloo Acquisition Corporation immediately prior to the effective time of the merger will be the initial directors of the surviving corporation. Our officers immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.

Consideration to Be Received in the Merger

        At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and converted into the right to receive $44.00 in cash, without interest, other than shares of common stock:

  •
  owned by GE or Igloo Acquisition Corporation or any other wholly owned subsidiary of GE immediately prior to the effective time of the merger, all of which will be cancelled without any payment;

  •
  owned by us or any of our wholly owned subsidiaries immediately prior to the effective time of the merger, all of which will be cancelled without any payment; and

  •
  held by a shareholder who is entitled to demand and has made a demand for payment of such shares in accordance with the Vermont Business Corporation Act and has not voted in favor of approval of the merger agreement, until such time as such holder fails to perfect or otherwise loses such holder's dissenters' rights under the Vermont Business Corporation Act.

        GE and the surviving corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of our common stock such amounts that it is required to deduct and withhold with respect to making such payment under the Code, or any other applicable state, local or foreign tax law.

Payment Procedures

        GE will deposit sufficient cash with a mutually acceptable bank or trust company, which we refer to as the exchange agent, promptly after the effective time of the merger to make payment of the merger consideration. Promptly after the effective time of the merger, and in any event within five business days after the effective time, GE shall cause the exchange agent to mail to each holder of record of a certificate that immediately prior to the effective time of the merger represented outstanding shares of our common stock, a letter of transmittal and instructions for effecting the surrender of his, her or its stock certificates in exchange for the merger consideration payable with respect to such certificates. Upon surrender of a certificate to the exchange agent, together with such letter of transmittal, the holder of such certificate shall be entitled to receive the merger consideration such holder has the right to receive pursuant to the merger agreement. No interest will be paid or will accrue on the cash payable upon surrender of a certificate to the exchange agent. GE is entitled to demand that the exchange agent deliver to it any funds that have not been distributed, including the proceeds of any investments of the funds, for nine months after the effective time of the merger. After that date, holders of certificates who have not previously complied with the instructions to exchange their certificates will be entitled to look only to GE for payment of its claim for merger consideration. The exchange agent will invest the funds as directed by GE and any interest and other income resulting from such investment will be paid to GE.

        You should not send your IDX stock certificates to the exchange agent until you have received transmittal materials from the exchange agent. Do not return your IDX stock certificates with the enclosed proxy, and do not forward your stock certificates to the exchange agent without a letter of transmittal.

        If any of your certificates which immediately prior to the effective time represented outstanding shares of our common stock have been lost, stolen or destroyed, you will be entitled to obtain the merger consideration after you make an affidavit of that fact and, if required by GE, post a bond.

Stock Options and Employee Stock Purchase Plan

        At the effective time of the merger, all outstanding options, including those held by our directors and executive officers, will be cancelled and terminated and the holder of each such option will receive from GE, as soon as practicable following the closing of the merger, an amount in cash, without interest and less applicable taxes, equal to the product of:

  •
  the number of shares of our common stock subject to such option, as of the effective time of the merger, multiplied by

  •
  the excess, if any, of $44.00 over the exercise price per share of common stock subject to such option.

In the event that the exercise price for an option is equal to or greater than $44.00, such option shall be cancelled and have no further force or effect.

        On the date immediately prior to the closing of the merger, any offering periods under our 1995 Employee Stock Purchase Plan will end and, as of the effective time of the merger, each participant's options will be converted into the right to receive (i) a cash payment of $44.00, without interest, minus the purchase price per share of our common stock as specified under the 1995 Employee Stock Purchase Plan multiplied by (B) the number of shares of our common stock that such participant's actual payroll contributions would have purchased at the purchase price (during the period from September 28, 2005 to the date immediately preceding the closing date of the merger) plus (ii) reimbursement of such participant's actual payroll contribution during the period from September 28, 2005 to the date immediately preceding the closing date of the merger; provided, however, that the maximum number of our common shares that would have been subject to purchase during the period from September 28, 2005 to the date immediately preceding the closing date of the merger shall not exceed 100,000 shares. In the event that the merger is consummated on or about January 4, 2006, we will not begin a new offering period under the 1995 Employee Stock Purchase Plan.

        All of our stock option plans pursuant to which the options are granted and the 1995 Employee Stock Purchase Plan will terminate immediately following the consummation of such conversions.

Representations and Warranties

        The merger agreement contains representations and warranties that we made to GE and Igloo Acquisition Corporation regarding, among other things:

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  corporate matters, including due organization, power and qualification;

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  our capitalization;

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  our subsidiaries;

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  authorization, execution, delivery and performance and the enforceability of the merger agreement;

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  the absence of conflicts with, or violations of, our or our subsidiaries' organizational documents, certain contracts, applicable law or judgments, orders or decrees or other obligations as a result of the consummation of the transactions contemplated by the merger agreement;

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  identification of required governmental filings and consents;

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  the accuracy of information contained in registration statements, forms, reports and other documents that we have filed with the U.S. Securities and Exchange Commission since January 1, 2002, including those filings made after September 28, 2005, and the compliance of our filings with applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act and, with respect to financial statements contained therein, preparation in accordance with generally accepted accounting principles applied on a consistent basis;

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  the absence of pending or threatened investigations of our company or our subsidiaries by the U.S. Securities and Exchange Commission;

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  the accuracy of information contained in this proxy statement;

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  maintenance and effectiveness of disclosure controls and procedures and internal control over financial reporting, and compliance with related certification and reporting requirements under the Exchange Act and the Sarbanes-Oxley Act;

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  compliance with applicable listing and other rules and regulations of The NASDAQ National Market;

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  compliance with provisions of the Exchange Act regarding the use of corporate or other funds for unlawful contributions, payments, gifts or entertainment, or unlawful expenditures relating to political activity to government officials or others, the establishment and maintenance of unlawful or unrecorded funds and the acceptance or receipt of unlawful contributions, payments, gifts or expenditures;

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  the absence since January 1, 2003 of any material complaint, allegation, assertion or claim regarding our or our subsidiaries' accounting or auditing practices or procedures;

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  the absence since January 1, 2003 of evidence of material violations of securities laws, breaches of fiduciary duty or similar violations by our company or our officers, directors, employees or agents reported by an attorney representing us or our subsidiaries;

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  our adoption of, and disclosure of changes to, our code of ethics for senior financial officers as required by the Sarbanes-Oxley Act and the absence of violations of our code of ethics;

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  the absence of liabilities, except for liabilities set forth on our December 31, 2004 balance sheet, liabilities incurred after December 31, 2004 in the ordinary course of business consistent with past practice that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on us and liabilities incurred after September 28, 2005 not in breach of a pre-closing covenant contained in the merger agreement;

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  the absence of certain changes and events since December 31, 2004, including the absence of changes that have had or would reasonably be expected to have a material adverse effect;

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  the filing of tax returns, status of unpaid taxes and other tax matters;

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  our owned and leased real property;

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  our intellectual property;

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  our contracts;

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  governmental investigations and litigation or other proceedings;

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  environmental matters;

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  our employee benefits plans;

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  compliance with laws;

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  privacy matters, including the Health Insurance Portability and Accountability Act of 1996, or HIPAA;

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  permits;

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  labor matters;

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  insurance;

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  receipt of an opinion from Credit Suisse First Boston as to the fairness of the merger consideration, from a financial point of view, to IDX shareholders, other than those shareholders party to the shareholder agreements;

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  the inapplicability of U.S. federal or state anti-takeover statutes and regulations;

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  the absence of undisclosed brokers' fees;

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  government contracts;

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  the coding of products and services according to applicable coding systems and services; and

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  compliance with health care regulations.

        In addition, GE and Igloo Acquisition Corporation made representations and warranties to us regarding, among other things:

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  corporate matters, including due organization, power and qualification;

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  authorization, execution, delivery and performance and the enforceability of the merger agreement;

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  the absence of conflicts with, or violations of, organizational documents, certain contracts, applicable law or judgments, orders or decrees or other obligations as a result of the consummation of the transactions contemplated by the merger agreement;

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  identification of required governmental filings and consents;

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  the accuracy of information supplied for inclusion in this proxy statement;

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  the operations of Igloo Acquisition Corporation;

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  litigation or other proceedings; and

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  GE's ability to finance the merger.

        Many of our representations and warranties are qualified by a material adverse effect standard. A "material adverse effect" means, with respect to us, any change, event, occurrence or state of facts that has had, or would reasonably be expected to have, a material adverse effect (i) on the business, properties, assets, liabilities (contingent or otherwise), results of operations or condition (financial or otherwise) of us and our subsidiaries, taken as a whole, or (ii) on our ability to, in a timely manner, perform our obligations under the merger agreement or consummate the transactions contemplated by the merger agreement, except, that none of the following will constitute, or will be considered in determining whether there has occurred, a material adverse effect:

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  any effect, change, event, occurrence or state of facts relating to the U.S. or the global economy in general or acts of war or terrorism not specifically relating to (and not disproportionately affecting) us;

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  changes that are the result of factors generally affecting the industries or markets in which we operate and not specifically relating to (and not disproportionately affecting) us;

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  any action expressly required or specifically permitted by the merger agreement or taken pursuant to the merger agreement at the request of GE;

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  any fees or expenses incurred in connection with transactions contemplated by the merger agreement;

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  any effect, change, event, occurrence or state of facts that arises out of or results from the announcement or pendency of the merger agreement or any of the transactions contemplated by the merger agreement;

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  any failure by us to meet any published revenue or earnings estimates for any period ending on or after September 28, 2005 and prior to the closing of the merger (in and of itself); and

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  a decline in the price of our common stock on The NASDAQ National Market (in and of itself).

        A "material adverse effect" shall be deemed to have occurred if the applicable change, event, occurrence or state of facts (or aggregation of changes, events, occurrences or states of facts) arises from or relates to the failure of us or any subsidiary of ours to comply with laws or the breach of any ethical standard or code of conduct and has resulted in or would reasonably be expected to result in (i) reputational harm to our business, GE or any affiliate of GE or (ii) criminal or material civil liability to GE or any affiliate of GE, in the case of either (i) or (ii), of such seriousness and significance that a reasonable person in the position of GE would not want to proceed with the transactions contemplated by the merger agreement.

Covenants Relating to the Conduct of Our Business

        From September 28, 2005 through the effective time of the merger or the earlier termination of the merger agreement, we have agreed, and have agreed to cause our subsidiaries, to:

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  act and carry on our business in the ordinary course of business consistent with past practice;

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  comply in all material respects with applicable laws and the requirements of our contracts and permits and to make all voluntary disclosures deemed appropriate to governmental entities;

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  use commercially reasonable efforts to maintain and preserve our business organization, assets and properties and to preserve the goodwill of our business relationships with third parties with whom we have business dealings;

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  use commercially reasonable efforts to retain the services of our current officers and key employees; and

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  use commercially reasonable efforts to keep in full force and effect all insurance policies, other than changes to such policies made in the ordinary course of business consistent with past practice.

        We have also agreed that, subject to certain exceptions, during the same period, we will not, and will not permit any of our subsidiaries to, do any of the following without the prior written consent of GE:

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  declare, set aside or pay any dividend on, or make any other distribution in respect of, shares of our capital stock or otherwise make any payments to shareholders in their capacity as shareholders, except for dividends or distributions by a wholly owned subsidiary to its parent;

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  split, combine, subdivide or reclassify any of our capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other securities;

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  purchase, redeem or otherwise acquire any shares of our capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or other agreements to acquire shares of our capital stock, voting securities or equity interests, except for the acquisition of shares of our common stock from our option holders in payment of the exercise price payable by such holder upon exercise of options or from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with a termination of services;

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  issue or otherwise dispose of or encumber any shares of our capital stock or other securities, other than as contemplated by the merger agreement and the issuance of shares of our common stock pursuant to the exercise of options outstanding on September 28, 2005;

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  amend our or our subsidiaries' articles of incorporation or bylaws or other organizational documents;

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  acquire any business or any business organization or division;

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  sell, transfer, lease, license, pledge or otherwise dispose of or encumber or subject to any lien any of our properties or assets (including intellectual property and securities of subsidiaries), other than sales of products in the ordinary course of business consistent with past practice and dispositions of obsolete or worthless assets;

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  incur, assume or guarantee indebtedness for borrowed money;

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  issue, sell, amend or guarantee any debt securities or options, warrants, calls or other rights to acquire debt securities of another person, enter into any agreement to maintain any financial statement condition of another person or enter into any arrangement having the same economic effect;

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  make any loans, advances (other than routine advances to employees in the ordinary course of business consistent with past practice or intercompany loans from us to our wholly owned subsidiaries) or capital contributions to, or investments in, any other person, other than our wholly owned subsidiaries;

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  make any changes in financial or tax accounting methods, principles, policies or practices or change any assumption underlying or method of calculating bad debts, contingencies or reserves, except as may be required under generally accepted accounting principles or applicable law;

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  other than as required to comply with applicable law, increases in compensation or benefits required by agreements in effect on September 28, 2005 and increases in salaries, wages and benefits of employees other than officers made in the ordinary course of business consistent with past practice and in amounts and in a manner consistent with past practice:

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  adopt, enter into, terminate or amend any employment, consulting, retention, change in control or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement,

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  increase in any respect the compensation or fringe benefits of, or pay any bonus to, any directors, officers or employees,

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  amend or waive any of our rights under, or accelerate the vesting under, any provision of our stock option plans, our 1995 employee stock purchase plan or our other equity-related plans or any agreement evidencing any outstanding stock option or other right to acquire our capital stock or any restricted stock purchase agreement or any similar or related contract, other than as contemplated by the merger agreement,

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  enter into, establish, amend, modify or terminate any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, profit-sharing, health or welfare, stock option or other equity or equity-based pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, director, officer, other employee, consultant or affiliate of our company, or

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  take any action other than in the ordinary course of business, consistent with past practice, to fund or in any other way secure the payment of compensation or benefits under any employee benefit plan or policy;

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  make, change or rescind any material tax election, file any amended tax return, enter into any closing agreement with respect to taxes, settle or compromise any material tax claim or assessment or surrender any right to claim a refund of taxes or obtain any tax ruling, except in connection with the settlement of the Internal Revenue Service audit of us and our subsidiaries for 1997 through 2001;

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  initiate, compromise or settle any litigation, proceeding or investigation that is material to us and our subsidiaries taken as a whole, other than in connection with the enforcement of our rights under the merger agreement;

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  enter into, terminate or amend any material contract or any material permit, including any material environmental permit;

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  enter into any contract that would be breached by, or require the consent of a third party in order to continue in full force following, the consummation of the transactions contemplated by the merger agreement;

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  amend or modify our letter of engagement with Taylor or Credit Suisse First Boston;

  •
  release any person from, or modify or waive any provision of, any confidentiality, standstill or similar agreement, except as permitted by the merger agreement;

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  make any capital expenditures, except in the ordinary course of business consistent with past practice and in an amount not in excess of $8,000,000 in the aggregate for us and our subsidiaries taken as a whole during any three-month period;

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  adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

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  pay, discharge, settle or satisfy any material claims, liabilities or obligations, other than the payment, discharge, settlement or satisfaction in the ordinary course of business or in accordance with their terms, of liabilities, claims or obligations reflected or reserved against on our December 31, 2004 balance sheet or incurred since December 31, 2004 in the ordinary course of business consistent with past practice; or

  •
  authorize, or commit or agree to take, any of the foregoing actions, or take or agree to take any action that would cause any of the conditions to the merger set forth in the merger agreement not to be satisfied.

No Solicitation

        The merger agreement provides that we will, and we will cause our subsidiaries and our and our subsidiaries' directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other advisors and representatives not to, directly or indirectly:

  •
  solicit, initiate or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or that could reasonably be expected to lead to, any acquisition proposal by any party other than GE;

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information for the purpose of knowingly encouraging or facilitating any acquisition proposal; or

  •
  except as contemplated by the merger agreement, release any third party from, or waive any provision of, any confidentiality or standstill agreement to which we or our subsidiaries is a party.

        However, prior to obtaining shareholder approval of the merger agreement in response to a bona fide, unsolicited written acquisition proposal made and received by us after September 28, 2005, other than as a result of a breach by us of the no solicitation provisions of the merger agreement, we may provide information to and participate in discussions or negotiations with the person making such acquisition proposal. We may take these actions only:

  •
  to the extent the failure to do so would be inconsistent with our board's fiduciary obligations under Vermont law as determined in good faith by our board after considering applicable provisions of Vermont law and after consultation with outside counsel;

  •
  if such person has entered into a confidentiality agreement not materially less restrictive of such other person than our confidentiality agreement with GE and which does not include any provision calling for an exclusive right to negotiate with us or precluding compliance by us with the merger agreement;

  •
  if we advise GE of all non-public information provided by us to the person making the acquisition proposal concurrently with its delivery to such person, and deliver to GE concurrently with our delivery to such person all such information not previously provided to GE;

  •
  if our board determines in good faith, after consultation with outside counsel and its financial advisors, that the acquisition proposal constitutes or would be reasonably likely to result in a superior proposal; and

  •
  after providing GE not less than two business days' written notice of our intention to take such actions.

        We have agreed to take all action necessary to enforce each confidentiality, standstill or similar agreement to which we or our subsidiaries is a party or by which any of us is bound, and promptly to provide GE with a copy of any confidentiality agreement entered into in response to an acquisition proposal in these circumstances no later than 24 hours after execution of the confidentiality agreement.

        We have further agreed that our board will not:

  •
  withhold, withdraw or modify, or propose publicly to withhold, withdraw or modify in a manner adverse to GE its recommendation with respect to the merger or the approval of the merger agreement by our shareholders;

  •
  approve or recommend, or propose publicly to approve or recommend, or cause or permit us or our subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, joint venture agreement or similar agreement providing for the consummation of a transaction contemplated by any acquisition proposal, which we refer to in this proxy statement as an alternative acquisition agreement; or

  •
  approve or recommend, or propose publicly to approve or recommend, any acquisition proposal.

        However, our board may withhold, withdraw or modify its recommendation that our shareholders vote in favor of the merger and the approval of the merger agreement if our board determines in good faith, after considering applicable Vermont law and after consultation with outside counsel, the failure to so act would be inconsistent with its fiduciary obligations under Vermont law and, until such time as our shareholders approve the merger agreement, our board may, in response to a superior proposal, enter into an alternative acquisition agreement with respect to such superior proposal, but only if:

  •
  such proposal is a written proposal that was not made in circumstances involving a breach of the merger agreement and that the board determines in good faith constitutes a superior proposal;

  •
  concurrently with entering into such alternative acquisition agreement, we terminated the merger agreement pursuant to its terms;

  •
  we complied with the no solicitation provisions of the merger agreement, including the notification provisions;

  •
  our board provided three business days' prior written notice to GE that it was prepared to enter into an alternative acquisition agreement with respect to such superior proposal and terminate the merger agreement; and

  •
  during the three business day notice period described above, we and our representatives negotiated in good faith with GE and its representatives to make adjustments to the terms of the merger agreement as would enable GE to proceed with the transactions contemplated by the merger agreement and, at the end of such period, after taking into account any such adjusted terms, our board again in good faith made the determination that the proposal constitutes a superior proposal.

        In addition, in the event of any such termination, we must pay the termination fee described below prior to or concurrently with and as a condition of such termination.

        We have agreed to promptly, and in any event within 24 hours of receipt, notify GE orally and in writing of our receipt of any proposal, offer, inquiry or other contact, request for confirmation or any discussions or negotiations, with respect to an acquisition proposal, the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of any such proposal or offer or the nature of any inquiry or contact. We are also required to keep GE reasonably informed in any event of material developments affecting the status and terms of any such proposals, offers, inquiries or requests and the status of any such discussions or negotiations and promptly and in any event within 24 hours, provide GE with any written materials received by us related thereto.

        We have further agreed to immediately cease and cause to be terminated, and to cause our subsidiaries and representatives to immediately cease and cause to be terminated, any discussions or negotiations that commenced prior to September 28, 2005 with any person with respect to any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal, and to request the return or cause the destruction of all copies of confidential information provided to such parties by us, our subsidiaries or our representatives.

        Nothing in the merger agreement prohibits us from taking and disclosing a position to our shareholders with respect to a tender offer contemplated by Rule 14e-2 under the Exchange Act or from making any required disclosure to our shareholders, if our board determines in good faith, after consultation with outside counsel, that failure to so disclose would be inconsistent with its obligations under applicable law. However, if such disclosure has the effect of withdrawing or modifying our board's adoption of the merger agreement or its recommendation that our shareholders vote for the merger and approve the merger agreement in a manner adverse to GE, GE will have the right to terminate the merger agreement and to receive the termination fee described below.

        An acquisition proposal means:

  •
  Any inquiry, proposal or offer by any party other than GE relating to any

  •
  merger, consolidation, liquidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange, business combination or similar transaction involving us or our subsidiaries,

  •
  acquisition in any manner, directly or indirectly, of 15% or more of any class of equity securities of ours or our subsidiaries, or

  •
  acquisition in any manner, directly or indirectly, of assets of ours and our subsidiaries equal to 15% or more of our consolidated assets or to which 15% or more of our consolidated revenues are attributable.

        A superior proposal means any unsolicited, bona fide written proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of our equity securities or all or substantially all of our and our subsidiaries' assets on a consolidated basis pursuant to a tender or exchange offer, a merger, a consolidation or a sale of assets, that is not subject to a financing contingency and that our board determines in its good faith judgment to be, after consultation with its outside legal counsel and financial advisor:

  •
  on terms more favorable from a financial point of view to our shareholders than the transactions contemplated by the merger agreement, taking into account at the time of determination all the terms and conditions of the proposal and the ability of the person making the proposal to consummate the transactions contemplated by the proposal and the merger agreement, including any proposal by GE to amend the terms of the merger agreement; and

  •
  reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of the proposal.

Shareholders Meeting

        The merger agreement requires us, as soon as practicable, to take actions to establish a record date for, duly call, give notice of, convene and hold as promptly as practicable a meeting of our shareholders to approve the merger agreement. Subject to the provisions described above under "—No Solicitation," our board is required to recommend approval of the merger agreement by our shareholders and include such recommendation in this proxy statement and may not withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to GE, or publicly propose or resolve to withhold, withdraw or modify, in a manner adverse to GE, its recommendation that our shareholders vote in favor of the merger and approval of the merger agreement. Subject to the provisions described above under "—No Solicitation," we are required to take all reasonable and lawful action to solicit from our shareholders proxies in favor of approval of the merger agreement.

Indemnification and Insurance

        The merger agreement provides that, following the effective time of the merger, the surviving corporation will indemnify, to the fullest extent required by our current articles of incorporation, any applicable contract in effect on September 28, 2005 and applicable law, our current and former directors and officers with respect to all acts or omissions by them in their capacities as directors or officers of our company at any time prior to the effective time of the merger. However, the surviving corporation will indemnify only to the fullest extent a corporation is permitted to indemnify its directors and officers under the Vermont Business Corporation Act.

        In addition, GE has agreed to cause the surviving corporation to maintain in effect, at no expense to the beneficiaries, for no less than six years after the merger, an insurance and indemnification policy covering our directors and officers who are insured under our current policies with respect to events occurring at or prior to the effective time of the merger that is at least as favorable as our existing policy. However, if the annual premiums of such insurance coverage exceed 200% of the annual premium currently paid by us, GE and the surviving corporation will not be required to pay the excess, and will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding 200% of the annual premium currently paid by us.

Benefit Arrangements

        GE has agreed that, for a period of one year following the merger, it will or it will cause one of its subsidiaries to maintain our company's current severance pay levels and will or will cause one of its subsidiaries to use commercially reasonable efforts to provide generally to continuing employees a total compensation package (including benefits but excluding any equity based compensation) that is in the aggregate no less favorable to the total compensation package provided to such employees immediately prior to September 28, 2005. Continuing employees are those of our employees who continue as employees of the surviving corporation or GE following the effective time of the merger. GE has agreed to give or to cause one of its subsidiaries to give continuing employees full credit for prior service with us for purposes of (i) eligibility and vesting under GE's employee benefits plans, (ii) the determination of benefits levels under GE's employee benefits plans or policies relating to vacation or severance but not for benefit accrual purposes under any other GE employee benefit plan and (iii) the determination of "retiree" status under GE's employee benefits plans. GE has also agreed to allow or to cause its subsidiaries to allow continuing employees to use accrued but unused personal, sick or vacation time in accordance with GE's practice and policies. In addition, GE has agreed to waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of our company and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by continuing employees in the calendar year in which the merger becomes effective.

Agreement to Take Further Action and to Use Reasonable Best Efforts

        Subject to the terms and conditions of the merger agreement, each party has agreed to use its commercially reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable. Among other things, each party has committed to use such efforts to make appropriate filings and to use reasonable best efforts to obtain government clearances or approvals required under the Exchange Act, the HSR Act and any other applicable law. We have also agreed to give, or cause our subsidiaries to give, any required notices to third parties and to use, or cause our subsidiaries to use, commercially reasonable efforts to obtain required third party consents. However, we will not be required to make materially burdensome payments in connection with fulfilling such obligations.

Conditions to the Merger

        Our and GE's and Igloo Acquisition Corporation's obligations to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) of the following conditions:

  •
  our shareholders must have approved the merger agreement;

  •
  the waiting period applicable to consummation of the merger under the HSR Act must have expired or been terminated and the applicable filings, approvals or expiration or termination of any applicable waiting periods under applicable foreign antitrust or trade regulation laws must have been made, obtained or expired, or terminated; and

  •
  the absence of any order, executive order, stay, decree, judgment or injunction (preliminary or permanent), statute, law, rule or regulation enacted, issued, promulgated, enforced or entered by a governmental entity making the merger illegal or otherwise prohibiting consummation of the merger or the other transactions contemplated by the merger agreement and the shareholder agreements.

        In addition, our obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

  •
  the representations and warranties of GE and Igloo Acquisition Corporation in the merger agreement must be true and correct as of the closing date as though made on the closing date, except where made as of a specific date, in which case they must be true and correct on such date, subject to the exception stated below, and without giving effect to any materiality qualifications, individually or in the aggregate, could not reasonably be expected to prevent or materially delay or materially impair the ability of GE or Igloo Acquisition Corporation to consummate the transactions contemplated by the merger agreement; and

  •
  GE and Igloo Acquisition Corporation must have performed, in all material respects, all obligations required to be performed by them under the merger agreement.

        In addition, the obligations of GE and Igloo Acquisition Corporation to effect the merger are subject to the satisfaction or waiver of the following conditions:

  •
  our representations and warranties in the merger agreement must be true and correct as of the closing date as though made on the closing date, except where made as of a specific date, in which case they must be true and correct as of such date, subject to the exception below, and except where the failure to be true and correct, without giving effect to any materiality qualifications other than in certain definitions, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on us; provided, however, that certain of our representations and warranties regarding our capitalization and the shareholder vote required to approve the merger agreement and consummate the transactions contemplated by the merger agreement and the shareholder agreements must be true and correct as of the closing date except for immaterial inaccuracies;

  •
  we must have performed, in all material respects, all obligations required to be performed by us under the merger agreement;

  •
  the absence of any instituted, pending or threatened action, investigation, litigation or proceeding by a governmental entity or any governmental order, executive order, stay, decree, judgment, injunction or statute, law, rule or regulation in effect that would or is reasonably likely to:

  •
  restrain, enjoin, prevent, prohibit or make illegal the acquisition of some or all of our common stock by GE or Igloo Acquisition Corporation or the consummation of the merger or the other transactions contemplated by the merger agreement,

  •
  impose material limitations on the ability of GE or its affiliates to vote, transfer, receive dividends with respect to or otherwise exercise full of ownership rights with respect to the stock of the surviving corporation,

  •
  result in a governmental investigation or penalties or fines paid or payable to a governmental entity or restitution paid or payable to a third party resulting from conviction of us or our subsidiaries of a crime or settlement with a governmental entity for the purpose of closing a governmental investigation, or injunctive relief or a requirement to alter business practices ordered or agreed to at the behest of a governmental entity, being imposed on GE or the surviving corporation or any of their affiliates,

  •
  restrain, enjoin, prevent, prohibit or make illegal, or impose material limitations on, GE's or any of its affiliates' ownership or operation of all or any material portion of our and our subsidiaries' businesses and assets, taken as a whole, or, as a result of the transactions contemplated by the merger agreement, of GE and its subsidiaries, taken as a whole, or

    •
    as a result of the transactions contemplated by the merger agreement, compel GE or any of its affiliates to dispose of or hold separate any material portion of our or our subsidiaries' businesses or assets, taken as a whole, or of GE and its subsidiaries, taken as a whole;

  •
  there must not have occurred any material adverse effect on us; and

  •
  with respect to our reports filed with the U.S. Securities and Exchange Commission after September 28, 2005, our chief executive officer and our chief financial officer must have provided the necessary certifications required under the Sarbanes-Oxley Act in the form previously filed by us.

If the closing date of the merger would have occurred prior to January 4, 2006 but for the provision of the merger agreement that states that the earliest possible closing date is January 4, 2006, then (i) the condition that there must not have occurred any material adverse effect on us, described above, shall be deemed to have been deleted from the merger agreement after the date that the merger would otherwise have been completed and (ii) the references to the "closing date" in the condition with respect to our representations and warranties, described above, shall be deemed to be references to the date that the merger would otherwise have been completed.

Termination

        The merger agreement may be terminated at any time prior to the effective time of the merger:

  •
  by the mutual written consent of us, GE and Igloo Acquisition Corporation;

  •
  by either us or GE, if:

  •
  the merger has not been consummated by March 31, 2006, provided that this right to terminate is not available to any party whose failure to fulfill any obligation under the merger agreement has been a principal cause of or resulted in the failure of the merger to occur on or before March 31, 2006;

  •
  any governmental entity has enacted, issued, promulgated, enforced or entered any final and nonappealable order, executive order, stay, decree, judgment or injunction, or statute, law, rule or regulation that would make the merger illegal or otherwise prohibit consummation of the merger or the other transactions contemplated by the merger agreement and the shareholder agreements, unless such governmental action was primarily due to a breach or failure of the party seeking to terminate the merger agreement to perform any of its representations, warranties, covenants or agreements under the merger agreement; or

  •
  the required vote of our shareholders to approve the merger agreement is not obtained at the meeting of our shareholders where such vote is taken;

  •
  by GE, if:

  •
  our board fails to include in this proxy statement its recommendation that our shareholders vote in favor of approval of the merger agreement, or withdraws or modifies in a manner adverse to GE its recommendation that our shareholders vote in favor of approval of the merger agreement or its approval of any of the transactions contemplated by the merger agreement in a manner adverse to GE;

  •
  our board approves or recommends to our shareholders an acquisition proposal by any party other than GE;

  •
  our board fails to reject and recommend against any such acquisition proposal within ten days of the making of such proposal;

    •
    our board fails to publicly reconfirm its recommendation that our shareholders vote in favor of approval of the merger agreement or its approval of any of the transactions contemplated by the merger agreement within ten days after receipt of a written request from GE that it do so, provided that GE may make such a request only upon our receipt of an acquisition proposal from any other party;

    •
    we breach our obligations under the merger agreement to prepare, file and take certain other actions with respect to this proxy statement or if we breach our obligation to, in accordance with the merger agreement, call and hold as promptly as possible our special meeting of shareholders to obtain our shareholders' approval of the merger agreement and effect the transactions contemplated by the merger agreement, provided that we do not cure such breach within 14 days following our receipt of written notice of the breach from GE;

    •
    we enter into an alternative acquisition agreement;

    •
    we breach or fail to perform any representation, warranty, covenant or agreement, or if any representation or warranty has become untrue, that would result in the failure of certain of the conditions to GE's obligation to effect the merger being satisfied and which is not cured within 20 days after our receipt of written notice of such breach or failure to perform; or

    •
    any order, executive order, stay, decree, judgment or injunction or statute, law, rule or regulation enacted, issued, promulgated, enforced or entered by a governmental entity of competent jurisdiction that has become final and nonappealable and that has the effect of granting or implementing any of the following types of relief:

    •
    restraining, enjoining, preventing, prohibiting or making illegal the acquisition of some or all of the shares of our common stock by GE or Igloo Acquisition Corporation or the consummation of the merger or any of the other transactions contemplated by the merger agreement,

    •
    imposing material limitations on the ability of GE or its affiliates to vote, transfer, receive dividends with respect to or otherwise exercise full rights of ownership rights with respect to the stock of the surviving corporation,

    •
    resulting in an investigation by a governmental entity for the purpose of imposing criminal sanctions or civil penalties, fines or injunctions, or in governmental damages being imposed on GE or the surviving corporation or any of their respective affiliates (governmental damages is defined as (i) any civil or criminal penalties or fines paid or payable to a governmental entity, or any restitution paid or payable to a third party, in each case resulting from the conviction of us or our subsidiaries of a crime or settlement with a governmental entity for the purpose of closing a governmental investigation whose purpose is to impose criminal sanctions or civil penalties, fines or injunctions or (ii) any injunctive relief or requirement to alter business practices granted, ordered or agreed to at the behest of a governmental entity),

    •
    restraining, enjoining, preventing, prohibiting or making illegal, or imposing material limitations on, GE's or any of its affiliates' ownership or operation of all or any material portion of our and our subsidiaries' businesses and assets, taken as a whole, or, as a result of the transactions contemplated by the merger agreement, of GE and its subsidiaries, taken as a whole or

    •
    as a result of the transactions contemplated by the merger agreement, compelling GE or any of its affiliates to dispose of or hold separate any material portion of our or our subsidiaries' businesses or assets, taken as a whole, or of GE and its subsidiaries' businesses or assets, taken as a whole.

  •
  by us, if:

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  we enter into an alternative acquisition agreement providing for a superior proposal, provided that our shareholders have not approved the merger agreement, we have not breached the no solicitation provisions of the merger agreement and we have paid GE the termination fee provided for in the merger agreement; or

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  GE or Igloo Acquisition Corporation breach or fail to perform any representation, warranty, covenant or agreement, or any representation or warranty of GE or Igloo Acquisition Corporation becomes untrue, that would result in the failure of a condition to our obligation to effect the merger being satisfied.

Termination Fee

        The merger agreement obligates us to pay a termination fee to GE of $43 million, if:

  •
  the merger agreement is terminated by us or GE because:

  •
  (i) the merger has not been consummated by March 31, 2006 (and at the time of such termination the vote of our shareholders to approve the merger agreement has not been held) or the required vote of our shareholders to approve the merger agreement was not obtained at the meeting of our shareholders where such vote was taken, (ii) prior to the termination, another person made an acquisition proposal or publicly announced an intention to do so and (iii) we consummate an acquisition proposal or enter into an alternative acquisition agreement within 12 months after termination of the merger agreement;

  •
  the merger agreement is terminated by GE because:

  •
  we have breached or failed to perform any representation, warranty, covenant or agreement set forth in the merger agreement, or if any representation or warranty of ours has become untrue, in either case such that the conditions set forth in the merger agreement with respect to the truth and correctness of our representations and warranties or our performance of our obligations could not be satisfied and such breach or failure to perform shall not have been cured within 20 days following receipt by us of written notice of such breach or failure to perform from GE and (i) prior to such termination, another person has made an acquisition proposal or has publicly announced an intention to do so and (ii) we consummate an acquisition proposal or enter into an alternative acquisition agreement within 12 months after termination of the merger agreement;

  •
  our board fails to include in this proxy statement its recommendation that our shareholders vote in favor of approval of the merger agreement, or withdraws or modifies in a manner adverse to GE its recommendation that our shareholders vote in favor of approval of the merger agreement or its approval of any of the transactions contemplated by the merger agreement in a manner adverse to GE;

  •
  our board approves or recommends to our shareholders an acquisition proposal by any party other than GE;

  •
  our board fails to reject and recommend against any such acquisition proposal within ten days of the making of the proposal;

  •
  our board fails to publicly reconfirm its recommendation that our shareholders vote in favor of approval of the merger agreement or its approval of any of the transactions contemplated by the merger agreement within ten days after receipt of a written request from GE that it do so, provided that GE may make such a request only upon our receipt of an acquisition proposal from another party;

    •
    we breach our obligations under the merger agreement to prepare, file and take certain other actions with respect to this proxy statement or if we breach our obligation to, in accordance with the merger agreement, call and hold as promptly as possible our special meeting of shareholders to obtain our shareholders' approval of the merger agreement and effect the transactions contemplated by the merger agreement, provided that we do not cure such breach within 14 days following our receipt of written notice of the breach from GE; or

    •
    we enter into an alternative acquisition agreement; or

  •
  the merger agreement is terminated by us prior to our shareholders' approval of the merger agreement and we have entered into an alternative acquisition agreement providing for a superior proposal pursuant to and in compliance with the no solicitation provisions of the merger agreement.

Amendment and Waiver

        The parties may amend the merger agreement at any time before or after approval of the matters presented in connection with the merger agreement by the shareholders of any party. However, after shareholder approval has been obtained, the parties may not amend the merger agreement without obtaining further approval by such shareholders if, by law, such amendment would require further shareholder approval. The merger agreement also provides that, at any time prior to the effective time of the merger, the parties may extend the time for the performance of any obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties in the merger agreement or any document delivered in connection therewith or waive compliance with any of the agreements or, except as otherwise provided in the merger agreement, the conditions contained in the merger agreement.

THE SHAREHOLDER AGREEMENTS

        The following is a summary of the material terms of the shareholder agreements. The following summary is qualified in its entirety by reference to the complete text of the shareholder agreements, the form of which is included as Annex B to this proxy statement. You should carefully read the complete text of the form of shareholder agreement.

Voting Agreement

        In connection with the execution of the merger agreement, Messrs. Crook, Tarrant and Hoehl, the 2005 Grantor Retained Annuity Trust established by Robert H. Hoehl and the 2002 Grantor Retained Annuity Trust established by Robert H. Hoehl entered into shareholder agreements with GE. These shareholders have agreed:

  •
  to vote their shares in favor of the merger, the approval of the merger agreement and the other transactions contemplated by the merger agreement and

  •
  to vote their shares against (i) a merger agreement with another party and certain other alternative transactions, which the shareholder agreements refer to as alternative transactions, and (ii) any amendment of our articles of incorporation or bylaws or other proposal or transaction involving us or our subsidiaries that would in any manner impede, frustrate, prevent or nullify the merger, the merger agreement or any of the other transactions contemplated by the merger agreement or change in any manner the voting rights of any class of our common stock.

        As of October 26, 2005, the record date of the special meeting, the signing shareholders together represent approximately    % of the outstanding shares of our common stock, excluding currently exercisable options.

        Each signing shareholder has appointed GE and Vishal Wanchoo (in his capacity as designee of GE) and any individual who succeeds to Mr. Wanchoo's office of GE, with full power of substitution, as that shareholder's irrevocable proxy and attorney-in-fact, for and in the name, place and stead of that shareholder, to vote that shareholder's shares, or grant a consent or approval in respect of such shares, in the manner described above. The proxy will terminate upon the termination of the merger agreement or the applicable shareholder agreement.

        In his or her respective shareholder agreement, each signing shareholder also has agreed that, until the termination of the shareholder agreement, that shareholder will not (i) sell, transfer, pledge, assign or otherwise dispose of or enter into any contract, option or other arrangement with respect to such transfer of, his, her or its shares to any person other than pursuant to the terms of the merger, except for transfers to affiliates and transfers of up to 25,000 shares (except that Mr. Hoehl, the 2005 Grantor Retained Annuity Trust established by Robert H. Hoehl and the 2002 Grantor Retained Annuity Trust established by Robert H. Hoehl together with the other Hoehl shareholder entities may collectively transfer up to 25,000 shares) or (ii) enter into any voting arrangement in connection with any alternative transaction. The shareholder agreements also provide that, until the termination of the shareholder agreement, each signing shareholder will not and will not permit any investment banker, attorney or other adviser or representative to (i) solicit, initiate, or take any other action to facilitate any alternative transaction or (ii) continue or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any alternative transaction.

        The shareholder agreements provide that each signing shareholder signed his, her or its shareholder agreement solely in his, her or its capacity as a shareholder of our company. Nothing in the shareholder agreements shall in any way be deemed to impose any obligation, restriction, limitation or liability on a signing shareholder in any other manner or capacity, including in any capacity as an officer, director, employee, agent or representative of our company.

Recapture of Profits

        The shareholder agreements provide that, in the event that the merger agreement is terminated under circumstances where GE may be entitled to receive the termination fee provided for by the merger agreement, and we enter into a definitive agreement with another party in connection with an alternative transaction within one year of termination of the merger agreement and such alternative transaction is consummated, each shareholder who has signed a shareholder agreement must pay to GE an amount equal to 90% of the shareholder's profit from the alternative transaction, where profit is defined as the sum of:

  •
  the consideration received by such shareholder for the shares subject to the shareholder agreement in the alternative transaction; and

  •
  the fair market value on the date of disposition of any shares subject to the shareholder agreement disposed of between termination of the merger agreement and consummation of the alternative transaction less the sum of:

  •
  the merger consideration such shareholder would have received pursuant to the merger agreement,

  •
  the individual expenses of the shareholder incurred in connection with the alternative transaction,

    •
    any taxes required to be paid by the shareholder in respect of amounts paid to GE pursuant to the shareholder agreement and

    •
    such shareholder's pro rata portion of legal fees incurred by the shareholders party to the shareholder agreements in connection with the shareholder agreements up to $25,000 in the aggregate.

In addition, the shareholder agreements provide that, in the event that an acquisition proposal is made prior to the effectiveness of the merger, the merger has become effective and GE has for any reason increased the amount of merger consideration payable over the amount set forth in the merger agreement, the shareholder must pay to GE on demand an amount equal to 90% of the shareholder's profit from the merger, where profit is defined as the amount received by the shareholder resulting from the increased merger consideration less the sum of:

  •
  the merger consideration that the shareholder would have received pursuant to the merger agreement absent such increase,

  •
  any taxes required to be paid by the shareholder in respect of amounts paid to GE pursuant to the shareholder agreement and

  •
  such shareholder's pro rata portion of legal fees incurred by the shareholders party to the shareholder agreements in connection with the shareholder agreements up to $25,000 in the aggregate.

Termination

        The shareholder agreements automatically terminate upon the earliest to occur of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms or (iii) any amendment or other modification of the merger agreement that reduces the amount of the merger consideration or provides that the merger consideration shall be payable otherwise than in cash. However, a shareholder agreement will not terminate if we are in breach of our material obligations under the merger agreement or the shareholder is in breach of its material obligations under the shareholder agreement. In addition, certain provisions of the shareholder agreements (including, in certain circumstances, the profit-sharing provision) will survive termination of the agreements.

DISSENTERS' RIGHTS

        The holders of shares of our common stock at the effective time of the merger will have certain rights pursuant to the provisions of Chapter 13 of the Vermont Business Corporation Act (Title 11A, V.S.A. Section 13.01 et seq.), which we refer to in this proxy statement as Chapter 13, to dissent and obtain payment of fair value for their shares of our common stock. Under Chapter 13, dissenting shareholders who comply with the applicable statutory procedures will be entitled to receive a judicial appraisal of the fair value of their shares of our common stock (exclusive of any appreciation or depreciation in anticipation of the merger unless such exclusion would be inequitable) and to receive payment of such fair value in cash, together with interest from the effective date of the merger until the date of payment. Any such judicial determination of the fair value of shares of our common stock could be based upon factors other than, or in addition to, the price per share to be paid in the merger or the market value of the shares of our common stock. The value so determined could be more or less than the price per share to be paid in the merger. The foregoing summary of Chapter 13 does not purport to be complete and is qualified in its entirety by reference to Chapter 13. Failure to follow the steps required by Chapter 13 of the Vermont Business Corporation Act for perfecting dissenters' rights may result in the loss of such rights.

        Pursuant to Chapter 13, any holder of shares of our common stock who objects to the merger is entitled to dissent from the merger and to have the fair value of such shares of our common stock, which we refer to as dissenting stock, as determined by us or, if necessary, judicially determined, paid to him or her, by complying with the provisions of Chapter 13. Failure to take any steps set forth in Chapter 13 in connection with the exercise of such rights may result in termination or waiver thereof.

        The following is a summary of the statutory procedures required to be followed by a holder of dissenting stock, whom we refer to as a dissenting shareholder, in order to exercise his or her rights under Vermont law. This summary is qualified in its entirety by reference to Chapter 13, the text of which is attached as Annex D to this proxy statement.

        If a shareholder elects to exercise dissenters' rights with respect to the merger, such shareholder must (i) deliver to us prior to the vote on the approval of the merger agreement at the special meeting a written notice of intention to demand payment for his or her shares of our common stock if the merger is effectuated and (ii) not vote in favor of approval of the merger agreement. The written notice required to be delivered to us by a dissenting shareholder is in addition to and separate from any proxy or vote against the merger. Neither voting against nor failing to vote for the merger will constitute the written notice required to be filed by a dissenting shareholder. Failure to vote against the merger, however, will not constitute a waiver of rights under Chapter 13, provided that a written objection has been properly filed and the shareholder does not vote in favor of the merger. A signed proxy that is returned but which does not contain any instructions as to how it should be voted will be voted in favor of approval of the merger and will be deemed a waiver of dissenters' rights. See "THE SPECIAL MEETING—Voting" on page 14 of this proxy statement.

        A beneficial shareholder may assert dissenters' rights as to shares of our common stock held on his or her behalf only if (i) such shareholder submits to us the record shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights and (ii) such shareholder does so with respect to all shares of our common stock of which he or she is the beneficial owner or over which he or she has the power to direct the vote. A record holder of shares of our common stock may dissent on behalf of any beneficial owner with respect to all, but not less than all, of the shares of common stock of such owner if the record holder notifies us in writing of the name and address of each such person on whose behalf such record holder asserts dissenters' rights. All notices of intention to demand payment should be addressed to: IDX Systems Corporation, 40 IDX Drive, P.O. Box 1070, South Burlington, Vermont 05403, Attention: Julie A. Dale, Corporate Secretary.

        If the merger agreement is approved, we are obligated to give written notice of the approval to each dissenting shareholder who timely filed a notice of intention to demand payment and who did not vote in favor of approval of the merger agreement no later than 10 days after the date that the merger becomes effective. The notice must be accompanied by a copy of Chapter 13 and must (i) state where a demand for payment must be sent and where and when certificates representing dissenting stock must be deposited in order to obtain payment, (ii) inform holders of uncertificated shares of our common stock to what extent transfer of the shares of our common stock will be restricted after the payment demand is received, (iii) be accompanied by a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed merger (September 29, 2005) and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the dissenting stock before that date and (iv) set a date by which we must receive the payment demand, which date shall not be less than 30 days nor more than 60 days after the date the notice is delivered.

        A dissenting shareholder who fails to demand payment or to deposit certificates for dissenting stock as required shall have no right under Chapter 13 to receive payment for the dissenting stock.

        Unless the merger has been effected within 60 days after the date for demanding payment and depositing certificates for dissenting stock, which 60 day period we refer to in this proxy statement as the demand period, we will return any certificates for dissenting stock so deposited and release any transfer restrictions imposed on uncertificated shares of our common stock. If certificates for such dissenting stock have been returned and such transfer restrictions have been released by us, we must at a later time send a new notice conforming to the requirements herein described if the merger is effected after the demand period.

        Upon consummation of the merger, our obligations under Chapter 13 will be assumed by the surviving corporation.

        As soon as the merger has been consummated, or upon receipt of demand for payment if the merger has already been consummated, except as set forth in the immediately following sentence, we will remit to each dissenting shareholder who has made proper demand and deposited his or her certificates with us the amount which we deem to be the fair value of his or her dissenting stock, with accrued interest, if any, accompanied by (i) our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, (ii) an income statement and a statement of changes in shareholders' equity for such fiscal year, (iii) our latest available interim financial statements, if any, (iv) a statement of our estimate of the fair value of the dissenting stock and how such estimate was calculated, (v) an explanation of how interest (if any) was calculated and (vi) a statement of the dissenting shareholders' right to demand payment pursuant to Section 13.28 of Chapter 13, together with a copy of Chapter 13. "Fair value" of dissenting stock means the value of such stock immediately before the effective time of the merger, excluding any change in value in anticipation of the merger unless such exclusion would be inequitable (which fair value may be more, less, or the same as the merger consideration).

        If (i) we fail to remit such fair value to a dissenting shareholder or offer to pay fair value to a dissenting shareholder with respect to after acquired shares within 60 days after the date set for demanding payment, (ii) a dissenting shareholder believes that the amount remitted or offered is less than the fair value of such holder's dissenting stock (or that the interest, if any, is not correct), or (iii) we do not complete the merger and fail to return any deposited certificates for dissenting stock or release any transfer restrictions imposed on uncertificated shares of our common stock, the affected dissenting shareholder may reject our offer and send us such shareholder's own estimate of fair value (and interest, if any) and demand payment of the deficiency. If the dissenting shareholder does not file the estimate within 30 days of when we make or offer payment for the dissenting stock, such shareholder shall be entitled to no more than the amount remitted or offered.

        Within 60 days after a demand for payment of a deficiency, if the demand remains unsettled, we will commence a proceeding in the Superior Court of Chittenden County, Vermont and petition the Court to determine the fair value of the dissenting stock and accrued interest. We will make all dissenting shareholders whose demands have not been settled parties to such action, and all parties shall be served a copy of the complaint. The Court will determine the fair value of the dissenting stock and each dissenting shareholder will be entitled to judgment for the amount, if any, by which the amount previously remitted by us is exceeded by the Court's determination of fair value, plus interest, or for judgment equal to the value of the after acquired shares, plus interest. If we do not file a petition within 60 days, each dissenting shareholder who has made demand and who has not settled his or her claim shall be entitled to receive the amount demanded with interest.

        There are no specific valuation methods prescribed under Vermont law to which the Court would be bound in determining fair value. The Court would consider the evidence that it deemed relevant and material and render its decision based on that evidence.

        The Company may elect to withhold remittances to any dissenting shareholder who did not own his or her shares of our common stock before September 29, 2005, the day the merger was announced. With respect to these shares of common stock, upon consummation of the merger, we will give our fair value estimate and explain the basis thereof and offer to pay the amount plus accrued interest to such holders who agree to accept it in full satisfaction of their demands. If the dissenting shareholder disagrees, he or she may within 30 days mail to us his or her estimate and demand payment. If the dissenting shareholder fails to mail such a response, he or she is entitled only to our offer. If demand is made and remains unsettled, further proceedings will follow the procedures for judicial appraisal of shares of our common stock set forth above.

        Costs of an appraisal proceeding, including costs and expenses of appraisers appointed by the Court, will be determined by the Court and assessed against us, except that the Court may assess any part of such costs and expenses to all or some of the dissenting shareholders who are parties and whose action the Court finds to be arbitrary, vexatious, or not in good faith in demanding payment under Section 13.28 of Chapter 13. Fees and expenses of counsel and experts for the respective parties may be assessed against us if the Court finds that we failed to comply substantially with the requirements of Chapter 13 or may be assessed against us or all or some of the dissenting shareholders if such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Chapter 13. If the Court finds that the services of counsel for any dissenting shareholder are of substantial benefit to other dissenting shareholders similarly situated and that the fees for those services should not be assessed against us, the Court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited.

        Any shareholder wishing to exercise dissenters' rights is urged to consult legal counsel before attempting to exercise dissenters' rights. Failure to follow the steps required by Chapter 13 of the Vermont Business Corporation Act may result in the loss of a shareholder's dissenters' rights.

MARKET PRICE AND DIVIDEND DATA

        Our common stock is quoted on The NASDAQ National Market under the symbol "IDXC." The table below shows, for the periods indicated, the high and low sales prices for shares of our common stock as reported by The NASDAQ National Market.

	High	Low
Year Ended December 31, 2003
First quarter	$18.10	$13.34
Second quarter	17.93	13.15
Third quarter	27.44	15.21
Fourth quarter	28.06	20.71
Year Ended December 31, 2004
First quarter	37.03	26.12
Second quarter	36.69	28.14
Third quarter	33.14	26.21
Fourth quarter	36.50	32.30
Year Ended December 31, 2005
First quarter	35.71	30.24
Second quarter	35.75	28.29
Third quarter	43.48	29.08
Fourth quarter through October 25, 2005	43.89	42.16

        The following table sets forth the closing sales price per share of IDX common stock, as reported on The NASDAQ National Market on September 28, 2005, the last full trading day before the public announcement of the proposed merger, and October 25, 2005, the latest practicable date before the filing of this proxy statement:

September 28, 2005	$35.17
October 25, 2005	$43.49

        If the merger is consummated, our common stock will be delisted from The NASDAQ National Market, there will be no further public market for shares of our common stock and each share of our common stock will be converted into the right to receive $44.00 in cash, without interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table, except as otherwise noted, sets forth information about the beneficial ownership of our common stock as of September 30, 2005 by:

  •
  the shareholders we know to beneficially own more than 5% of our outstanding common stock;

  •
  each of our current directors;

  •
  our chief executive officer and our other named executive officers; and

  •
  all of our current directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission based upon voting or investment power over the securities. Unless otherwise indicated, each person or entity listed in the table has sole voting and investment power with respect to all shares listed as owned by such person or entity. The inclusion of shares in the table does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of the shares. Unless otherwise noted, the address of each person listed in the table is: c/o IDX Systems Corporation, 40 IDX Drive, P.O. Box 1070, South Burlington, Vermont 05403.

	Beneficial Ownership(1)
	Shares	Percent
5% Shareholders
Robert H. Hoehl(2) 9762 Bentgrass Bend Naples, FL 34108	3,796,525	12.1%
Amy E. Tarrant(3) 570 South Prospect Street Burlington, VT 05401	2,132,034	6.8%
Richard E. Tarrant(4)	2,615,048	8.3%
Wellington Management Company, LLP(5) 75 State Street Boston, MA 02109	2,739,720	8.8%
Other Directors
Stuart H. Altman, Ph.D.(6)	38,677	*
William L. Asmundson(7)	17,040	*
Connie Curran, EdD(8)	15,103	*
David P. Hunter(9)	20,188	*
Allen Martin, Esq.(10)	40,511	*
Henry M. Tufo, M.D.(11)	44,417	*
Mark F. Wheeler, M.D.(12)	23,445	*
Directors and Named Executive Officer
James H. Crook, Jr.(13)	1,025,029	3.2%
Other Named Executive Officers
Thomas W. Butts(14)	117,500	*
Robert F. Galin(15)	119,943	*
John A. Kane(16)	142,911	*
Walt N. Marti(17)	73,685	*
All directors and executive officers as a group (23 persons)(18)	8,399,282	25.4%

*
Less than one percent.

(1)
Number of shares deemed outstanding includes 31,310,680 shares issued and outstanding as of September 30, 2005, plus any shares subject to options held by the person or entity in question that are exercisable on or within 60 days after September 30, 2005.

(2)
Consists of (i) 2,780,369 shares held by Mr. Hoehl, individually; (ii) 21,854 shares which Mr. Hoehl has a right to acquire within 60 days of September 30, 2005; (iii) 914,232 shares held by the 2002 Grantor Retained Annuity Trust Established by Robert H. Hoehl, a Florida grantor retained annuity trust, the trustee of which is Robert F. Hoehl, Mr. Hoehl's son; (iv) 80,000 shares held by the Hoehl Family Foundation, a Vermont non-profit corporation, the officers and trustees of which are Mr. Hoehl, Cynthia K. Hoehl, Mr. Hoehl's spouse, and certain of their children, and as to which shares Mr. and Mrs. Hoehl each disclaim beneficial ownership; and (v) 70 shares held by Mrs. Hoehl as custodian for Alexandra T. Becker, UGTMA/VT, and as to which shares Mr. and Mrs. Hoehl each disclaim beneficial ownership.

(3)
Consists of (i) 1,843,650 shares held by Amy E. Tarrant, individually; (ii) 253,384 shares held by Amy E. Tarrant, as trustee, as to which shares Amy E. Tarrant disclaims beneficial ownership; and (iii) 35,000 shares held by the Amy E. Tarrant Foundation, a Vermont non-profit corporation, the officers and trustees of which are Amy E. Tarrant and Mr. Tarrant, as to which shares Amy E. Tarrant and Richard E. Tarrant each disclaim beneficial ownership.

(4)
Consists of (i) 2,453,798 shares held by Mr. Tarrant, individually; (ii) 67,500 shares which Mr. Tarrant has a right to acquire within 60 days of September 30, 2005; (iii) 19,500 shares held by Deborah L. Tarrant, Mr. Tarrant's spouse, as to which shares Mr. Tarrant disclaims beneficial ownership; and (iv) 74,250 shares held by the Richard E. Tarrant Foundation, a Vermont non-profit corporation, the officers and trustees of which include Mr. Tarrant, as to which shares Mr. Tarrant disclaims beneficial ownership. In the event that the average closing sales price per share of IDX common stock is $37.00 or greater for 30 continuous trading days after July 13, 2005, Mr. Tarrant will have the right to acquire an additional 12,500 shares within sixty days of September 30, 2005.

(5)
Based solely on a Schedule 13G/A, dated December 31, 2004, filed with the SEC on February 14, 2005. Represents 2,739,720 shares which are held of record by clients of Wellington Management Company, LLP ("Wellington"), which shares may be deemed to be beneficially owned by Wellington in its capacity as investment adviser, and of which Wellington has shared power to vote or direct the vote of 1,071,220 shares and shared power to dispose or to direct the disposition of 2,734,020 shares.

(6)
Includes 32,968 shares subject to outstanding stock options held by Dr. Altman that are exercisable on or within 60 days after September 30, 2005.

(7)
Includes 14,539 shares subject to outstanding stock options held by Mr. Asmundson that are exercisable on or within 60 days after September 30, 2005.

(8)
Includes 12,452 shares subject to outstanding stock options held by Dr. Curran that are exercisable on or within 60 days after September 30, 2005.

(9)
Includes 18,961 shares subject to outstanding stock options held by Mr. Hunter that are exercisable on or within 60 days after September 30, 2005.

(10)
Includes 14,197 shares held by Mr. Martin as Trustee of the Allen Martin Revocable Trust and 26,314 shares subject to outstanding stock options that are exercisable on or within 60 days after September 30, 2005.

(11)
Includes 4,000 shares held by Dr. Tufo's spouse and 13,514 shares subject to outstanding stock options held by Dr. Tufo that are exercisable on or within 60 days after September 30, 2005.

(12)
Consists of 3,125 shares held in the Company's 401(k) plan and 20,320 shares subject to outstanding stock options held by Dr. Wheeler that are exercisable on or within 60 days after September 30, 2005.

(13)
Includes (i) 11,478 shares held jointly by Mr. Crook and Andrea Crook, Mr. Crook's spouse; (ii) 49,530 shares held by Mrs. Crook as trustee of trusts whose beneficiaries are Mr. and Mrs. Crook's three children, as to which shares Mr. and Mrs. Crook each disclaim beneficial ownership; and (iii) 816,738 shares subject to outstanding stock options that are exercisable on or within 60 days after September 30, 2005.

(14)
Consists of 117,500 shares subject to outstanding stock options held by Mr. Butts that are exercisable on or within 60 days after September 30, 2005.

(15)
Includes 119,716 shares subject to outstanding stock options held by Mr. Galin that are exercisable on or within 60 days after September 30, 2005.

(16)
Includes 13,223 shares held by Mr. Kane's spouse as trustee and 119,361 shares subject to outstanding stock options that are exercisable on or within 60 days after September 30, 2005.

(17)
Includes 72,838 shares subject to outstanding stock options held by Mr. Marti that are exercisable on or within 60 days after September 30, 2005.

(18)
Includes a total of 1,769,957 shares subject to outstanding stock options that are exercisable on or within 60 days after September 30, 2005.

PROPOSAL 2—ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

        If we fail to receive a sufficient number of votes to adopt the merger agreement, we may propose to adjourn or postpone the special meeting, if a quorum is present, for a period of not more than 120 days for the purpose of soliciting additional proxies to approve the merger agreement. We currently do not intend to propose adjournment or postponement at our special meeting if there are sufficient votes to approve the merger agreement. If approval of the proposal to adjourn or postpone our special meeting for the purpose of soliciting additional proxies is submitted to our shareholders for approval, such approval requires the affirmative vote of a majority of the votes cast at the special meeting by holders of shares of our common stock present or represented by proxy and entitled to vote thereon.

FUTURE SHAREHOLDER PROPOSALS

        If the merger is consummated, we will not have public shareholders and there will be no public participation in any future meetings of shareholders. However, if the merger is not completed, we expect to hold our 2006 annual meeting of shareholders. If such meeting is held, shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement for our 2006 annual meeting should be sent to us at IDX Systems Corporation, 40 IDX Drive, P.O. Box 1070, South Burlington, Vermont 05403, Attention: Julie A. Dale, Corporate Secretary, and we must receive such proposals by December 23, 2005. All shareholder proposals must also meet the requirements set forth in the rules and regulations of the U.S. Securities and Exchange Commission in order to be eligible for inclusion in our proxy statement for our 2006 annual meeting of shareholders.

        Shareholder proposals submitted outside the process of Rule 14a-8 under the Exchange Act should be sent to us at IDX Systems Corporation, 40 IDX Drive, P.O. Box 1070, South Burlington, Vermont 05403, Attention: Julie A. Dale, Corporate Secretary, and must be received no later than March 11, 2006 to be considered timely under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the U.S. Securities and Exchange Commission's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the U.S. Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference room.

        Our filings with the U.S. Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

        YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the special meeting, please sign and date the enclosed proxy card and return it promptly in the envelope. Giving your proxy now will not affect your right to vote in person if you attend the meeting.

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with the voting procedures, you should contact The Altman Group, our proxy solicitor, toll-free at 866-416-0565.

Annex A

AGREEMENT AND PLAN OF MERGER
by and among
GENERAL ELECTRIC COMPANY,
IGLOO ACQUISITION CORPORATION
and
IDX SYSTEMS CORPORATION
Dated as of September 28, 2005

A-i

ARTICLE V CONDUCT OF BUSINESS		A-39
5.1	Covenants of the Company	A-39
5.2	Confidentiality	A-42
ARTICLE VI ADDITIONAL AGREEMENTS		A-42
6.1	No Solicitation	A-42
6.2	Proxy Statement	A-45
6.3	NASDAQ Quotation	A-45
6.4	Access to Information	A-45
6.5	Shareholders Meeting	A-46
6.6	Legal Requirements	A-46
6.7	Public Disclosure	A-47
6.8	Indemnification	A-48
6.9	Notification of Certain Matters	A-48
6.10	Employee Compensation	A-49
6.11	Accrued Personal, Sick or Vacation Time	A-49
6.12	Service Credit	A-49
6.13	Resignations	A-50
6.14	Shareholder Agreement	A-50
6.15	Litigation	A-50
6.16	State Takeover Statute	A-50
6.17	Confidentiality Agreements; Standstill Agreements	A-50
ARTICLE VII CONDITIONS TO MERGER		A-51
7.1	Conditions to Each Party's Obligation To Effect the Merger	A-51
7.2	Additional Conditions to Obligations of the Buyer and the Transitional Subsidiary	A-51
7.3	Additional Conditions to Obligations of the Company	A-52
ARTICLE VIII TERMINATION AND AMENDMENT		A-53
8.1	Termination	A-53
8.2	Effect of Termination	A-54
8.3	Fees and Expenses	A-54
ARTICLE IX MISCELLANEOUS		A-55
9.1	Nonsurvival of Representations, Warranties and Agreements	A-55
9.2	Amendment	A-55
9.3	Extension; Waiver	A-55
9.4	Notices	A-55
9.5	Entire Agreement	A-56
9.6	No Third Party Beneficiaries	A-57
9.7	Assignment	A-57
9.8	Severability	A-57
9.9	Counterparts and Signature	A-57
9.10	Interpretation	A-57
9.11	Governing Law	A-58
9.12	Remedies	A-58
9.13	Submission to Jurisdiction	A-58
9.14	WAIVER OF JURY TRIAL	A-58
Exhibit A—Form of Articles of Incorporation		A-60
Exhibit B—Form of By-laws		A-62

A-ii

TABLE OF DEFINED TERMS

Terms	Reference in Agreement
Acquisition Proposal	Section 6.1(f)
Affiliate	Section 3.2(c)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.1(b)(ii)
Antitrust Laws	Section 6.6(c)
Applicable Privacy Laws	Section 3.16(e)
Articles of Merger	Section 1.1
Balance Sheet Date	Section 3.5(b)
Bankruptcy and Equity Exception	Section 3.4(a)
Business Associate	Section 3.16(a)
Business Day	Section 1.2
Buyer	Preamble
Buyer Disclosure Letter	Article IV
Buyer Employee Plan	Section 6.12(a)
Certificate	Section 2.1(c)
Closing	Section 1.2
Closing Date	Section 1.2
COBRA	Section 3.14(l)
Code	Section 2.2(f)
Company	Preamble
Company Balance Sheet	Section 3.5(b)
Company Board	Section 3.4(a)
Company Board Recommendation	Section 3.4(a)
Company Charter Documents	Section 3.3(c)
Company Common Stock	Section 2.1(b)
Company Disclosure Letter	Article III
Company Intellectual Property	Section 3.10(m)
Company Leases	Section 3.9(c)
Company Licensed Intellectual Property	Section 3.10(m)
Company Material Adverse Effect	Section 3.1
Company Material Contract	Section 3.11(a)

A-iii

Company Meeting	Section 6.5
Company Owned Intellectual Property	Section 3.10(m)
Company Permits	Section 3.17
Company Plans	Section 3.14(a)
Company Preferred Stock	Section 3.2(a)
Company SEC Reports	Section 3.5(a)
Company Software	Section 3.10(d)
Company Stock Option	Section 2.3(a)
Company Stock Plans	Section 2.3(a)
Company Shareholder Approval	Section 3.4(a)
Company Web Sites	Section 3.10(l)
Confidentiality Agreement	Section 5.2
Continuing Employees	Section 6.10
Contract	Section 3.4(b)
Copyrights	Section 3.10(m)
Covered Entity	Section 3.16(a)
Current Plan Period	Section 2.3(b)
Customer Software	Section 3.10(m)
D&O Insurance	Section 6.8(b)
Data Subjects	Section 3.16(f)
Derivative Work	Section 3.10(m)
Dissenting Shares	Section 2.4(a)
Effective Time	Section 1.1
Employees	Section 3.14(a)
Engagement Letters	Section 3.22
Environmental Law	Section 3.13(g)(i)
Environmental Permit	Section 3.13(a)(iv)
ERISA	Section 3.14(a)
ERISA Affiliate	Section 3.14(e)
Exchange Act	Section 3.4(c)
Exchange Agent	Section 2.2(a)
Exchange Fund	Section 2.2(a)
Export Control Requirements	Section 3.12

A-iv

FCPA	Section 3.5(f)
FDA	Section 3.25(g)
Federal Health Care Programs	Section 3.25(b)
Filed Company SEC Report	Section 3.5(a)
Financial Control Weakness	Section 3.5(d)
GAAP	Section 3.5(b)
Government Contract	Section 3.23(i)
Government Subcontract	Section 3.23(i)
Governmental Damages	Section 3.15(a)
Governmental Entity	Section 3.4(c)
Governmental Investigation	Section 3.12
Hazardous Substance	Section 3.13(g)(iii)
HIPAA	Section 3.16(a)
HIPAA Commitments	Section 3.16(b)
HSR Act	Section 3.4(c)
Import Control Requirements	Section 3.12
Improper Payment Laws	Section 3.12
Indemnitees	Section 6.8(a)
Intellectual Property	Section 3.10(m)
IRS	Section 3.8(b)
Knowledge	Section 3.5(a)
Laws	Section 3.15(a)
Licensed Software	Section 3.10(m)
Liens	Section 3.4(b)
Loss Contract	Section 3.11(c)
Medical Reimbursement Programs	Section 3.25(b)
Merger	Preamble
Merger Consideration	Section 2.1(c)
Notice	Section 6.1(b)(iii)
Open Source Software	Section 3.10(m)
Opinion	Section 3.20
Option Consideration	Section 2.3(a)
Outside Date	Section 8.1(b)

A-v

Owned Software	Section 3.10(b)
Patents	Section 3.10(m)
Person	Section 2.2(b)
Personal Data	Section 3.16(e)
Policies	Section 3.19(a)
Pre-Closing Period	Section 5.1
Proxy Statement	Section 3.5(c)
PSV Policies	Section 6.11
Real Estate	Section 3.9(a)
Release	Section 3.13(g)(iv)
Representatives	Section 6.1(a)
Required Company Shareholder Vote	Section 3.4(d)
Restraints	Section 7.1(c)
SEC	Section 3.4(c)
Secret Information	Section 3.10(m)
Securities Act	Section 3.2(c)
Shareholder Agreement	Preamble
Software	Section 3.10(m)
SOxA	Section 3.5(d)
Specified Company SEC Report	Section 3.3(a)
Subsidiary	Section 3.5(a)
Subsidiary Documents	Section 3.3(c)
Superior Proposal	Section 6.1(f)
Surviving Corporation	Section 1.3
Tax Returns	Section 3.8(a)
Taxes	Section 3.8(a)
Termination Fee	Section 8.3(b)
Third Party Software	Section 3.10(m)
Trademarks	Section 3.10(m)
Transitory Subsidiary	Preamble
VBCA	Preamble
Web	Section 3.10(l)

A-vi

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of September 28, 2005, by and among General Electric Company, a New York corporation (the "Buyer"), Igloo Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Buyer (the "Transitory Subsidiary"), and IDX Systems Corporation, a Vermont corporation (the "Company").

        WHEREAS, the Boards of Directors of the Buyer and the Company have determined that the Transitory Subsidiary shall merge into the Company;

        WHEREAS, the transaction shall be effected through a merger (the "Merger") of the Transitory Subsidiary with and into the Company in accordance with the terms of this Agreement and the Vermont Business Corporation Act (the "VBCA") as a result of which the Company shall become a wholly owned subsidiary of the Buyer;

        WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of the Buyer and the Transitory Subsidiary to enter into this Agreement, the Buyer and certain shareholders of the Company are entering into shareholder agreements (the "Shareholder Agreements"), pursuant to which, among other things, such shareholders have agreed to vote to approve this Agreement and to take certain other actions in furtherance of the Merger, in each case upon the terms and subject to the conditions set forth therein; and

        WHEREAS, the respective Boards of Directors of the Buyer, the Transitory Subsidiary and the Company have adopted this Agreement and the Board of Directors of the Company has recommended the Agreement to the shareholders of the Company.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, the Transitory Subsidiary and the Company agree as follows:

ARTICLE I

THE MERGER

        1.1    Effective Time of the Merger.    Subject to the provisions of this Agreement, prior to the Closing Date, the Buyer and the Company shall jointly prepare, and on the Closing Date cause to be filed with the Secretary of State of the State of Vermont articles of merger (the "Articles of Merger") in such form as is required by, and executed by the Company in accordance with, the relevant provisions of the VBCA and shall make all other filings or recordings required under the VBCA to effect the Merger. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Vermont or at such later time as is established by the Buyer and the Company and set forth in the Articles of Merger (the "Effective Time").

        1.2    Closing.    The closing of the Merger (the "Closing") shall take place at 10:00 a.m., Eastern time, on a date to be specified by the Buyer and the Company (the "Closing Date"), which shall be no later than the later of (x) the second Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), or (y) January 4, 2006, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, unless another date, place or time is agreed to in writing by the Buyer and the Company. For purposes of this Agreement, a "Business Day" shall be any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed.

        1.3    Effects of the Merger.    At the Effective Time, the separate existence of the Transitory Subsidiary shall cease and the Transitory Subsidiary shall be merged with and into the Company (the Company surviving the Merger is sometimes referred to herein as the "Surviving Corporation"). The Merger shall have the effects set forth in Section 11.06 of the VBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Transitory Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Transitory Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4    Articles of Incorporation.    At the Effective Time, the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended to read in its entirety as set forth in Exhibit A attached hereto and, as so amended, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by applicable Law.

        1.5    By-laws.    At the Effective Time, the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read in their entirety as set forth in Exhibit B attached hereto and, as so amended and restated, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by applicable Law, the Articles of Incorporation of the Surviving Corporation and such By-laws.

        1.6    Directors and Officers of the Surviving Corporation.

          (a)   The directors of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          (b)   The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

ARTICLE II
CONVERSION OF SECURITIES

        2.1    Conversion of Capital Stock.    As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or capital stock of the Transitory Subsidiary:

          (a)    Capital Stock of the Transitory Subsidiary.    Each share of the common stock, par value $0.01 per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

          (b)    Cancellation of Treasury Stock and Buyer-Owned Stock.    All shares of common stock, $0.01 par value per share, of the Company ("Company Common Stock") that are owned by the Company, or by any wholly owned Subsidiary of the Company and any shares of Company Common Stock owned by the Buyer or the Transitory Subsidiary or any other wholly owned

  Subsidiary of the Buyer immediately prior to the Effective Time shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c)    Merger Consideration for Company Common Stock.    Subject to Section 2.2, each share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares (as defined in Section 2.4(a) below)) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive $44.00 in cash, without interest (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1(c) upon the surrender of such certificate in accordance with Section 2.2, without interest.

          (d)    Adjustments to Merger Consideration.    The Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time, it being understood that the foregoing shall not be deemed to constitute the Buyer's consent to any transaction otherwise prohibited by Section 5.1.

        2.2    Exchange of Certificates.    The procedures for exchanging certificates representing shares of Company Common Stock for the Merger Consideration pursuant to the Merger are as follows:

          (a)    Exchange Agent.    Prior to the Effective Time, the Buyer shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the "Exchange Agent") for payment of the Merger Consideration upon surrender of the Certificates. Promptly after the Effective Time, the Buyer shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time, for payment through the Exchange Agent in accordance with this Section 2.2, cash in an amount sufficient to make payment of the Merger Consideration pursuant to Section 2.1(c) upon surrender of the Certificates (the "Exchange Fund").

          (b)    Exchange Procedures.    Promptly (and in any event within five (5) Business Days) after the Effective Time, the Buyer shall cause the Exchange Agent to mail to each holder of record of a Certificate (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which shall be in such form and shall have such other provisions as the Buyer may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable with respect thereto. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be requested by the Exchange Agent), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this

  Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Section 2.2. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate. As used in this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Entity.

          (c)    No Further Ownership Rights in Company Common Stock.    All Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining thereto.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the holders of Certificates for nine months after the Effective Time shall be delivered to the Buyer, upon demand, and any holders of Certificates who have not previously complied with this Section 2.2 shall look only to the Buyer for payment of its claim for Merger Consideration.

          (e)    No Liability.    To the extent permitted by applicable Law, none of the Buyer, the Transitory Subsidiary, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person for any amount properly paid from the Exchange Fund or delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (f)    Withholding Rights.    Each of the Buyer and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other applicable state, local or foreign Tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Buyer, as the case may be, such withheld amounts (i) shall be remitted by the Buyer or the Surviving Corporation, as the case may be, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made by the Surviving Corporation or the Buyer, as the case may be.

          (g)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by the Buyer, the posting by such Person of a bond in such reasonable amount as the Buyer may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

          (h)    Stock Transfer Books.    At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares thereafter on the records of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided in this Agreement or by applicable Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Buyer for any reason shall be canceled against delivery of the Merger Consideration to which the holders thereof are entitled pursuant to Section 2.1(c).

          (i)    Investment of Exchange Fund.    The Exchange Agent shall invest the Exchange Fund as directed by the Buyer. Any interest and other income resulting from such investment shall be the property of, and shall be promptly paid to, the Buyer.

        2.3    Company Stock Plans.

          (a)   At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding option to purchase Company Common Stock ("Company Stock Option"), each Company Stock Option outstanding immediately prior to the Effective Time shall be cancelled and terminated and converted into the right to receive a cash amount equal to the Option Consideration for each share of Company Common Stock then subject to the Company Stock Option. Prior to the Effective Time, the Company shall take all actions necessary to provide that each Company Stock Option outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) shall be cancelled and terminated and converted at the Effective Time into the right to receive a cash amount equal to the Option Consideration for each share of Company Common Stock then subject to the Company Stock Option. Except as otherwise provided below, the Option Consideration shall be paid as soon after the Closing Date as shall be practicable. Prior to the Effective Time, the Company shall make any amendments to the terms of all stock option plans, employee stock purchase plans or other equity-related plans of the Company (the "Company Stock Plans"), and to the terms of any agreement or instrument evidencing the grant of any Company Stock Options issued other than pursuant to the Company Stock Plans that, in each case, are necessary to give effect to the transactions contemplated by this Section 2.3, and if any consents from holders of Company Stock Options are necessary to give effect to the transactions contemplated by this Section 2.3, will use reasonable efforts to obtain such consents and, notwithstanding anything to the contrary herein, payment may be withheld in respect of any Option until any necessary consents are obtained. Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company will not at the Effective Time be bound by any options, SARs, warrants or other rights or agreements that would entitle any Person, other than the Buyer and its Subsidiaries, to own any capital stock of the Surviving Corporation or to receive any payment in respect thereof (other than pursuant to this Section 2.3). Prior to the Effective Time, the Company shall take all actions necessary to terminate all its Company Stock Plans, such termination to be effective at or before the Effective Time. For purposes of this Agreement, "Option Consideration" means, with respect to any share of Company Common Stock issuable under a particular Option, an amount equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price payable in respect of such share of Company Common Stock.

          (b)   The Company's Board of Directors (or if appropriate, any committee administering the Company Stock Plans) has adopted resolutions providing that for each Company Stock Plan that is an employee stock purchase plan pursuant to Section 423(b) of the Code a new Exercise Date for the Plan Period (as both terms are defined in the relevant Company Stock Plan) ongoing at the date of this Agreement (the "Current Plan Period") shall be set as of the date immediately preceding the Closing Date and any Offering Periods (as defined in the relevant Company Stock Plan) shall end, and each participant's right to purchase any Company Common Stock pursuant to such Company Stock Plan shall be converted, as of the Effective Time, into the right to receive an amount of cash equal to (i) (A) the Merger Consideration minus the purchase price per share of the Company Common Stock under the relevant Company Stock Plan multiplied by (B) the number of shares of Company Common Stock that such participant's actual payroll contributions during the Current Plan Period up to the date immediately preceding the Closing Date would have purchased at the purchase price plus (ii) reimbursement of such participant's actual payroll contribution during the Current Plan Period up to the date immediately preceding the Closing Date; provided, however, that the maximum number of shares that would have been subject to purchase for the Current Plan Period shall not exceed 100,000 shares. Each Company Stock Plan shall terminate immediately following the consummation of such conversion.

        2.4    Dissenting Shares.

          (a)   Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who is entitled to demand and properly demands payment for such shares of Company Common Stock in accordance with, and who complies with, the provisions of Chapter 13 of the VBCA and has not voted in favor of the adoption of the Merger Agreement (any such shares being referred to as "Dissenting Shares" until such time as such holder fails to perfect or otherwise loses such holder's dissenters' rights under the VBCA with respect to such shares) shall not be converted into or represent the right to receive Merger Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the VBCA to a holder of Dissenting Shares.

          (b)   At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Chapter 13 of the VBCA. Notwithstanding the foregoing, if any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive Merger Consideration in accordance with Section 2.1, without interest thereon, upon surrender of the Certificates representing such shares.

          (c)   The Company shall give the Buyer: (i) prompt notice of any written demand for payment received by the Company prior to the Effective Time pursuant to the VBCA, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the VBCA that relates to such demand; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. Prior to the Effective Time the Company shall not make any payment with respect to, or settle or offer to settle, any such demands unless the Buyer shall have given its written consent to such payment or settlement offer.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the disclosure letter delivered by the Company to the Buyer and the Transitory Subsidiary and dated as of the date of this Agreement (the "Company Disclosure Letter"), which shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III (the disclosure in any Section or paragraph shall qualify (a) the corresponding Section or paragraph in this Article III and (b) the other sections and paragraphs in this Article III to the extent that it is readily apparent from a reading of such disclosure that it also qualifies or applies to such other sections and paragraphs), the Company represents and warrants to the Buyer and the Transitory Subsidiary that:

        3.1    Organization, Standing and Power.    The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Vermont, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as currently proposed by its management to be conducted. The Company is duly licensed or qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character or location of the properties and assets it owns, operates or leases or the nature of its activities makes such qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Material Adverse Effect" means any change, event, occurrence or state of facts that has had, or would reasonably be expected to have, a material adverse effect (i) on the business, properties, assets, liabilities (contingent or otherwise), results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or (ii) on the Company's ability to, in a timely manner, perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, a Company Material Adverse Effect.

          (a)   any effect, change, event, occurrence or state of facts relating to the U.S. or the global economy in general or acts of war or terrorism and not specifically relating to (and not disproportionately affecting) the Company;

          (b)   changes that are the result of factors generally affecting the industries or markets in which the Company operates and not specifically relating to (and not disproportionately affecting) the Company;

          (c)   any action expressly required or specifically permitted by this Agreement or taken pursuant to this Agreement (including, without limitation, Section 6.6) at the request of the Buyer;

          (d)   any fees or expenses incurred in connection with the transactions contemplated by this Agreement;

          (e)   any effect, change, event, occurrence or state of facts that directly or proximately arises out of or results from the announcement or pendency of this Agreement or any of the transactions contemplated hereby (for the avoidance of doubt, this clause (e) shall not preclude the Buyer from asserting that any such effect, change, event, occurrence or state of facts arose out of, resulted from or constituted a breach of any covenant of the Company under this Agreement, including without limitation Section 5.1 hereof);

          (f)    any failure, in and of itself, by the Company to meet any published estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing (it being understood that the facts or occurrences giving rise or contributing to such failure (unless addressed in any of (a), (b), (c), (d) or (e) of this definition) may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect); and

          (g)   a decline in the price of the Company Common Stock on The NASDAQ National Market, in and of itself (for the avoidance of doubt, this clause (g) shall not preclude the Buyer from asserting that the underlying cause of any such change in the stock price is a Company Material Adverse Effect).

Without limiting the generality of the foregoing, a "Company Material Adverse Effect" shall be deemed to have occurred if the applicable change, event, occurrence or state of facts (or aggregation of changes, events, occurrences or states of facts) arises from or relates to the failure of the Company or any Subsidiary to comply with Laws or the breach of any ethical standard or code of conduct and has resulted in or would reasonably be expected to result in (x) reputational harm to the Company's business, the Buyer or any Affiliate of the Buyer or (y) criminal or material civil liability to the Buyer or any Affiliate of the Buyer, in the case of either (x) or (y), of such seriousness and significance that a reasonable person in the position of the Buyer would not want to proceed with the transactions contemplated by this Agreement.

        3.2    Capitalization.

          (a)   The authorized capital stock of the Company as of the date of this Agreement consists of 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, $0.01 par value per share ("Company Preferred Stock"). At the close of business on September 27, 2005, (i) 31,290,815 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, and (iii) 8,340,332 shares of Company Common Stock were reserved for issuance under the Company Stock Plans (of which 5,157,590 shares of Company Common Stock were subject to outstanding Company Stock Options granted under the Company Stock Plans).

          (b)   Section 3.2(b) of the Company Disclosure Letter sets forth a complete and accurate list, as of September 27, 2005, of: (i) all Company Stock Plans, indicating for each Company Stock Plan, as of such date, the number of shares of Company Common Stock issued under such Plan, the number of shares of Company Common Stock subject to outstanding options and restricted stock awards under such Plan and the number of shares of Company Common Stock reserved for future issuance under such Plan, and (ii) all outstanding Company Stock Options or other rights to purchase or receive shares of Company Common Stock granted under the Company Stock Plans or otherwise, and, for each such option or other right (1) the name of the holder thereof, (2) the Company Stock Plan under which it was granted, (3) the number of shares of Company Common Stock subject thereto, (4) the exercise price thereof, (5) the date of grant, (6) the expiration date and (7) with respect to the executive officers of the Company, the dates of future vesting (and the respective numbers of shares as to which such options may be vested). Since September 27, 2005, the Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the exercise of outstanding Company Stock Options referred to above in this Section 3.2.

          (c)   Except (i) as set forth above in Section 3.2(b) and (ii) as expressly permitted by Article V hereof, as of the date of this Agreement there are not, and as of the Effective Time there will not be, (A) any equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding or (B) any options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. The Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Neither the Company nor any of its Affiliates is a party to or is bound by any agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company. For purposes of this Agreement, the term "Affiliate" when used with respect to any party shall mean any Person who is an "affiliate" of that party within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). There are no registration rights, and there is no rights agreement, "poison pill" anti-takeover plan or other similar agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company.

          (d)   All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the VBCA, the Company's Articles of Incorporation or By-laws or any agreement to which the Company is a party or is otherwise bound.

          (e)   There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Company or any of its Subsidiaries.

          (f)    Except as set forth in Section 2.3 of this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in accelerated vesting, exercisability or payment of any Company Stock Options.

        3.3    Subsidiaries.

          (a)   Section 3.3(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, for each Subsidiary of the Company: (i) its name; (ii) the jurisdiction of organization; and (iii) whether or not such Subsidiary is wholly-owned (directly or indirectly) by the Company. For purposes of this Agreement, the term "Subsidiary" means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise the accounts of which would be consolidated with those of such party in such party's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, partnership trust, limited liability company or other non-corporate business enterprise in which such party (and/or one or more Subsidiaries of such party) holds stock or other ownership interests representing (A) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

          (b)   Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly licensed or qualified to do business and is in good standing as a foreign corporation (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares (other than directors' qualifying shares in the case of non-U.S. Subsidiaries, all of which the Company has the power to cause to be transferred for no or nominal consideration to the Company or the Company's designee) are owned, directly or indirectly, of record and beneficially, by the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any of its Subsidiaries is a party or that are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of the Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company.

          (c)   The Company has made available to the Buyer complete and correct copies of the charter, by-laws or other organizational documents of the Company (the "Company Charter Documents"), and of each Subsidiary of the Company (the "Subsidiary Documents"), in each case amended to the date of this Agreement. All such Company Charter Documents and Subsidiary Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of their respective provisions. The Company has made available to the Buyer and its representatives correct and complete copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of shareholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its Subsidiaries held since January 1, 2003.

          (d)   The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity that is not a Subsidiary of the Company, other than securities in a publicly traded company held for investment by the Company or any of its Subsidiaries and consisting of less than 5% of the outstanding capital stock of such company.

        3.4    Authority; No Conflict; Required Filings and Consents.

          (a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement by the Company's shareholders under the VBCA (the "Company Shareholder Approval"), to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, unanimously (i) adopted this Agreement in accordance with the provisions of the VBCA, and (ii) directed that this Agreement be submitted to the shareholders of the Company for their approval and resolved to recommend that the shareholders of the Company vote in favor of the approval of this Agreement (the "Company Board Recommendation"). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by each of the Buyer and the Transitory Subsidiary, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

          (b)   The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement and compliance by the Company with the terms and provisions hereof shall not, (i) conflict with, or result in any violation or breach of, any provision of the Company Charter Documents or any of the Subsidiary Documents, (ii) materially conflict with, or result in any material violation or breach of, or constitute (with or without notice or lapse of time, or both) a material default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, require the payment of a penalty under or result in the imposition of any mortgage, security interest, pledge, lien, charge or encumbrance ("Liens") on the Company's or any of its Subsidiary's respective properties, Intellectual Property or other assets under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, license, contract or other agreement, instrument or obligation, written or oral, to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (each, a "Contract") that is listed in Section 3.11(b) of the Company Disclosure Letter, or any Company Permit, or (iii) subject to obtaining the Company Shareholder Approval and compliance with the requirements specified in clauses (i) through (iv) of Section 3.4(c), materially conflict with or violate in any material respect any permit, concession, franchise, license, judgment, injunction, writ, order, decree, statute, Law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets.

          (c)   No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and applicable foreign antitrust or trade regulation laws, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Vermont and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of the Proxy Statement with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of such reports, schedules or materials under Section 13 of or Rule 14a-12 under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, and (v) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, "Governmental Entity" means any United States, non-United States or multi-national government entity, body or authority, including (i) any United States federal, state or local government (including any town, village, municipality, district or other similar governmental or administrative jurisdiction or subdivision thereof, whether incorporated or unincorporated), (ii) any non-United States or multi-national government or governmental authority or any political subdivision thereof, (iii) any United States, non-United States or multi-national regulatory or administrative entity, authority, instrumentality, jurisdiction, agency, body or commission, exercising, or entitled or purporting to exercise, any judicial, legislative, police, regulatory, or taxing authority or power, including any court, tribunal, commission or arbitrator, (iv) any self-regulatory organization, or (v) any official of any of the foregoing.

          (d)   The affirmative vote by the holders of at least a majority of the outstanding shares of Company Common Stock on the record date for the Company Meeting (the "Required Company Shareholder Vote") is the only vote of the holders of any class or series of capital stock or other securities of the Company or any of its Subsidiaries necessary for the Company Shareholder Approval and for the consummation by the Company of the other transactions contemplated by this Agreement and the Shareholder Agreements in accordance with the Company Charter Documents, the rules of The Nasdaq Stock Market or the VBCA. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

        3.5    SEC Filings; Financial Statements; Information Provided.

          (a)   The Company has filed or furnished all registration statements, forms, reports and other documents required to be filed or furnished by the Company with the SEC since January 1, 2002.

  All such registration statements, forms, reports and other documents (including those that the Company may file after the date hereof until the Closing, and in each case including all exhibits, schedules and amendments thereto and documents incorporated by reference therein) are referred to herein as the "Company SEC Reports." As of their respective effective dates (in the case of Company SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Reports), the Company SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and none of the Company SEC Reports as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No investigation by the SEC with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened. Except to the extent that information contained in any Company SEC Report on (i) Form 10-K filed and publicly available after January 1, 2003 or (ii) Form 10-Q filed after January 1, 2005, in each case prior to the date of this Agreement (a "Specified Company SEC Report") has been revised or superseded by a later filed Company SEC Report filed and publicly available prior to the date of this Agreement (each a "Filed Company SEC Report"), none of the Specified Company SEC Reports contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act. As used in this Agreement, "Knowledge" of any Person that is not an individual shall mean, with respect to any matter in question, the knowledge after due inquiry of those persons set forth on Section 3.5(a) of the Company Disclosure Letter.

          (b)   Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of their operations and cash flows for the periods indicated, subject, in the case of unaudited interim financial statements, to normal and recurring year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole). The consolidated, audited balance sheet of the Company as of December 31, 2004 (the "Balance Sheet Date") included in the Company's Annual Report on Form 10-K for the year ended as of such date (including the notes thereto) is referred to herein as the "Company Balance Sheet."

          (c)   The information to be supplied by or on behalf of the Company for inclusion in the proxy statement to be sent to the shareholders of the Company (as amended or supplemented from time to time, the "Proxy Statement") in connection with the Company Meeting shall not, on the date the Proxy Statement is first mailed to shareholders of the Company, at the time of the Company Meeting or at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made by the Company with respect to information supplied by

  Buyer specifically for inclusion in such documents. If at any time prior to the Company Meeting any fact or event relating to the Company or any of its Affiliates that should be set forth in a supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall, promptly after becoming aware thereof, inform the Buyer of such fact or event.

          (d)   The Company has established and maintains disclosure controls and procedures and internal control over financial reporting required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information concerning the Company, including its consolidated Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and such disclosure controls and procedures are effective in accumulating and communicating to the Company's principal executive officer and its principal financial officer information required to be included in the Company's periodic reports required under the Exchange Act as appropriate to allow timely decisions regarding required disclosure. The principal executive officer and the principal financial officer of the Company have timely made all certifications required by the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated by the SEC thereunder (the "SOxA"). All of the statements contained in such certifications are complete and correct as of the dates thereof. The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation of internal control over financial reporting, to the Company's auditors and the audit committee of the Board of Directors of the Company (x) all significant deficiencies and material weaknesses (as such terms are defined in PCAOB Auditing Standard No. 2) in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data (each a "Financial Control Weakness") and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company is in compliance with the applicable listing and other rules and regulations of The NASDAQ National Market.

          (e)   The Company's system of internal control over financial reporting is effective in providing reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's assets that would materially affect the Company's financial statements. No Financial Control Weakness was identified in management's assessment of its internal control over financial reporting as of December 31, 2004 (nor has any such Financial Control Weakness since been identified).

          (f)    The Company is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds or otherwise taken or permitted to be taken any action in violation of Section 30A of the Exchange Act (the "FCPA") or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures. Except as set forth in Filed Company SEC Reports, since December 31, 2004, no event has occurred that would be required to be reported as a "Certain Relationship or Related Transaction" pursuant to Item 404 of Regulation S-K promulgated by the SEC.

          (g)   Since January 1, 2003, neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees, auditors or accountants, has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. Since January 1, 2003, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company.

          (h)   The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or Persons performing similar functions. The Company has promptly disclosed, by filing a Form 8-K, any change in or waiver of the Company's code of ethics, as required by Section 406(b) of SOxA. To the Knowledge of the Company, there have been no violations of provisions of the Company's code of ethics.

        3.6    No Undisclosed Liabilities.    Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) whether or not required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities (i) as and to the extent set forth on the Company Balance Sheet, (ii) incurred after the date of the Company Balance Sheet in the ordinary course of business consistent with past practice that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, or (iii) incurred after the date hereof in accordance with Section 5.1.

        3.7    Absence of Certain Changes or Events.    Since the Balance Sheet Date there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. Since the Balance Sheet Date (a) the Company and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course of business consistent with past practice and (b) neither the Company nor any of its Subsidiaries has taken any action nor has there been any event that would have required the consent of the Buyer under Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement. Without limiting the foregoing, since the Balance Sheet Date there has not occurred any damage, destruction or loss (whether or not covered by insurance) of any asset of the Company or any of its Subsidiaries that affects the use thereof that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

        3.8    Taxes.

          (a)   Each of the Company and each of its Subsidiaries has timely filed, or has caused to be timely filed, with the appropriate Governmental Entity all Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all material respects. The Company and each of its Subsidiaries have paid on a timely basis all Taxes due with respect to the Tax periods covered by such Tax Returns and all other Taxes otherwise due. The Company Balance Sheet reflects an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all Tax periods and portions thereof through the date of such Balance Sheet. All liabilities for Taxes that arose since the date of the Company Balance Sheet arose in the ordinary course of business. All Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper

  Governmental Entity, except for any such Taxes with respect to which the failure to withhold, collect or pay have not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement: (i) "Tax" or "Taxes" shall mean (a) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, and (b) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection with any item described in clauses (a) or (b), and (ii) "Tax Returns" shall mean any return, report, claim for refund, estimate, information return or statement, Tax election or other similar document relating to or required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b)   The Company has made available to the Buyer correct and complete copies of all U.S. federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company and each of its Subsidiaries while owned by the Company since January 1, 2002. The U.S. federal income Tax Returns of the Company and each of its Subsidiaries have been examined by and settled with the Internal Revenue Service (the "IRS") or are closed by the applicable statute of limitations for all Tax years through the Tax year specified in Section 3.8(b) of the Company Disclosure Letter. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid. The Company has made available to the Buyer correct and complete copies of all other Tax Returns of the Company and its Subsidiaries together with all related examination reports and statements of deficiency for all Tax periods from and after January 1, 2002. No examination or audit of any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the Knowledge of the Company, threatened or contemplated and no written notice thereof has been received. Neither the Company nor any of its Subsidiaries has been informed by any Governmental Entity that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed or otherwise pay any Tax that was not paid. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

          (c)   Neither the Company nor any of its Subsidiaries: (i) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be treated as an "excess parachute payment" under Section 280G of the Code or that would be fully deductible by reason of Section 162(m) of the Code; or (ii) has any actual or potential liability for any Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract or otherwise.

          (d)   Neither the Company nor any of its Subsidiaries (i) is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and its Subsidiaries are or were members or (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement, arrangement or practice.

          (e)   No Liens for Taxes exist with respect to any of the assets or property of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet due or payable or being contested in good faith.

          (f)    Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the

  Code) in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code since the effective date of Section 355(e) of the Code.

          (g)   The Company is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code and has not been a "United States real property holding corporation" during the applicable period specified in Section 897(c)(1)(A) of the Code.

          (h)   Neither the Company nor any of its Subsidiaries has engaged in any transaction that would constitute a "listed transaction" within the meaning of U.S. Treasury Regulation Section 1.6011-4(b)(2).

          (i)    Neither the Company nor any of its Subsidiaries has changed any of its methods of reporting income or deductions for Tax purposes from those employed in the preparation of its Tax Returns for the Tax year ended December 31, 2003.

          (j)    There is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of the Company and its Subsidiaries under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign law).

          (k)   No foreign Subsidiary of the Company is, or at any time has been while owned by the Company, a passive foreign investment company within the meaning of Section 1297 of the Code, neither the Company nor any Subsidiary is a shareholder, directly or indirectly, in a passive foreign investment company, and no foreign Subsidiary of the Company that is not a United States person (x) is, or at any time has been, engaged in the conduct of a trade or business within the United States or treated as or considered to be so engaged and (y) has, or at any time has had, an investment in "United States property" within the meaning of Section 956(c) of the Code. Neither the Company nor any Subsidiary is, or at any time has been, subject to any material (as it relates to either the Company or such Subsidiary) limitations under (A) the dual consolidated loss provisions of Section 1503(d) of the Code, (B) the overall foreign loss provisions of Section 904(f) of the Code or (iii) the recharacterization provisions of Section 952(c)(2) of the Code.

          (l)    The Company Disclosure Letter sets forth all foreign jurisdictions in which the Company or any of its Subsidiaries is subject to Tax, is engaged in business or has a permanent establishment.

          (m)  Neither the Company nor any of its Subsidiaries has entered into any agreement with any Governmental Entity or other Person that prohibits the Company or any of its Subsidiaries or Affiliates from engaging in any international scheme or arrangement the sole purpose of which is to avoid the payment of corporation tax in any jurisdiction in respect of its performance of its obligations under any such agreement.

          (n)   No Subsidiary has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

          (o)   Neither the Company nor any of its Subsidiaries has ever participated in an international boycott as defined in Section 999 of the Code.

          (p)   Neither the Company nor any of its Subsidiaries owns any interest in an entity that is characterized as a partnership for US federal income Tax purposes.

          (q)   No Subsidiary is a party to a gain recognition agreement under Section 367 of the Code.

          (r)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, Taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any: (i) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law); (ii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date; or (iii) installment sale or other open transaction disposition made on or prior to the Closing Date.

        3.9    Owned and Leased Real Properties; Title to Properties.

          (a)   Section 3.9(a) of the Company Disclosure Letter sets forth a complete and correct list as of the date of this Agreement of (i) the addresses of all real property owned by the Company or any Subsidiary (the "Real Estate") and (ii) all loans secured by mortgages encumbering the Real Estate. The Company and its Subsidiaries have good and valid title to all such properties, free and clear of all Liens except (x) statutory Liens securing payments not yet due, (y) security interests, mortgages and pledges that are disclosed in the Company SEC Reports that secure indebtedness that is on the Company Balance Sheet and (z) such other imperfections or irregularities of title or other Liens that, individually or in the aggregate, do not and would not reasonably be expected to materially affect the use of the properties or assets subject thereto or otherwise materially impair business operations as currently conducted or as currently proposed by the Company's management to be conducted.

          (b)   The Real Estate complies in all material respects with the requirements of all applicable building, zoning, subdivision, health, safety and other land use statutes, laws, codes, ordinances, rules, orders and regulations.

          (c)   Section 3.9(c) of the Company Disclosure Letter sets forth a complete and correct list as of the date of this Agreement of all real property (i) leased, (ii) subleased or (iii) licensed by the Company or any of its Subsidiaries (collectively "Company Leases") and the location of the premises. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any other party to any Company Lease is in default under any of the Company Leases. Neither the Company nor any of its Subsidiaries leases, subleases or licenses any real property to any Person other than the Company and its Subsidiaries. The Company has made available to the Buyer complete and correct copies of all Company Leases, other than property subject to a lease or license for which the payment by the Company is less than $10,000 per month. All Company Leases are in full force and effect. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases that are material to the business of the Company and its Subsidiaries, taken as a whole.

          (d)   The Company and its Subsidiaries have good and valid title to all properties and other assets that are reflected on the Company Balance Sheet as being owned by the Company or one of its Subsidiaries (or acquired after the date thereof) and that are, individually or in the aggregate, material to the Company's business or financial condition on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice and not in violation of this Agreement), free and clear of all Liens except (x) statutory liens securing payments not yet due, (y) security interests, mortgages and pledges that are disclosed in the Filed Company SEC Reports that secure indebtedness that is on the Company Balance Sheet and (z) such other imperfections or irregularities of title or other Liens that, individually or in the aggregate, do not and would not reasonably be expected to materially affect the use of the properties or assets subject thereto or otherwise materially impair business operations as currently conducted or as currently proposed by the Company's management to be conducted.

        3.10    Intellectual Property.

          (a)   Section 3.10(a)(1) of the Company Disclosure Letter sets forth a complete and accurate list as of the date hereof of (i) all Company Owned Intellectual Property (other than any unregistered Company Owned Intellectual Property described in clauses (C), (D) and (E) of the definition of Intellectual Property), (ii) the owner of such Company Owned Intellectual Property and any registration thereof or application therefor in any jurisdiction (noting the relevant jurisdiction), (iii) a complete list of all licenses or rights granted by the Company or any of its Subsidiaries with respect to such Company Owned Intellectual Property (identified by title, date and parties) other than software licenses to Customer Software issued in the ordinary course of business and (iv) Contracts existing as of the date hereof pursuant to which the Company or one of its Subsidiaries has obtained rights to the Company Licensed Intellectual Property, including the duration or term thereof and, where relevant, the applicable Customer Software with which it is bundled, shipped or distributed. All Company Owned Intellectual Property (other than moral rights with respect to copyrights (A) transferred to the Company or any of its Subsidiaries or (B) owned or acquired by the Company or any of its Subsidiaries by operation of law, in each case in jurisdictions where moral rights are not transferable) is owned by the Company or one of its Subsidiaries free and clear of all Liens, including claims or rights of employees, agents, consultants, contractors, partners, inventors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such Intellectual Property. Neither the Company nor any of its Subsidiaries has entered into any Contracts that limit in any respect its or their right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare Derivative Works of and sublicense any Company Owned Intellectual Property, without payment or other material obligation, to any other Person. Neither the Company nor any of its Subsidiaries has received any notice of any violation of, conflict with or infringement of the Intellectual Property rights of any other party, and, to the Company's Knowledge, neither the Company nor any of its Subsidiaries is violating or has violated, and the conduct of the businesses of the Company and its Subsidiaries does not violate, conflict with or infringe the Intellectual Property rights of any other Person.

          (b)   Section 3.10(b)(1) of the Company Disclosure Letter contains a complete and accurate list of all Software owned by the Company or any of its Subsidiaries as of the date of this Agreement including any Software under development (the "Owned Software") (other than any Owned Software described in clauses (B), (C) and (D) of the definition of Software), which list specifies which of the Company or any of its Subsidiaries is the owner thereof. The Company or one of its Subsidiaries has title to the Owned Software, free and clear of all Liens, including claims or rights of employees, agents, consultants, contractors, partners, inventors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software. The Owned Software is not dependent on any Licensed Software in order to operate fully in the manner in which it is intended, and none of the Licensed Software constitutes a component of, has been included, incorporated or embedded into or made a part of, any Owned Software. No Owned Software has been delivered, published or disclosed to any other parties, except subject to customary confidentiality obligations as set forth in Section 3.10(b)(2) of the Company Disclosure Letter, and to the Knowledge of the Company, no such other party has breached any related obligation of confidentiality.

          (c)   Section 3.10(c) of the Company Disclosure Letter contains a complete and accurate list of (i) all Open Source Software and (ii) all other Licensed Software as identified by the license or other agreement by which such right to use has been obtained. The Company and any of its Subsidiaries utilizing such Licensed Software has the rights and licenses to the Licensed Software as set forth in the respective license, lease or similar agreement pursuant to which the Licensed Software is licensed to the Company or any of its Subsidiaries, and the Company and each of its Subsidiaries are in compliance in all respects with all applicable provisions of such agreements. Neither the Company nor any of its Subsidiaries has published or disclosed any Licensed Software or other Third Party Software to any other party except in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software or other Third Party

  Software, in which case (A) neither the Company nor any of its Subsidiaries has any obligations to make royalty or other similar payments in respect of such distribution and (B) there are no obligations to provide access to any third party to, or permit any third party to copy, distribute or create Derivative Works of the proprietary source code for Owned Software. No party to whom the Company or any of its Subsidiaries has disclosed Licensed Software or Third Party Software subject to a confidentiality obligation has, to the Knowledge of the Company, breached such obligation of confidentiality in any material respect. No Open Source Software that is embedded in or bundled, shipped or distributed with any Customer Software nor any other Open Source Software is used in a manner that requires the contribution of any portion of any Customer Software or Owned Software to any Person, including into the open source Software community.

          (d)   The Owned Software, Licensed Software and commercially available over-the-counter 'shrink-wrap' Software constitute all Software used in the businesses of the Company and its Subsidiaries as of the date of this Agreement and required for products and services sold (collectively, the "Company Software"). Section 3.10(d) of the Company Disclosure Letter sets forth a list of all over-the-counter "shrink-wrap" software embedded in any products offered for sale. Section 3.10(d) of the Company Disclosure Letter sets forth a list of all contract programmers, independent contractors, nonemployee agents and Persons or other entities (other than employees) who on or prior to the date hereof have performed computer programming services for the Company or any of its Subsidiaries (it being understood that if any entity was engaged, the entity rather than the individual persons working for such entity is to be listed) and identifies all contracts and agreements pursuant to which such services were performed. Each such listed entity or person has executed an agreement providing that the Company or one of its Subsidiaries, as the case may be, has the exclusive ownership rights to all Intellectual Property and other work product including Derivative Works conceived, developed or produced in connection with the programming services provided by such persons. None of the former or current members of management or key personnel of the Company or any of its Subsidiaries, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and/or development of Company Owned Intellectual Property has asserted any claim against the Company or any of its Subsidiaries in connection with the involvement of such persons in the conception and/or development of any Company Owned Intellectual Property, and to the Knowledge of the Company no such claim has been threatened. To the Knowledge of the Company, no other Person is infringing in any respect any Intellectual Property rights of the Company or any of its Subsidiaries.

          (e)   Section 3.10(e)(1) of the Company Disclosure Letter lists and separately identifies all agreements in effect as of the date of this Agreement pursuant to which the Company or any of its Subsidiaries has been granted rights to distribute and/or market Third Party Software, and Section 3.10(e)(2) of the Company Disclosure Letter lists and separately identifies all agreements in effect as of the date of this Agreement pursuant to which the Company or any of its Subsidiaries has granted marketing rights in the Company Software to third parties.

          (f)    To the Knowledge of the Company, neither the existence nor the sale, offer to sell, license, lease, transfer, export, import, use, reproduction, distribution, modification or other exploitation by the Company or any of its Subsidiaries of any products or services, as such products or services are or were sold, licensed, leased, transferred, used or otherwise exploited by such Persons, does, did or will (i) infringe on any Patent, Trademark, Copyright or other right of any other Person, (ii) constitute a misuse or misappropriation of any Secret Information of any other Person or (iii) entitle any other Person to any interest therein, or right to compensation from the Company or any of its Subsidiaries, by reason thereof. Except as set forth in Section 3.10(f)(3) of the Company Disclosure Letter, there are no restrictions on the ability of the Company or any of its Subsidiaries to sell, offer to sell, license, lease, transfer, export, import, use, reproduce, distribute, modify or otherwise exploit any Company Intellectual Property.

          (g)   All Patents, Trademarks and Copyrights of the Company or any of its Subsidiaries have been duly registered and/or filed, as applicable, with or issued by each applicable Governmental Entity in each jurisdiction in which the Company or any of its Subsidiaries has sought to register such rights, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees have been paid to continue all such rights in effect. The Company and each of its Subsidiaries have complied with all applicable notice and marking requirements for such Patents, Trademarks and Copyrights.

          (h)   There is no suit, claim, action or proceeding pending or, to the Knowledge of the Company, threatened, nor is any investigation pending or, to the Knowledge of the Company, threatened, with respect to, and neither the Company nor any of its Subsidiaries has been notified of, any possible infringement or other violation by the Company or any of its Subsidiaries or any of its or their products or services, of the Intellectual Property rights of any Person.

          (i)    The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby will not, materially conflict with, or result in any material violation of, or material default (with or without notice or lapse of time or both) under, or give rise to any material Lien on, any right, license, lease or similar agreement granting a license to the Company or any of its Subsidiaries with respect to any Company Intellectual Property or any Company Software, or give rise to any right of termination, cancellation or acceleration of any Company Intellectual Property right or obligation set forth in any agreement to which the Company or any of its Subsidiaries is a party, cause the loss or material encumbrance of any Company Intellectual Property or material benefit related thereto, result in the creation of any material Lien in or upon any Company Intellectual Property or right, or otherwise impair in any material respect the Company's or any of its Subsidiaries' ability to use the Company Intellectual Property or Company Software in the same manner as such Company Intellectual Property or Company Software is currently used by the Company, any of its Subsidiaries or their respective customers.

          (j)    Neither the Company nor any of its Subsidiaries has assigned, sold or otherwise transferred ownership of, or given any security interest or conditional interest in, any Company Intellectual Property.

          (k)   The Company and each of its Subsidiaries have taken reasonable steps to protect their rights in respect of Intellectual Property owned by the Company or any of its Subsidiaries, including complying with appropriate marking/notice requirements and to the Knowledge of the Company no such rights, including any right to prevent other Persons from using Intellectual Property owned by the Company or any of its Subsidiaries, have been lost or are reasonably expected to be lost through failure to act by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has agreed to waive any rights in Company Intellectual Property except pursuant to customary right to use granting provisions of licenses to Customer Software.

          (l)    The Company and each of its Subsidiaries have for the past two (2) years maintained in connection with the conduct of the business of the Company and its Subsidiaries including its and their activities on or related to the World Wide Web (the "Web") and the Internet, a written privacy statement or policy governing the collection, maintenance, and use of data and information collected from users of Web sites owned, operated, or maintained by, on behalf of, or for the benefit of the Company or any of its Subsidiaries ("Company Web Sites") and such privacy statement or policy has at all relevant times been conspicuously made available to users of Company Web Sites. Such statement or policy, along with the collection, maintenance, and use of user data and information and transfer thereof, including in connection with the Merger and the other transactions contemplated hereby, complies and will comply in all material respects with all applicable Law, including the rules and regulations promulgated by the U.S. Federal Trade Commission.

          (m)  For purposes of this Agreement, the following terms shall have the definitions set forth below:

              (i)  "Intellectual Property" means:

      (A)
      all trademarks (registered or unregistered), service marks, brand names, trade names, domain names, certification marks, trade dress, assumed names, other indications of origin and the goodwill associated therewith, and all registrations or applications for registration thereof in any jurisdiction, including any extension, modification or renewal of any such registration or application (collectively, "Trademarks"),

      (B)
      all patents, patent applications, provisionals, continuations, continuations-in-part, divisionals, re-issues, re-examinations, and foreign counterparts in any jurisdiction (collectively, "Patents"),

      (C)
      all copyrights and database rights and moral rights in both published works and unpublished works, including all such rights in Software, user and training manuals, marketing and promotional materials, internal reports, business plans and any other writings, expressions, mask works, firmware and videos, whether copyrighted, copyrightable or not, and all registrations or applications for registration of copyrights thereof and any renewals or extensions thereof in any jurisdiction (collectively, "Copyrights"),

      (D)
      trade secret and confidential information, and rights in any jurisdiction to limit the use or disclosure thereof by a third party, including such rights in applicable inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction (and whether or not reduced to practice), know-how, customer lists, technical information, proprietary information, technologies, processes and formulae, software, data, plans, drawings and blue prints, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically or otherwise (collectively, "Secret Information"), and

      (E)
      any similar intellectual property or proprietary rights similar to any of the foregoing, licenses, immunities, covenants not to sue and the like relating to the foregoing, and any claims, causes of action or rights of collection arising out of or related to any infringement (whether prior, present or future), misuse or misappropriation of any of the foregoing;

             (ii)  "Software" means any and all:

      (A)
      computer programs and applications, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code,

      (B)
      databases and electronic compilations, including any and all data and collections of data, whether machine readable or otherwise,

      (C)
      descriptions, flow-charts, library functions, algorithms, architecture, structure, display screens and development tools, and other information, work product or tools used to design, plan, organize or develop any of the foregoing, and

      (D)
      all documentation, including user manuals and training materials, relating to any of the foregoing;

            (iii)  "Third Party Software" means Software with respect to which a third party holds any copyright or other ownership right (and, therefore, such Software is not owned exclusively by the Company or any of its Subsidiaries);

            (iv)  "Licensed Software" means all Software (other than commercially available over-the-counter "shrink-wrap' Software) under which the Company or any of its Subsidiaries is, as of the date hereof, a licensee, lessee or otherwise has obtained the right to use, including all Open Source Software;

             (v)  "Open Source Software" means all Licensed Software that is open source Software, shareware or freeware;

            (vi)  "Customer Software" means all Software that is licensed by the Company or any of its Subsidiaries to customers in the ordinary course of its or their business;

           (vii)  "Company Intellectual Property" means all Intellectual Property as defined above including patents, patent applications, trademark registrations, trademark applications, common-law trademarks, copyright registrations, trade secrets, domain names, and other proprietary rights relating to any of the foregoing throughout the world and copies and tangible embodiments thereof that is either (A) used in the business of the Company or any of its Subsidiaries as of the date of this Agreement or (B) owned by or licensed to the Company or any of its Subsidiaries (Company Intellectual Property shall also include, without limitation, associated goodwill and remedies against prior, current and future infringement of Company Intellectual Property owned by the Company or any of its Subsidiaries and rights of protection of an interest therein under the laws of all jurisdictions);

          (viii)  "Company Owned Intellectual Property" means Company Intellectual Property that is owned by the Company or any of its Subsidiaries;

            (ix)  "Company Licensed Intellectual Property" means Company Intellectual Property that is licensed to the Company or any of its Subsidiaries; and

             (x)  "Derivative Work" shall have the meaning set forth in 17 U.S.C. Section 101.

        3.11    Contracts.

          (a)   For purposes of this Agreement, "Company Material Contract" shall mean:

              (i)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries;

             (ii)  any employment or consulting or other type of Contract (other than standard form non-disclosure and assignment of intellectual property agreements) with any executive officer or other employee of the Company or any Subsidiary whose base salary or other compensation exceeds $100,000 or any member of the Company Board or the board of directors of any Subsidiary, other than those that are terminable by the Company or any of its Subsidiaries on no more than thirty (30) days notice without liability or financial obligation to the Company or Subsidiary;

            (iii)  any Contract that purports to (A) limit, curtail or restrict in any respect the right of the Company or any of its existing or future Subsidiaries or Affiliates (excluding natural persons) to engage in any line of business or compete with any Person in any line of business or in any geographic area, (B) grant any exclusive rights to make, sell or distribute the Company's or any of its Subsidiaries' products, or (C) otherwise restrict or limit the right of the Company or its existing or future Subsidiaries to sell or distribute any products or services to any Person;

            (iv)  any Contract (a) relating to the disposition, acquisition or lease by the Company or any of its Subsidiaries entered into since January 1, 2002 of material properties or assets (by merger, purchase or sale of stock or assets or otherwise), (b) pursuant to which the Company or any of its Subsidiaries has any partnership, joint venture or other material ownership interest in any other Person or other business enterprise other than the Company's Subsidiaries or (c) pursuant to which the Company or any of its Subsidiaries is engaged in any joint development, joint distribution or strategic alliance with any other Person;

             (v)  any Contract to provide source code to any third party for any product or technology that is material to the Company and its Subsidiaries taken as a whole, other than source code escrow agreements entered into in the ordinary course of business;

            (vi)  any loan or credit agreement, mortgage, indenture, note or other Contract evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any Contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries ("Indebtedness") (other than de minimis Indebtedness not to exceed $1,750,000 in the aggregate);

           (vii)  any mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien on any material property or assets of the Company or any of its Subsidiaries;

          (viii)  any settlement agreement entered into within three (3) years prior to the date of this Agreement, other than (I) releases immaterial in nature or amount entered into with former employees or independent contractors of the Company in the ordinary course of business in connection with the routine cessation of such employee's or independent contractor's employment with, or services for, the Company or (II) settlement agreements for cash only (which has been paid) and does not exceed $500,000 as to such settlement;

            (ix)  any license or royalty Contract (other than licenses of Customer Software in the ordinary course of business and licenses of "shrink-wrap" Software);

             (x)  any Contract with any Governmental Entity (other than licenses of Customer Software in the ordinary course of business);

            (xi)  financial derivatives master agreement or confirmation, or futures account opening agreements and/or brokerage statements, evidencing financial hedging or similar trading activities;

           (xii)  any shareholder agreement to which the Company or any Subsidiary is a party;

          (xiii)  any Contract that has involved consideration or expenditures (whether or not measured in cash) of greater than $1,750,000 annually since January 1, 2004 (other than licenses of Customer Software in the ordinary course of business);

          (xiv)  any "standstill" or similar agreement that restricts the Company's or any Subsidiaries' right to acquire any security or business;

           (xv)  any sales representative or distribution Contract involving consideration or expenditures (whether or not measured in cash) of greater than $1,750,000 annually since January 1, 2004;

          (xvi)  any Contract containing any "change of control" trigger or similar provision (i) involving one of the Company's 100 largest customers (as determined by reference to revenue recognized during 2005, calculated on an annual basis) or (ii) that provides for payment by the Company or a loss of benefits to the Company exceeding $1,000,000 upon such "change of control";

         (xvii)  any Contract otherwise material to the business of the Company that was not entered into in the ordinary course of business consistent with past practice;

        (xviii)  any Contract the primary content of which involves an indemnification or similar obligation on the part of the Company or any Subsidiary; or

          (xix)  commitment or agreement to enter into any of the foregoing.

          (b)   Section 3.11(b) of the Company Disclosure Letter sets forth a list of all Company Material Contracts to which the Company or any of its Subsidiaries is a party as of the date hereof. The Company has heretofore made available to the Buyer complete and correct copies of each Company Material Contract in existence as of the date hereof, together with any and all amendments and supplements thereto and "side letters" and similar documentation relating thereto.

          (c)   None of the Contracts to which the Company or any Subsidiary is a party is, and no bid outstanding as of the date of this Agreement, if accepted or awarded, would result in, a Loss Contract. For purposes of this Agreement, "Loss Contract" means any Contract with a value in excess of $1,000,000 in which, at the time of its execution, billings to the customer over the course of the Contract's stated term are, to the Knowledge of the Company, expected to be less than the costs of the Company to perform such Contract.

          (d)   Subject to the Bankruptcy and Equity Exception, each Company Material Contract is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company and its Subsidiaries party thereto. Neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act that, with or without notice, lapse of time or both, would constitute a default under the provisions of any Company Material Contract, except in each case for immaterial violations and immaterial defaults. To the Knowledge of the Company, no other party to any Company Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such party thereunder, except in each case for immaterial defaults. Neither the Company nor any of its Subsidiaries has received any written notice of termination or cancellation under any Company Material Contract, received any notice of breach or default under any Company Material Contract that has not been cured, or granted to any third party any rights, adverse or otherwise, that would constitute a breach of any Company Material Contract, except in each case for immaterial violations and immaterial defaults. No Company Material Contract will cease to be valid and binding and in full force and effect as a result of the consummation of the transactions contemplated by this Agreement, and no approval, consent, or waiver of any Person is needed in order that any Company Material Contract continue to be valid, binding and in full force and effect in accordance with its current terms following the consummation of the transactions contemplated by this Agreement, except where the failure of any such Company Material Contract to continue to be valid, binding and in full force and effect, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        3.12    Litigation.    There is no Governmental Investigation or legal, administrative, arbitral or other proceeding, action, suit, proceeding, claim, arbitration pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Section 3.12 of the Company

Disclosure Schedule sets forth each Governmental Investigation or legal, administrative, arbitral or other proceeding, action, suit, proceeding, claim, arbitration pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries as of the date hereof. There is not any material judgment, order, injunction, ruling or decree imposed (or, to the Knowledge of the Company, threatened to be imposed) upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries (including their respective Intellectual Property), by or before any Governmental Entity, including in connection with an alleged violation of (i) applicable Laws relating to the export of goods and services to any foreign jurisdiction, including applicable regulations of the US Department of Commerce, the US Department of State and the US Department of Treasury ("Export Control Requirements"), (ii) applicable Laws relating to the import of goods and services from any foreign jurisdiction, including applicable regulations of the US Department of Commerce, the US Department of Homeland Security, the US Customs Service and the US Department of Treasury ("Import Control Requirements"), or (iii) the FCPA or any other applicable Law regarding illegal payments and gratuities (collectively with the FCPA, "Improper Payment Laws") outstanding against the Company or any of its Subsidiaries. "Governmental Investigation" means an investigation by a Governmental Entity for the purpose of imposing criminal sanctions or civil penalties, fines or injunctions.

        3.13    Environmental Matters.

          (a)   Except as disclosed in Section 3.13 of the Company Disclosure Letter:

              (i)  each of the Company and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws in all material respects;

             (ii)  there is no investigation, suit, claim, action or proceeding relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any real property currently or, to the Knowledge of the Company, formerly owned, operated or leased by the Company, its Subsidiaries or any of their respective predecessors, and no facts, circumstances or conditions exist that would reasonably be expected to form the basis of any such investigation, suit, claim, action or proceeding;

            (iii)  neither the Company, its Subsidiaries nor any of their respective predecessors has received any notice of or entered into or assumed by Contract or operation of Law or otherwise, any obligation, liability, order, decree, settlement, judgment or injunction relating to or arising under Environmental Laws;

            (iv)  neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Merger, nor compliance by the Company with any of the provisions herein, will result in the termination or revocation of, or a right of termination or cancellation under, any permit issued pursuant to any Environmental Laws ("Environmental Permit") for its operations; and

             (v)  there has been no Release or threatened Release of any Hazardous Substance at any properties currently or previously owned, leased or operated by the Company, its Subsidiaries or any of their respective predecessors or, to the Knowledge of the Company, at any third-party location to which the Company, any of its Subsidiaries or any of their respective predecessors transported or arranged for the disposal or treatment of any Hazardous Substances.

          (b)   The Company has made available correct and complete copies of all environmentally related audits, studies, reports, analyses and results of investigations that have been performed with respect to currently or previously owned, leased or operated properties of the Company, any of its Subsidiaries or their respective predecessors.

          (c)   There is not now, nor has there been in the past, on, in or under any real property owned, leased or operated by the Company, its Subsidiaries or any of their respective predecessors, (i) any underground storage tanks, above-ground storage tanks, dikes, ponds, lagoons or impoundments, (ii) any asbestos or asbestos-containing materials, (iii) any polychlorinated biphenyls or (iv) any radioactive substances.

          (d)   (i) The Company, its Subsidiaries and their respective predecessors have obtained, and currently maintain, as applicable, all required Environmental Permits for their operations, (ii) there is no investigation, nor any action pending, alleged or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries to revoke such permits, and (iii) neither the Company nor any of its Subsidiaries have received any written notice to the effect that there is lacking any Environmental Permit for the current use or operation of any property owned, operated or leased by the Company or any of its Subsidiaries.

          (e)   Neither the Company, its Subsidiaries nor any of their respective predecessors has manufactured, distributed or otherwise incorporated into any product that it manufactured or distributed, or ever acquired any company or business that manufactured, distributed or otherwise incorporated into any product that it manufactured or distributed, any asbestos or asbestos-containing materials.

          (f)    Neither the Company nor any of its Subsidiaries, nor any of their respective predecessors, has ever been engaged in or controlled assembly, fabrication, manufacturing or any other production-related activity.

          (g)   For purposes of this Agreement, the following terms shall have the definitions set forth below:

              (i)  "Environmental Law" means any Law, statute, rule, regulation, order, ordinance, administrative ruling, decree, judgment or permit requirement of any governmental jurisdiction (including any state, local, foreign or international counterparts or equivalents and any transfer of ownership notification or approval statutes) relating to: (i) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (ii) the handling, use, storage, treatment, transport, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor or wetlands protection.

             (ii)  "Hazardous Substance" means: (i) any material, substance or waste that is regulated or is classified as "hazardous," "toxic," a "pollutant," a "contaminant," "radioactive" or words of similar meaning or effect pursuant to any Environmental Law; or (ii) any petroleum product or by-product, asbestos, asbestos-containing material, polychlorinated biphenyls, radioactive materials, radon, mold, urea formaldehyde insulation, or chlorofluorocarbons or other ozone-depleting substances.

            (iii)  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing of or migrating into or through the environment or any natural or man-made structure.

        3.14    Employee Benefit Plans.

          (a)   Section 3.14(a) of the Company Disclosure Letter sets forth a complete and correct list, separately with respect to each country in which the Company or any of its Subsidiaries has directors or employees, of: (i) all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and without regard to whether ERISA applies thereto), and (ii) all other employee benefit plans, agreements, policies or arrangements or payroll practices, including employment, consulting or other compensation agreements, collective bargaining agreements and all plans, agreements, policies or arrangements providing for bonus or other incentive compensation, equity or equity-based compensation, retirement, deferred compensation, change in control rights or benefits, termination or severance benefits, stock purchase, sick leave, vacation pay, salary continuation, hospitalization, medical insurance, life insurance, fringe benefits or other compensation, or educational assistance, in each case to which the Company or any of its Subsidiaries maintains, participates in or has any obligation or liability (contingent or otherwise) thereunder for current or former directors or employees of the Company or any of its Subsidiaries (the "Employees"), but excluding any government-sponsored plans required to be contributed to under the law of a non-U.S. jurisdiction (collectively, the "Company Plans"). Notwithstanding anything to the contrary herein, Section 3.14(a) of the Company Disclosure Letter need not list any employment agreement for an employee who is terminable at will if the agreement is substantially in the form previously made available to the Buyer.

          (b)   With respect to each Company Plan, the Company has made available to the Buyer a complete, current and correct copy of (i) such Company Plan including any amendments thereto and written interpretations thereof (other than routine responses to queries regarding benefit availability), (ii) the most recent annual report (Form 5500) and all schedules thereto filed with the IRS, (iii) the most recent actuarial report and IRS Determination Letter, if applicable, (iv) each trust agreement, group annuity contract and summary plan description, if any, relating to such Company Plan, (v) written communications to employees relating to the Company Plans, and (vi) written descriptions of all non-written agreements relating to the Company Plans.

          (c)   The Company Plans have been maintained, in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code and other applicable Laws, and neither the Company nor any of its Subsidiaries nor any "party in interest" or "disqualified person" with respect to the Company Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA or in a violation of any other applicable Laws comparable to such provisions of the Code or ERISA that would reasonably be expected to result in material liability to the Company. To the Knowledge of the Company, no fiduciary has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Plan.

          (d)   Each Company Plan that is intended to meet the requirements for country-specific tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code or other applicable Laws meets such requirements, including (i) any Company Plans intended to qualify under Section 401 of the Code are so qualified and (ii) any trusts intended to be exempt from federal income taxation under Section 501 of the Code are so exempt. Nothing has occurred with respect to the operation of the Company Plans that would reasonably be expected to cause the loss of such tax-favored treatment, qualification or exemption, or the imposition of any material liability, penalty or tax under ERISA, the Code or other applicable Law.

          (e)   Neither the Company, any of the Company's Subsidiaries nor any of their ERISA Affiliates has since January 1, 2000 (i) maintained or contributed to, or has any actual or contingent liability under, a Company Plan that is or was a defined benefit plan or that was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) been obligated to contribute to, or has any material actual or contingent liability under, a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). For purposes of this Agreement "ERISA Affiliate" means any entity which is a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary of the Buyer.

          (f)    Neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any shareholders, director, executive officer or other key employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; or (ii) agreement or plan binding the Company or any of its Subsidiaries, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

          (g)   Each Company Plan is funded through assets held in a trust or similar funding vehicle, insurance, annuity contracts or similar agreements, or amounts reserved on the financial statements of the Company or any of its Subsidiaries such that the liabilities arising under such plan (as calculated using actuarial assumptions and methods consistent with GAAP regardless of whether GAAP applies) are fully satisfied or provided for to the extent required by GAAP. Each Company Plan complies with all applicable Laws and to the extent such plan is intended or required to register with any Governmental Entity such plan is and has been properly registered.

          (h)   All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans (including workers' compensation) or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), except for contributions made in full after the due date thereof, the failure to have made in a timely manner would not reasonably be expected to result in material liability to the Company. As of the date of the Company Balance Sheet and for the three preceding years, all contributions that are not yet due will have been paid or sufficient accruals for such contributions and other payments in accordance with GAAP are duly and fully provided for on such balance sheets.

          (i)    No liability under any Company Plan has been funded or satisfied with the purchase of a contract from an insurance company that is not rated AAA by Standard & Poor's Corporation or the equivalent by a nationally recognized rating agency.

          (j)    There are no pending actions, claims or lawsuits that have been asserted or instituted against the Company Plans, the assets of any of the trusts under such plans or the sponsor or administrator of any of the Company Plans, or against any fiduciary of the Company Plans (other than routine benefit claims), that would reasonably be expected to result in material liability to the Company, nor does the Company have any Knowledge of facts that could form the basis for any such claim or lawsuit.

          (k)   All amendments and actions required to bring the Company Plans into conformity in all material respects with all of the applicable provisions of the Code, ERISA and other applicable Laws have been made or taken, except to the extent that such amendments or actions are not required by Law to be made or taken until a date after the Closing Date.

          (l)    None of the Company Plans provide for post-employment life or health insurance, or other welfare benefits coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or other similar applicable law at the expense of the participant or the participant's beneficiary. Each of the Company and any ERISA Affiliate which maintains a "group health plan"

  within the meaning of Section 5000(b)(1) of the Code has complied in all material respects with the notice and continuation requirements of Section 4980B of the Code, COBRA, and Part 6 of Subtitle B of Title I of ERISA.

          (m)  No amount payable by the Company or any Subsidiary will fail to be deductible by reason of Section 162(m) of the Code. The Company has no obligation to reimburse any employee with respect to any penalty tax on the employee imposed by Section 409A of the Code.

          (n)   Neither the Company nor any of its Subsidiaries has a contract, plan or written commitment to create any additional Company Plan or to modify any existing Company Plan.

          (o)   No stock or other security issued by the Company or any of its Subsidiaries forms or has formed a material part of the assets of any Company Plan.

        3.15    Compliance With Laws.

          (a)   The Company and each of its Subsidiaries is (and since January 1, 2003 have been) in compliance with all applicable statutes, laws, (including common law), regulations, rules, codes, executive orders, ordinances, requirements, standards, guidelines, policies, administration rulings or judgments of any Governmental Entity or any order, writ, injunction or decree, whether preliminary or final, entered by any court, arbitrator or other Governmental Entity (collectively, "Laws") applicable to the Company or any of its Subsidiaries or any of their businesses or operations (including Export Control Requirements, Import Control Requirements and Improper Payment Laws) or any of their properties or other assets. Without limiting the generality of the foregoing, none of the Company or any of its Subsidiaries is a party to any Contract or bid with, or has conducted business with, directly or indirectly, any Person located in any country subject to sanctions by the United States government, including Cuba, Myanmar, Iran, North Korea, Libya, Sudan or Syria or with the former government or former officials of Iraq in violation of applicable Law. Since January 1, 2003, neither the Company nor any of its Subsidiaries has made or has been ordered to make any payment in respect of any Governmental Damages. Since January 1, 2003, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Entity claimed or alleged that the Company or any of its Subsidiaries was not in compliance in a material respect with any Law applicable to the Company or any of its Subsidiaries, any of their material properties or other assets or any of their businesses or operations (including Export Control Requirements, Import Control Requirements and Improper Payment Laws). Since January 1, 2003, none of the Company, its Subsidiaries or any of their respective Affiliates has conducted or initiated any internal investigation (other than an informal investigation that was resolved without the need for further action) or made a voluntary disclosure to any Governmental Entity with respect to any actual or suspected material violation of Law, including arising under or relating to a Government Contract or Government Subcontract. For purposes of this Agreement, "Governmental Damages" means (i) any civil or criminal penalties or fines paid or payable to a Governmental Entity, (ii) any restitution paid or payable to a third party, in the case of each of clauses (i) and (ii), resulting from the (x) conviction (including as a result of the entry of a guilty plea, a consent judgment or a plea of nolo contendere) of the Company or any of its Subsidiaries of a crime or (y) settlement with a Governmental Entity for the purpose of closing a Governmental Investigation or (iii) any injunctive relief or requirement to alter business practices granted, ordered or agreed to at the behest of a Governmental Entity.

          (b)   Each of the Company, its Subsidiaries and their respective employees, agents and consultants, and each other Person acting for, or on behalf of, the Company, has complied with all Improper Payment Laws, and has not directly or indirectly, used funds or other assets, or made any promise or undertaking in such regard, or authorized such use, promise or undertaking, for any illegal payments to or for the benefit of any Person or the establishment or maintenance of a secret or unrecorded fund. Notwithstanding the provisions of the immediately preceding sentence, the representations set forth in such sentence shall be applicable to the Company's employees, agents, and consultants and other Persons acting for, or on behalf of, the Company solely to the extent that the actions of such Persons could result in the imposition of liability on the Company, the Buyer or their respective Subsidiaries under any Improper Payment Laws. There have not been any false or fictitious entries made in the books or records of the Company or any of its Subsidiaries relating to any such illegal payment or secret or unrecorded fund.

        3.16    Privacy Matters.

          (a)   Except as would not reasonably be expected to have a Company Material Adverse Effect, and subject to paragraph (c) below, the Company and each of its Subsidiaries complies with and has implemented all such measures required for it to comply with all applicable requirements as a "Covered Entity" under the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, including the privacy and security regulations (45 C.F.R. Parts 160 and 164) and the transactions and code sets regulations (45 C.F.R. Part 162) (collectively, "HIPAA"), and its obligations as a "Business Associate" of Covered Entity customers (as such capitalized terms are defined in or promulgated under HIPAA).

          (b)   With respect to all requirements imposed on the Company and its Subsidiaries by HIPAA and all contractual commitments required by HIPAA to be imposed upon the Company and its Subsidiaries by Business Associate agreements, including all such requirements and commitments relating to the Company's and its Subsidiaries' activities as a "Clearinghouse" (as that term is defined by HIPAA) (collectively, the "HIPAA Commitments"):

              (i)  the Company and each of its Subsidiaries are in compliance with the HIPAA Commitments;

             (ii)  the Company and each of its Subsidiaries have been in material compliance with the applicable privacy standards, security standards, and transactions and code sets standards prescribed by HIPAA since the respective compliance dates, if any, upon which such standards become enforceable against the Company and its respective Subsidiaries as a Clearinghouse;

            (iii)  the transactions contemplated by this Agreement will not violate any of the HIPAA Commitments;

            (iv)  neither the Company nor any of its Subsidiaries has received any written inquiry from the U.S. Department of Health and Human Services or any other Governmental Entity alleging material non-compliance by the Company or a Subsidiary with the HIPAA Commitments; and

             (v)  to the Knowledge of the Company, no complaint has been filed with the U.S. Department of Health and Human Services or any other Governmental Entity regarding the Company's or a Subsidiary's compliance with the HIPAA Commitments.

          (c)   The Company and each of its Subsidiaries, to the extent each is a Covered Entity, has either entered into or made reasonable and good faith efforts to enter into valid, written Business Associate agreements with all contractors, agents, vendors, suppliers, and service providers that are Business Associates of the Company or a Subsidiary, respectively.

          (d)   The products offered for sale to customers in connection with the businesses of the Company and the Subsidiaries offer features and functionality that, when used as intended, reasonably supports the compliance of such customers with HIPAA.

          (e)   Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company is in compliance with all Laws applicable to Personal Data ("Applicable Privacy Laws"). The Company has not received any written or other notice of, or been charged with, the violation of any Applicable Privacy Law, and there are to the Company's Knowledge, no pending investigations of the Company by any Governmental Entity relating to Applicable Privacy Laws, or civil actions against the Company alleging any violation of Applicable Privacy Laws. As used herein "Personal Data" shall mean non-public information relating to an identified or identifiable natural or legal Person.

          (f)    All Personal Data that the Company has shared, or will share, with the Buyer, or that will be transferred to the Buyer pursuant to the terms of this Agreement, has been collected, maintained and used at all times in compliance with (i) the requirements of Applicable Privacy Laws, (ii) the requirements of Contracts to which the Company is a party and (iii) policies and practices relating to Personal Data that the Company has communicated to Persons about whom the Personal Data relates ("Data Subjects"). When the Company has changed its policies or practices relating to Personal Data, the Company has, to the extent required by the applicable policy in effect prior to the change, provided notice to the affected Data Subjects prior to using the Personal Data relating to them in a manner inconsistent with the policy or practice previously communicated to the Data Subjects. The Company's transfer of Personal Data to the Buyer pursuant to the terms of this Agreement will not breach any of the Company's obligations under Applicable Privacy Laws, Contracts to which the Company is a party, or policies relating to Personal Data that the Company has communicated to Data Subjects.

        3.17    Permits.    The Company and each of its Subsidiaries holds, owns, or possesses all material permits, licenses, franchises, privileges, registrations, certificates, approvals and authorizations from Governmental Entities or required by Governmental Entities to be obtained, in each case necessary for the conduct of their respective businesses, including the design, manufacture, distribution, sale or maintenance of their respective products and the provision of their respective services (the "Company Permits"). The Company and its Subsidiaries are (and since January 1, 2003 have been) in compliance in all material respects with the terms of the Company Permits. Since January 1, 2003, neither the Company nor any of its Subsidiaries has received notice or otherwise has Knowledge to the effect that a Governmental Entity was considering the amendment, termination, suspension, revocation or cancellation of any Company Permit. Each of the Company Permits is valid and, subsisting in full force and effect. Each of the Company Permits may be assigned and transferred to the Buyer in accordance with this Agreement other than those Company Permits the failure of which to be assignable or transferable would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The consummation of the Merger, in and of itself, will not cause the breach, default, revocation, or cancellation of any Company Permit that is material to the Company and its Subsidiaries taken as a whole.

        3.18    Labor Matters.

          (a)   Section 3.18 of the Company Disclosure Letter contains a list as of the date of this Agreement of all employees of the Company and each of its Subsidiaries whose base salary or other compensation exceeds $100,000 per year, along with the position and the annual rate of base compensation of each such person. Neither the Company nor any of its Subsidiaries is the subject of any pending, or to the Knowledge of the Company, threatened, proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, or is seeking to compel it to bargain with any labor union or labor organization. There are no pending or, to the Knowledge of the Company, threatened, labor strikes, disputes, arbitrations, grievances, walkouts, work stoppages, slow-downs or lockouts or other job actions or labor disputes involving the Company or any of its Subsidiaries. There are no material activities or proceedings by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries.

          (b)   To the extent the Company or any of its Subsidiaries utilizes independent contractors, and to the extent such independent contractors could be reclassified, such reclassification would not reasonably be expected to result in material liability to the Company.

          (c)   Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union, labor organization or works council.

          (d)   There are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, that could be brought or filed with any Governmental Entity, including, but not limited to, the US Department of Labor, the Office of Federal Contract Compliance Programs, the US Equal Employment Opportunity Commission and any state department of labor, or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual or groups of individuals. The Company and its Subsidiaries are in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except for immaterial non-compliance. There has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to the Company or any of its Subsidiaries since January 1, 2003.

          (e)   There are no outstanding loans made by the Company or any Subsidiary or ERISA Affiliate to any officer or director of the Company.

        3.19    Insurance.

          (a)   All material insurance policies of the Company and its Subsidiaries (the "Policies") are in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries have taken any action or failed to take any action that, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of any of the Policies. No notice of cancellation or termination has been received by the Company with respect to any such Policy (except with respect to Policies that have been replaced with similar policies). With respect to each of the legal proceedings set forth in the Company Disclosure Letter, no carrier of any Policy has asserted any denial of coverage. The transactions contemplated by this Agreement will not cause the Policies not to remain in full force and effect, and the Policies will not in any way be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement.

          (b)   Section 3.19(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a correct and complete list and summary description of all claims and liabilities arising since January 1, 2003 from, or alleged to arise from, any injury to any Person (including current and former employees) or property as a result of the manufacture, sale, ownership, possession or use of any product of the Company or any of its Subsidiaries. All such existing claims are or will be fully covered by product liability insurance. To the Knowledge of the Company, no circumstances exist affecting the safety of the products of the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (c)   Section 3.19(c) of the Company Disclosure Letter contains a complete and correct statement of all warranties, warranty policies, service agreements and maintenance agreements of the Company and any of its Subsidiaries in effect as of the date of this Agreement and made within the past two years that provide for warranty coverage for a period in excess of 12 months and are provided pursuant to agreements for consideration in excess of $1,000,000. All products of each of the Company and its Subsidiaries manufactured, processed, assembled, distributed, shipped or sold and any services rendered in the conduct of the business of the Company or any of its Subsidiaries are in material conformity with all contractual commitments and all express or implied warranties. All warranties of each of the Company and its Subsidiaries are in material conformity with the labeling and other requirements of applicable Laws.

        3.20    Opinion of Financial Advisor.    The financial advisor of the Company, Credit Suisse First Boston LLC ("Credit Suisse First Boston"), has delivered to the Company Board an opinion to the effect that, as of the date of such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than the parties to the Shareholder Agreements and their respective affiliates) (the "Opinion"). A complete and correct copy of the written Opinion will be delivered to the Buyer as soon as practicable.

        3.21    Antitakeover Provisions.    No "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States applicable to the Company is applicable to the Merger, the Shareholder Agreement or the other transactions contemplated by this Agreement or the Shareholder Agreement.

        3.22    Brokers.    No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Credit Suisse First Boston and Taylor Companies, whose fees and expenses shall be paid by the Company. The Company has heretofore delivered to the Buyer correct and complete copies of the Company's engagement letters with Credit Suisse First Boston and Taylor Companies, which letters describe all fees payable to Credit Suisse First Boston and Taylor Companies, as the case may be, in connection with the transactions contemplated by this Agreement, all agreements under which any such fees or any expenses are payable and all indemnification and other agreements related to the engagement of Taylor Companies and Credit Suisse First Boston (the "Engagement Letters").

        3.23    Government Contracts.    In connection with the business of the Company and its Subsidiaries:

          (a)   With respect to each Government Contract and Government Subcontract, since January 1, 2003, (i) each of the Company, its Subsidiaries and their respective Affiliates have complied in all material respects with the terms and conditions of such Government Contract or Government Subcontract, including all clauses, provisions and requirements incorporated expressly, by reference, or by operation of Law therein; (ii) each of the Company, its Subsidiaries and their respective Affiliates have complied in all material respects with all applicable Laws or agreements pertaining to such Government Contract or Government Subcontract, including, where applicable, the Truth in Negotiations Act and the Company's Cost Accounting Standards disclosure statement, if any; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Government Subcontract were complete and correct as of their effective date and each of the Company, its Subsidiaries and their respective Affiliates have complied in all material respects with all such representations and certifications; (iv) no Governmental Entity nor any prime contractor, subcontractor or other Person has notified the Company, its Subsidiaries or any of their respective Affiliates, either in writing or orally, that the Company, its Subsidiaries or any such Affiliate has breached or violated any enactment, certification, regulation, representation, clause, provision or requirement pertaining to such Government Contract or Government Subcontract; (v) no termination for convenience, termination for default, cure notice, show cause notice, or stop work order is currently in effect pertaining to such Government Contract or Government Subcontract; (vi) to the Knowledge of the Company,

  no claim for costs incurred by the Company, its Subsidiaries or any of their respective Affiliates pertaining to such Government Contract or Government Subcontract has been challenged in writing, is the subject of any investigation (other than in connection with a routine audit) or has been disallowed by any Governmental Entity and (vii) no money due to the Company or any of its Subsidiaries pertaining to such Government Contract or Government Subcontract has been withheld, reduced or set off nor has any claim been made to withhold or set off money and, to the Knowledge of the Company, the Company and its Subsidiaries are entitled to all progress payments received with respect thereto.

          (b)   None of the Company, its Subsidiaries or any of their respective Affiliates nor, to the Knowledge of the Company, any of their respective directors, officers, employees, consultants or agents is, or since January 1, 2003 has been, under or received any notice of any planned or threatened administrative, civil or criminal investigation, indictment or information by any Governmental Entity or any audit or investigation by the Company, its Subsidiaries or any of their respective Affiliates with respect to any alleged act or omission arising under or relating to any Government Contract or Government Subcontract and since January 1, 2003, none of the Company, its Subsidiaries or any of their respective Affiliates has conducted or initiated any internal investigation (other than an informal investigation that was resolved without the need for further action) or made a voluntary disclosure to any Governmental Entity with respect to any actual or suspected violation of Law arising under or relating to a Government Contract or Government Subcontract.

          (c)   There are (i) no outstanding claims against the Company, its Subsidiaries or any of their respective Affiliates, either by any Governmental Entity or by any prime contractor, subcontractor, vendor or other Person, arising under or relating to any Government Contract or Government Subcontract and (ii) no disputes between the Company, its Subsidiaries or their respective Affiliates, on the one hand, and the United States government, on the other hand, under the Contract Disputes Act or any other U.S. federal statute or between the Company, its Subsidiaries and their respective Affiliates, on the one hand, and any prime contractor, subcontractor or vendor, on the other hand, arising under or relating to any Government Contract or Government Subcontract. None of the Company, its Subsidiaries and their respective Affiliates has any direct financial interest in any pending or potential claim against any Governmental Entity or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Subcontract.

          (d)   Since January 1, 2003, (i) none of the Company, its Subsidiaries or any of their respective Affiliates has been debarred or suspended from participation in the award of Contracts with any Governmental Entity; (ii) to the Knowledge of the Company, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company, its Subsidiaries or any of their respective Affiliates, or any director, officer or employee of the Company, its Subsidiaries or any of their respective Affiliates and (iii) the Company's and its Subsidiaries' cost accounting and procurement systems and the associated entries reflected in the Company's financial statements included in the Filed Company SEC Reports with respect to the Government Contracts and Government Subcontracts have been in compliance in all material respects with applicable Laws.

          (e)   Since January 1, 2003, (i) all test and inspection results provided by the Company, its Subsidiaries or any of their respective Affiliates to any Governmental Entity pursuant to any Government Contract or Government Subcontract or to any other Person pursuant to a Government Contract or Government Subcontract or as a part of the delivery to any Governmental Entity or other Person pursuant to a Government Contract or Government Subcontract of any article designed, engineered, manufactured or repaired by the Company, its Subsidiaries or any of their respective Affiliates were complete and correct in all material respects as of the date so provided and (ii) the Company and its Subsidiaries have provided all test and inspection results to any Governmental Entity or to any other Person pursuant to a Government Contract or Government Subcontract as required by applicable Law and the terms of the applicable Government Contract or Government Subcontract.

          (f)    To the Company's Knowledge, no statement, representation or warranty made by the Company, its Subsidiaries or any of their respective Affiliates to any Governmental Entity in connection with any Government Contract or Government Subcontract or to another party where the ultimate contracting party is a Governmental Entity contained on the date so furnished or submitted any untrue statement of material fact, or failed to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

          (g)   None of the Company, its Subsidiaries or any of their respective Affiliates is in possession of any material property owned by any Governmental Entity, including material, tooling and test equipment, provided under, necessary to perform the obligations under or for which the Surviving Corporation could be held accountable under the Government Contracts and the Government Subcontracts.

          (h)   Each Government Contract and Government Subcontract was entered into in the ordinary course of business consistent with past practice.

          (i)    For purposes of this Agreement, the following terms shall have the definitions set forth below:

      "Government Contract" means a Contract between the Company, any of its Subsidiaries or any of their respective Affiliates on the one hand, and (i) any Governmental Entity, (ii) any prime contractor to any Governmental Entity (provided that such Contract relates to a Government Contract of such prime contractor), (iii) any subcontractor to any prime contractor or subcontractor to any Governmental Entity (provided that such Contract relates to a Government Contract of such subcontractor), (iv) any entity or third party that is funded in whole by US Government funds, and (v) any entity or third party that is funded in whole by any international agency, on the other hand. Government Contracts include, as appropriate, all bids and proposals submitted by the Company, any of its Subsidiaries or any of their respective Affiliates that may result in the award of a Government Contract.

      "Government Subcontract" means a Contract that is a subcontract between the Company, any of its Subsidiaries or any of their respective Affiliates on the one hand, and any third party on the other hand, relating to a Contract between such third party and (i) any Governmental Entity or (ii) another party where the ultimate contracting party is a Governmental Entity. Government Subcontract includes all bids and proposals submitted to any party that may result in the award of a Government Subcontract.

        3.24    Coding.    To the extent the products or services offered for sale to customers in connection with the business of the Company or its Subsidiaries perform the assignment of a code to a diagnosis, procedure, item or service, and to the extent that all information supplied by customers is accurate and entered accurately, all such code assignments conform to the applicable American Medical Association's Current Procedural Terminology (CPT), the International Classification of Disease, Ninth Revision, Clinical Modification (ICD-9-CM), and other applicable coding systems and services, and resulting codes can be reasonably relied upon to create lawful claims for reimbursement by federal, state and commercial payors.

        3.25    Health Care Regulatory Compliance.

          (a)   The Company and each of its Subsidiaries is in compliance with all applicable Laws, including Laws relating to Medicare, Medicaid, confidentiality of health information, and third-party billing functions performed on behalf of health care providers. Since October 1, 1999, none of the Company, its Subsidiaries or any of their respective officers, directors, employees, or, to the Company's Knowledge, agents, consultants, or any other person acting on behalf of the Company or a Subsidiary, has been charged with or, to the Knowledge of the Company, is now under investigation with respect to, a violation of any applicable Law. None of the Company, its Subsidiaries or any of their respective employees, agents or consultants, or any other person acting on behalf of the Company or a Subsidiary is a party to, or bound by, any order or corporate integrity agreement with any Governmental Entity.

          (b)   In connection with claims submitted in connection with their provision of third-party billing services and business outsourcing services, the Company and each of the Subsidiaries, since October 1, 1999, have prepared and filed all claims with Medical Reimbursement Programs in accordance with all Laws and other requirements applicable to the Medical Reimbursement Programs. For purposes of this Agreement, "Medical Reimbursement Programs" means all private, commercial and governmental health care reimbursement programs, including Federal Health Care Programs and "Federal Health Care Programs" has the meaning given in Section 1128B(f) of the Social Security Act and includes the Medicare, Medicaid and TRICARE programs.

          (c)   The Company and each of its Subsidiaries are in compliance with all Laws applicable to the reassignment of benefits under Federal Health Care Programs, including 42 C.F.R. §§ 424.70-424.80.

          (d)   Since October 1, 1999, none of the Company, its Subsidiaries or any of their respective officers, directors, employees, or, to the Company's Knowledge, agents, consultants, or any other person acting on behalf of the Company or a Subsidiary (i) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under Medicare, Medicaid or other Federal Health Care Program; (ii) has been debarred, excluded or suspended from participation in Medicare, Medicaid or other Federal Health Care Program; or (iii) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the Social Security Act.

          (e)   None of the Company, its Subsidiaries or any of their respective officers, directors, employees, or, to the Company's Knowledge, agents, consultants, or any other person acting on behalf of the Company or a Subsidiary (i) is currently listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; or (ii) to the Knowledge of the Company is the target or subject of any current or potential investigation relating to any Medicare, Medicaid or other Federal Health Care Program-related offense.

          (f)    None of the Company, its Subsidiaries or any of their respective officers, directors, employees, agents or consultants, or any other person acting on behalf of the Company has since October 1, 1999, engaged in any activity that is in material violation of the federal Medicare or federal or state Medicaid statutes, Sections 1128, 1128A, 1128B, 1128C or 1877 of the Social Security Act (42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1320a-7c and 1395nn), the federal TRICARE statute (10 U.S.C. § 1071 et seq.), the civil False Claims Act (31 U.S.C. § 3729 et seq.), criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.), the anti-fraud and related provisions of the Health Insurance

  Portability and Accountability Act of 1996 (e.g., 18 U.S.C. §§ 1035 and 1347, or related regulations or other federal or state laws and regulations including, but not limited to, the following:

              (i)  knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

             (ii)  knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

            (iii)  knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or kind (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Federal Health Care Program; or (2) in return for purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by any Federal Health Care Program; or

            (iv)  any other activity that violates any state or federal law relating to prohibiting fraudulent, abusive or unlawful practices connected in any way with the provision of health care items or services or the billing for such items or services provided to a beneficiary of any Medical Reimbursement Program.

          (g)   The Company and each of its Subsidiaries is in substantial compliance with all current applicable statutes, rules, regulations or orders administered or issued by the United States Food and Drug Administration (the "FDA") or comparable foreign Governmental Entity, including Health Canada. The Company is not in receipt of any Form FDA-483 inspectional observations or "untitled" or warning letters from the FDA, or other similar communications from the FDA or comparable foreign Governmental Entity; and there have been no recalls, field notifications, alerts, or seizures requested or threatened relating to the products of the Company or any of its Subsidiaries. The products of the Company and each of its Subsidiaries, where required, are currently marketed under valid 510(k) or Pre-Market Approval Applications and the Company has no Knowledge that FDA is considering limiting, suspending, or revoking any such marketing approvals. The Company and its Subsidiaries have obtained all necessary regulatory approvals from any foreign Governmental Entity related to the products distributed and sold by the Company or any of its Subsidiaries. The Company does not have Knowledge of any false information or significant omission in any product application, registration, report, or other submission to the FDA or comparable foreign Governmental Entity.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE
TRANSITORY SUBSIDIARY

        The Buyer and the Transitory Subsidiary represent and warrant to the Company that:

        4.1    Organization, Standing and Power.    Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

        4.2    Authority; No Conflict; Required Filings and Consents.

          (a)   Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this

  Agreement by the Buyer and the Transitory Subsidiary have been duly authorized by all necessary corporate action on the part of each of the Buyer and the Transitory Subsidiary. This Agreement has been duly executed and delivered by each of the Buyer and the Transitory Subsidiary and, assuming due authorization, execution and delivery hereof by the Company, constitutes a valid and binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)   The execution and delivery of this Agreement by each of the Buyer and the Transitory Subsidiary do not, and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated by this Agreement and compliance by the Buyer and the Transitory Subsidiary with any of the terms or provisions hereof shall not, (i) conflict with, or result in any violation or breach of, any provision of the charter documents of the Buyer or the Transitory Subsidiary, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Buyer's or the Transitory Subsidiary's assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which the Buyer or the Transitory Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) and (ii) of Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, Law, ordinance, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of the Buyer or the Transitory Subsidiary to consummate the transactions contemplated by this Agreement.

          (c)   No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Buyer or the Transitory Subsidiary in connection with the execution and delivery of this Agreement by the Buyer or the Transitory Subsidiary or the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act and applicable foreign antitrust or trade regulation Laws, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Vermont pursuant to the VBCA and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business (iii) filings required under, and compliance with the applicable requirements of, the Exchange Act and the rules of The New York Stock Exchange, and (iii) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of the Buyer or the Transitory Subsidiary to consummate the transactions contemplated by this Agreement.

          (d)   No vote of the holders of any class or series of the Buyer's capital stock or other securities is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.

        4.3    Information Provided.    The information furnished in writing to the Company by the Buyer specifically for inclusion in the Proxy Statement will not, on the date the Proxy Statement is first mailed to shareholders of the Company, at the time of the Company Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Company Meeting any fact or event relating to the Buyer or any of its Affiliates that should be set forth in a supplement to the Proxy Statement should be discovered by the Buyer or should occur, the Buyer shall, promptly after becoming aware thereof, inform the Company of such fact or event.

        4.4    Operations of the Transitory Subsidiary.    The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

        4.5    Litigation.    There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the Knowledge of the Buyer, threatened against the Buyer or the Transitory Subsidiary that, individually or in the aggregate, would reasonably be expected to prevent or materially delay or materially impair the ability of the Buyer or the Transitory Subsidiary to consummate the transactions contemplated by this Agreement.

        4.6    Financing.    The Buyer has sufficient funds on hand or available through existing credit facilities to perform all of the obligations of the Buyer and the Transitory Subsidiary under this Agreement and to consummate the Merger.

ARTICLE V

CONDUCT OF BUSINESS

        5.1    Covenants of the Company.    Except as expressly provided or permitted herein or set forth in Section 5.1 of the Company Disclosure Letter or as consented to in writing by the Buyer, during the period commencing on the date of this Agreement and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms (the "Pre-Closing Period"), the Company shall, and shall cause each of its Subsidiaries to (x) act and carry on its business in the ordinary course of business consistent with past practice, (y) comply in all material respects with all applicable Laws and the requirements of all Contracts and Company Permits and make all voluntary disclosures deemed appropriate to Governmental Entities and (z) use commercially reasonable efforts to (i) maintain and preserve its business organization, assets and properties and preserve the goodwill of its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it, (ii) retain the services of its current officers and key employees, and (iii) keep in full force and effect all insurance policies, other than changes to such policies made in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, except as expressly provided or permitted herein or as set forth in Section 5.1 of the Company Disclosure Letter, during the Pre-Closing Period the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of the Buyer:

          (a)   (i) declare, set aside or pay any dividend on, or make any other distribution (whether in cash, securities or other property) in respect of, any shares of its capital stock or otherwise make any payments to its shareholders in their capacity as such (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent); (ii) split, combine, subdivide or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests, except, in the case of this clause (iii), for the acquisition of shares of Company Common

  Stock (A) from holders of Company Stock Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Stock Options to the extent required or permitted under the terms of such Company Stock Options or (B) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of services to the Company or any of its Subsidiaries;

          (b)   except as permitted by Section 5.1(h), issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance, prior to the Effective Time, of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement under the relevant Company Stock Plan in accordance with the current terms thereof);

          (c)   amend the Company Charter Documents or the Subsidiary Documents;

          (d)   acquire by merging or consolidating with, or by purchasing assets or stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof;

          (e)   sell, transfer, lease, license, pledge, or otherwise dispose of or encumber or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of its properties or assets (including Intellectual Property and securities of Subsidiaries) to any Person, except (A) sales of products in the ordinary course of business consistent with past practice, or (B) dispositions of obsolete or worthless assets;

          (f)    (i) incur or assume any indebtedness for borrowed money or guarantee any indebtedness for borrowed money, (ii) issue, sell or amend any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of the Company and its wholly-owned Subsidiaries in the ordinary course of business consistent with past practice or intercompany loans from the Company to its wholly-owned Subsidiaries) or capital contributions to, or investments in (by property transfers, purchase of securities or otherwise), any Person, other than a direct or indirect wholly owned Subsidiary of the Company;

          (g)   make any changes in financial or tax accounting methods, principles, policies or practices (or change an annual accounting period), except insofar as may be required by GAAP or applicable Law or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

          (h)   other than (A) as required to comply with applicable Law, (B) increases in compensation or benefits required by the terms of agreements in effect on the date of this Agreement and set forth on Section 5.1(h) of the Company Disclosure Letter (complete and correct copies of which have been delivered to the Buyer by the Company), and (C) increases in salaries, wages and benefits of employees (other than officers) made in the ordinary course of business consistent with past practice and in amounts and in a manner consistent with past practice, (i) adopt, enter into, terminate or amend any employment, consulting, retention, change in control or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (ii) increase in any respect the compensation or fringe benefits of, or pay any bonus to, any directors, officers or employees, (iii) amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or accelerate the vesting under, any provision of the Company Stock Plans or any agreement evidencing any outstanding stock option or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract, other than as contemplated by this Agreement, (iv) enter into, establish, amend, modify or terminate any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, profit-sharing, health or welfare, stock option or other equity (or equity-based) pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan (including any plan that would constitute a Company Plan), policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, director, officer, other employee, consultant or Affiliate, or (v) take any action other than in the ordinary course of business, consistent with past practice, to fund or in any other way secure the payment of compensation or benefits under any Company Plan;

          (i)    except in connection with or as a result of the finalization of the settlement of the IRS audit of the Company and its Subsidiary for the taxable years ended December 31, 1997 through 2001, the refund/credit of taxes resulting from which has been submitted to the Joint Committee on Taxation, make, change or rescind any material election concerning Taxes or Tax Returns, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain any Tax ruling;

          (j)    initiate, compromise or settle any litigation, proceeding or investigation that is material to the Company and its Subsidiaries taken as a whole (other than in connection with the enforcement of the Company's rights under this Agreement) (this covenant being in addition to the Company's agreement set forth in Section 6.15);

          (k)   (i) enter into, terminate or amend any Company Material Contract or any material Company Permit, including any material Environmental Permit; (ii) enter into any Contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the transactions contemplated by this Agreement; (iii) amend or modify the Engagement Letters, or (iv) release any Person from, or modify or waive any provision of, any confidentiality, standstill or similar agreement, except as expressly permitted under Section 6.17 hereof;

          (l)    make any capital expenditures, except in the ordinary course of business consistent with past practice and in an amount not in excess of $8,000,000 in the aggregate for the Company and its Subsidiaries taken as a whole during any three-month period;

          (m)  adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

          (n)   pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business or in accordance with their terms, of liabilities, claims or obligations reflected or reserved against on the Company Balance Sheet (or in the notes thereto) or incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice; or

          (o)   authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or take any action or agree, in writing or otherwise, to take any action, that would cause any of the conditions to the Merger set forth in this Agreement not to be satisfied.

        5.2    Confidentiality.    The parties acknowledge that the Buyer and the Company have previously executed a confidentiality agreement, dated as of May 2, 2005 (as it may be amended from time to time, the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly waived or modified as provided herein (including pursuant to Section 6.1 hereof) or therein.

ARTICLE VI

ADDITIONAL AGREEMENTS

        6.1    No Solicitation.

          (a)    No Solicitation or Negotiation.    Except as set forth in this Section 6.1, the Company shall not, and shall cause its Subsidiaries and the Company's and its Subsidiaries' respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other advisors or representatives (such directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents, other advisors and representatives, collectively, "Representatives") not to, directly or indirectly:

              (i)  solicit, initiate or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; or

             (ii)  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information for the purpose of knowingly encouraging or facilitating, any Acquisition Proposal; or

            (iii)  except as contemplated by Section 6.17, release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company or any of its Subsidiaries is a party.

Notwithstanding anything to the contrary set forth in this Agreement, the Company may, to the extent failure to do so would be inconsistent with the fiduciary obligations of the Company Board under Vermont Law, as determined in good faith by the Company Board after considering applicable provisions of Vermont Law (it being understood and agreed for all purposes of this Agreement that Vermont courts might be expected to look to the Laws of other jurisdictions for precedent) and after consultation with outside counsel, (A) in response to a bona fide, unsolicited written Acquisition Proposal made after the date of this Agreement and received by the Company Board after the date of this Agreement that the Company Board determines in good faith after consultation with outside counsel and its financial advisor constitutes, or would be reasonably likely to result in, a Superior Proposal, in each case that did not result from a breach by the Company of this Section 6.1, and subject to compliance with Section 6.1(c), at any time prior to obtaining the Company Shareholder Approval and after providing the Buyer not less than two Business Days' written notice of the intention to take such actions, (x) furnish information with respect to the Company to the Person making such Acquisition Proposal and its Representatives pursuant to a confidentiality agreement not materially less restrictive of the other party than the Confidentiality Agreement, provided that (1) such confidentiality agreement may not include any provision calling for an exclusive right to negotiate with the Company or precluding compliance by the Company of any provision of this Agreement including this Section 6.1 and (2) the Company advises the Buyer of all such non-public information delivered to such Person concurrently with its delivery to such Person and concurrently with its delivery to such Person the Company delivers to the Buyer all such information not previously provided to the Buyer and (y) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal (which negotiations may include requests by the Company for improved terms so long as such negotiations have not ended prior to such request). The Company shall take all action necessary to enforce each confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound (in each case, other than any such agreement with the Buyer). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.1(a) by the Company, its Subsidiaries or their respective Representatives shall be deemed to be a breach of this Section 6.1(a) by the Company. The Company shall provide the Buyer with a correct and complete copy of any confidentiality agreement entered into pursuant to this paragraph promptly (and in any event within 24 hours) following the execution thereof.

          (b)    No Change in Recommendation or Alternative Acquisition Agreement.    The Company Board shall not:

              (i)  except as set forth in this Section 6.1, withhold, withdraw or modify, or propose publicly to withhold, with draw or modify, in a manner adverse to the Buyer, the Company Board Recommendation;

             (ii)  approve or recommend, or propose publicly to approve or recommend, or cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, joint venture agreement or similar agreement (an "Alternative Acquisition Agreement") providing for the consummation of a transaction contemplated by any Acquisition Proposal (other than a confidentiality agreement referred to in Section 6.1(a) entered into in the circumstances referred to in Section 6.1(a)); or

            (iii)  except as set forth in this Section 6.1, approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal.

Notwithstanding anything to the contrary set forth in this Agreement, (x) the Company Board may withhold, withdraw or modify the Company Board Recommendation if the Company Board determines in good faith, after considering applicable Vermont Law and after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under Vermont Law or (y) if the Company Board receives a written Acquisition Proposal that was made in circumstances not involving a breach of this Agreement and that such Board determines in good faith constitutes a Superior Proposal, the Company Board may, at any time prior to obtaining the Company Shareholder Approval, in response to such Superior Proposal and following the expiration of the three Business Day period described below, cause the Company to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, but only if the Company shall have concurrently with entering into such Alternative Acquisition Agreement terminated this Agreement pursuant to Section 8.1(f) and prior thereto or concurrently therewith paid to the Buyer the Termination Fee required pursuant to Section 8.3(b), but in any event only after the third Business Day following the Buyer's receipt of written notice (the "Notice") from the Company advising the Buyer that the Company Board is prepared to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal and terminate this Agreement (it being understood that the Company shall be required to deliver a new Notice (which shall commence a new three Business Day period) in respect of any revised Superior Proposal from such third party or its Affiliates that the Company proposes to accept, attaching the most current version of such agreement to such Notice (which version shall be updated on a current basis)), and only if, during such three Business Day period, the Company and its Representatives shall have negotiated in good faith with the Buyer and the Buyer's Representatives to make such adjustments in the terms of this Agreement as would enable the Buyer to proceed with the transactions contemplated by this Agreement on such adjusted terms and, at the end of such three Business Day period, after taking into account any such adjusted terms as may have been proposed by the Buyer since its receipt of such Notice, the Company Board has again in good faith made the determination referred to above in this clause (y).

          (c)    Notices to the Buyer.    In addition to the other obligations of the Company set forth in this Section 6.1, the Company shall promptly (and in any event within 24 hours) advise the Buyer, orally and in writing, after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Acquisition Proposal, and shall, in any such notice to the Buyer, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall keep the Buyer reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Company shall promptly (and in any event within 24 hours) provide the Buyer with copies of any additional written materials received that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

          (d)    Certain Permitted Disclosure.    Nothing contained in this Section 6.1 or in Section 6.5 (or elsewhere in this Agreement) shall be deemed to prohibit the Company from taking and disclosing to its shareholders a position with respect to a tender offer required by Rule 14e-2 promulgated under the Exchange Act or from making any required disclosure to the Company's shareholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to so disclosure would be inconsistent with its obligations under applicable Law; provided, however, that if such disclosure has the effect of withdrawing or modifying the Company Board Recommendation in a manner adverse to the Buyer or the approval of this Agreement by the Company Board, the Buyer shall have the right to terminate this Agreement to the extent set forth in Section 8.1(e) of this Agreement and to receive the Termination Fee pursuant to Section 8.3(b); provided further, however, that in no event shall the Company or the Company Board or any committee thereof take, or agree or resolve to take, any action prohibited by Section 6.1(b).

          (e)    Cessation of Ongoing Discussions.    The Company shall, and shall cause its Subsidiaries and Representatives to immediately cease and cause to be terminated any discussions or negotiations that commenced prior to the date of this Agreement with any Person with respect to any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, and request the return from all such Persons or cause the destruction of all copies of confidential information provided to such parties by the Company, its Subsidiaries or Representatives.

          (f)    Definitions.    For purposes of this Agreement:

            "Acquisition Proposal" means any inquiry, proposal or offer from any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than the Buyer and its Subsidiaries, relating to any (i) merger, consolidation, liquidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries, (ii) acquisition in any manner, directly or indirectly (whether in a single transaction or a series of related transactions) of 15% or more of any class of equity securities of the Company or any of its Subsidiaries or (iii) acquisition in any manner, directly or indirectly (whether in a single transaction or a series of related transactions and including without limitation by means of an exclusive license) of assets of the Company and its Subsidiaries (including securities of Subsidiaries) equal to 15% or more of the Company's consolidated assets or to which 15% or more of the Company's consolidated revenues are attributable; in each case other than the transactions contemplated by this Agreement.

            "Superior Proposal" means any unsolicited, bona fide written proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company or all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, pursuant to a tender or exchange offer, a merger, a consolidation or a sale of its assets, that is not subject to a financing contingency and that is otherwise on terms and conditions that the Company Board determines in its good faith judgment (after consultation with outside legal counsel and a financial advisor) to be (i) on terms more favorable to the holders of Company Common Stock from a financial point of view than the transactions contemplated by this Agreement, taking into account at the time of determination all the terms and conditions of such proposal and the ability of the Person making such proposal to consummate the transactions contemplated by such proposal, and this Agreement (including any proposal by the Buyer to amend the terms of this Agreement) and (ii) reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

        6.2    Proxy Statement.

          (a)   As promptly as practicable after the execution of this Agreement, the Company, in cooperation with the Buyer, shall prepare and file with the SEC the Proxy Statement. The Company shall respond to any comments or requests for additional information from the SEC or its staff as soon as practicable after receipt of any such comments or requests, and shall cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time after the resolution of any such comments (in no event later than three Business Days after the earlier of receipt of SEC clearance or an indication from the SEC staff that no review of the Proxy Statement will be made). The Company shall notify the Buyer promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the Buyer with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. Prior to responding to any such comments or requests or the filing or mailing of the Proxy Statement, the Company shall provide the Buyer with a reasonable opportunity to review and comment on any drafts of the Proxy Statement and all related correspondence and filings.

          (b)   Subject to Section 6.1, the Proxy Statement shall include the Company Board Recommendation and a copy of the Opinion.

          (c)   If at any time prior to the Effective Time any event shall occur, or fact or information shall be discovered, that should be set forth in an amendment of or a supplement to the Proxy Statement, the Buyer or the Company, as the case may be, shall promptly inform the other of such occurrence, and the Company shall, in accordance with the procedures set forth in this Section 6.2, prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable and, to the extent required by applicable Law, cause such amendment or supplement to be distributed to the shareholders of the Company.

        6.3    NASDAQ Quotation.    The Company agrees to use commercially reasonable efforts to continue the quotation of the Company Common Stock on The Nasdaq Stock Market during the term of this Agreement.

        6.4    Access to Information.

          (a)   The Company shall (and shall cause each of its Subsidiaries to) afford to the Buyer and the Buyer's Representatives reasonable access, upon reasonable notice, during normal business hours and in a manner that does not disrupt or interfere with business operations, to all of the Company's and its Subsidiaries' properties, assets, books, Contracts, commitments, electronic and physical records, correspondence (including electronic correspondence), officers, employees, accountants, counsel, financial advisors and other Representatives as the Buyer shall reasonably request, and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer (a) a copy of each report, schedule, registration statement and other document (A) filed, furnished or received by it or any of its Subsidiaries during such period pursuant to the requirements of federal or state securities laws or (B) filed or furnished by it or any of its Subsidiaries with any Governmental Entity with respect to compliance with applicable Laws and (b) all other information concerning its and its Subsidiaries' business, properties, assets and personnel as the Buyer may reasonably request. The Buyer will hold any such information that is non-public in confidence in accordance with the Confidentiality Agreement.

          (b)   In furtherance of the foregoing, but not in limitation thereof, the Company shall use reasonable efforts to request that its accountants furnish to the Buyer and the Buyer's accountants access to all work papers relating to the Company's business for any of the periods covered by the financial statements of the Company included in the Company SEC Reports.

          (c)   No investigation by the Buyer or its Representatives or advisors prior to or after the date of this Agreement shall diminish, obviate or cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise affect the Buyer's rights under Articles I, VII and VIII of this Agreement.

        6.5    Shareholders Meeting.    The Company, acting through the Company Board, shall, as soon as practicable, take all actions in accordance with applicable Law, the Company Charter Documents and the rules of The Nasdaq Stock Market to establish a record date for, duly call, give notice of, convene and hold as promptly as practicable a meeting of the Company's shareholders (the "Company Meeting") solely for the purpose of obtaining the Company Shareholder Approval and effecting the transactions contemplated by this Agreement. Subject to Section 6.1, (i) the Company Board shall make the Company Board Recommendation and include such recommendation in the Proxy Statement and (ii) the Company Board shall not withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to the Buyer, the Company Board Recommendation. Subject to Section 6.1, the Company shall take all action that is both reasonable and lawful to solicit from its shareholders proxies in favor of the Company Shareholder Approval. Without limiting the generality of the foregoing (but subject to Section 8.1(f)), the Company's obligations pursuant to the first sentence of this Section 6.5 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of the Company Board Recommendation or such Company Board's or such committee's approval of this Agreement or the Merger.

        6.6    Legal Requirements.

          (a)   Subject to the terms hereof, including Section 6.1 and this Section 6.6, the Company and the Buyer shall each use commercially reasonable efforts to:

              (i)  take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable;

             (ii)  as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable Law; and

            (iii)  execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

          (b)   The Company and the Buyer shall cooperate with each other in connection with the making of all such filings contemplated by Section 6.6(a)(ii). The Company and the Buyer shall each use its commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, the Buyer and the Company agree that nothing contained in this Section 6.6(b) shall modify or affect their respective rights and responsibilities under Section 6.6(c).

          (c)   Subject to the terms hereof, the Buyer and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable best efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign Law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"), and to respond to any government requests for information under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law.

          (d)   Notwithstanding anything to the contrary contained in this Agreement, neither the Buyer nor any of its Subsidiaries or Affiliates shall be under any obligation to take any action under this Section if the United States Department of Justice or the United States Federal Trade Commission authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the Merger or if any non-US Governmental Entity seeks comparable relief under any foreign Antitrust Law or trade regulation Law. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Buyer or any of its Subsidiaries or Affiliates be obligated to propose or agree to accept any undertaking or condition, enter into any consent decree, make any divestiture, accept any operational restriction or take or commit to take any action that would reasonably be expected to limit: (i) the freedom of action of the Buyer or its Subsidiaries or Affiliates with respect to the operation of, or the Buyer's ability to retain, the Company or any businesses, product lines or assets of the Company, or (ii) the Buyer's or its Subsidiaries' or Affiliates' ability to retain, own or operate any portion of the businesses, product lines or assets of the Buyer or any of its Subsidiaries or Affiliates, or alter or restrict in any way the business or commercial practices of the Buyer or its Subsidiaries or Affiliates or the Company or its Subsidiaries.

          (e)   The Company shall give (or shall cause its Subsidiaries to give) any notices to third parties, and use, and cause its Subsidiaries to use, commercially reasonable efforts to obtain any third party consents required in connection with the Merger that are disclosed or required to be disclosed in the Company Disclosure Letter, it being understood that, the Company shall not be required to make materially burdensome payments in connection with the fulfillment of its obligations under this Section 6.6.

        6.7    Public Disclosure.    Except as may be required by Law or stock market regulations, the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Buyer. Thereafter, neither the Company nor the Buyer shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other transactions contemplated by this Agreement without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or by any applicable listing agreement with a national securities exchange or Nasdaq as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party to the extent practicable).

        6.8    Indemnification.

          (a)   From and after the Effective Time, the Surviving Corporation shall indemnify the individuals who at or prior to the Effective Time were directors or officers of the Company (collectively, the "Indemnitees") with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time, to the fullest extent required by (A) the Company Charter Documents as in effect on the date of this Agreement, (B) any applicable Contract as in effect on the date of this Agreement and (C) applicable Law; provided, however, that (i) the Surviving Corporation shall not be required to indemnify any Indemnitee for such Indemnitee's breach of this Agreement and (ii) such indemnification shall only be to the fullest extent a corporation is permitted under the VBCA to indemnify its directors and officers.

          (b)   The Buyer will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Company's current directors and officers (as defined to mean those persons currently insured under the Company's directors' and officers' insurance and indemnification policy) with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Buyer and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the annual premium currently paid by the Company for such insurance, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Buyer or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (c)   The provisions of this Section 6.8 shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

          (d)   In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 6.8.

        6.9    Notification of Certain Matters.    Each of the Company and the Buyer shall give prompt notice to the other of (a) the discovery by the party giving notice of any fact or circumstance that, or the occurrence, or failure to occur, of any event, which occurrence or failure to occur would cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, at any time from and after the date of this Agreement until the Effective Time, (b) any material failure of the party giving notice to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, (c) any notice or other communication received by the party giving notice from any Governmental Entity in connection with the transactions contemplated by this Agreement or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, if the subject matter of such communication or the failure of such party to obtain such consent could reasonably be expected to be material to the Company, the Surviving Corporation or the Buyer, and (d) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of the party giving notice, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not (x) be considered an admission that any representation or warranty is untrue for purposes of Article VII or Article VIII, (y) cure any breach or non-compliance with any other provision of this Agreement or (z) limit the remedies available to the party receiving such notice. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

        6.10    Employee Compensation.    For a one year period following the Effective Time, the Buyer will or will cause one of its Subsidiaries to maintain the Company's current severance pay levels set forth on Section 6.10 of the Company Disclosure Letter and will or will cause one of its Subsidiaries to use all commercially reasonable efforts to provide generally to those of its employees and employees of the Surviving Corporation or their respective Subsidiaries who shall have been employees of the Company or any of its Subsidiaries immediately prior to the Effective Time ("Continuing Employees"), a total compensation package (including benefits but excluding any equity based compensation) that, in the aggregate, is no less favorable to the total compensation package (including benefits but excluding any equity based compensation) provided to those employees immediately prior to the execution of this Agreement.

        6.11    Accrued Personal, Sick or Vacation Time.    With respect to any accrued but unused personal, sick or vacation time to which any Continuing Employee is entitled pursuant to the personal, sick or vacation policies applicable to such Continuing Employee immediately prior to the Effective Time (the "PSV Policies"), the Buyer shall or shall cause one of its Subsidiaries to assume the liability for such accrued personal, sick or vacation time and allow such Continuing Employee to use such accrued personal, sick or vacation time in accordance with Buyer's practice and policies.

        6.12    Service Credit.

          (a)   Following the Effective Time, the Buyer will or will cause one of its Subsidiaries to give each Continuing Employee full credit for prior service with the Company or its Subsidiaries for purposes of (i) eligibility and vesting (to the extent past service is relevant to eligibility or vesting) under any Buyer Employee Plans (as defined below), (ii) determination of benefit levels under any Buyer Employee Plan or policy in either case relating to vacation or severance (but not for benefit accrual purposes under any other Buyer Employee Plan) and (iii) determination of "retiree" status under any Buyer Employee Plan, in each case under clauses (i), (ii) and (iii) for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation by the Buyer, but except where such credit would result in a duplication of benefits. In addition, the Buyer will or will cause one of its Subsidiaries to waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Company and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs. For purposes of this Agreement, the term "Buyer Employee Plan" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, for the benefit of, or relating to, any current or former employee of the Buyer or any of its Subsidiaries or any entity which is a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (C) an affiliated service group (as defined in

  Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Buyer or a Subsidiary of the Buyer.

          (b)   Notwithstanding anything in this Agreement to the contrary, nothing in Sections 6.10 through 6.12 shall impede or limit the Buyer, the Company, the Surviving Corporation or any of their Affiliates from terminating any of their employees at any time for any reason or no reason, subject to the provisions of applicable Law and from amending or terminating any Company Plan or any Buyer Employee Plan following the Effective Time.

        6.13    Resignations.    The Company shall use its reasonable best efforts to obtain and deliver to the Buyer at the Closing evidence reasonably satisfactory to the Buyer of the resignation, effective as of the Effective Time, of those directors of the Company designated by the Buyer to the Company in writing at least 20 days prior to the Closing.

        6.14    Shareholder Agreements.    The Company shall instruct its transfer agent not to register the transfer of any Certificate representing any Subject Shares (as defined in the Shareholder Agreements) made or attempted to be made in violation of a Shareholder Agreement.

        6.15    Litigation.    The Company shall give the Buyer the opportunity to participate in the defense or settlement of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without the Buyer's prior written consent.

        6.16    State Takeover Statutes.    The Company shall not take any action that would result in any state takeover statute or similar Law becoming applicable to any of the transactions contemplated by this Agreement or the Shareholder Agreements. If any state takeover statute or similar Law becomes applicable to any of the transactions contemplated by this Agreement or the Shareholder Agreements, the Buyer, the Transitory Subsidiary and the Company shall use reasonable best efforts to take all action necessary to ensure that the transactions contemplated by this Agreement and the Shareholder Agreements may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Shareholder Agreements and otherwise minimize the effect of such Law on the transactions contemplated by this Agreement and the Shareholder Agreements.

        6.17    Confidentiality Agreements; Standstill Agreements.    Notwithstanding anything in this Agreement to the contrary, during the period from the date of this Agreement until the obtaining of the Company Shareholder Approval or earlier termination of this Agreement, the Company may terminate, release or waive any provision of any confidentiality or standstill agreement entered into prior to the date of this Agreement to which it or any of its Subsidiaries is a party that would otherwise prohibit the making of a bona fide unsolicited Acquisition Proposal after the date of this Agreement if the Company receives an unsolicited request to do so from the other party to such agreement that was made in circumstances not otherwise in violation of Section 6.1, and the Company Board shall have determined in good faith, after considering applicable Vermont Law and after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under Vermont Law; provided, however, that (1) such termination, release or waiver shall not permit the other party to take any other action otherwise prohibited by such confidentiality or standstill agreement, (2) the Company shall notify the Buyer of such request promptly (and in any event within 24 hours) of the making thereof and shall provide the Buyer with a correct and complete copy of any termination, release or waiver entered into pursuant to this provision promptly (and in any event within 24 hours) following the execution thereof and (3) nothing in this Section 6.17 shall be deemed to waive or limit any requirement of Section 6.1 hereof (other than Section 6.1(a)(iii)) including without limitation the requirement to obtain a confidentiality agreement prior to furnishing information to the other party.

ARTICLE VII

CONDITIONS TO MERGER

        7.1    Conditions to Each Party's Obligation To Effect the Merger.    The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Shareholder Approval.    The Company Shareholder Approval shall have been obtained at the Company Meeting, at which a quorum is present, by the Required Company Shareholder Vote in accordance with applicable Law and the Company Charter Documents.

          (b)    HSR Act.    The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or otherwise been terminated and the applicable filings, approvals or expiration or termination of any applicable waiting periods under foreign antitrust or trade regulation laws in jurisdictions in which such filings, approvals or expiration or termination are required by Law to be made, obtained or expired, or terminated prior to the Closing, shall have been made, obtained or expired, or terminated.

          (c)    No Injunctions or Restraints.    No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, Law, rule or regulation (collectively, "Restraints") that is in effect and that has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement and the Shareholder Agreements.

        7.2    Additional Conditions to Obligations of the Buyer and the Transitory Subsidiary.    The obligations of the Buyer and the Transitory Subsidiary to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Buyer and the Transitory Subsidiary:

          (a)    Representations and Warranties.    The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct, subject to the qualification set forth in clause (ii), as of such date, and (ii) where the failure to be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualification other than when used in the definition of, or to modify, the terms "Company Permits" and "Company Material Contracts" contained therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect); provided, however, that the representations and warranties made in Section 3.2(a) and 3.4(d) shall be true and correct as of the Closing Date, except for immaterial inaccuracies, and shall not be subject to the qualification set forth above. The Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (c)    No Restraints.    There shall not be instituted, pending or threatened any action, investigation, litigation or proceeding by a Governmental Entity, nor shall there be any Restraint in effect, that would or is reasonably likely to (i) restrain, enjoin, prevent, prohibit or make illegal the acquisition of some or all of the shares of Company Common Stock by the Buyer or the Transitory

  Subsidiary or the consummation of the Merger or any of the other transactions contemplated by this Agreement, (ii) impose material limitations on the ability of the Buyer or its Affiliates to vote, transfer, receive dividends with respect to or otherwise exercise full rights of ownership rights with respect to the stock of the Surviving Corporation, (iii) result in a Governmental Investigation or in Governmental Damages being imposed on the Buyer or the Surviving Corporation or any of their respective Affiliates, (iv) restrain, enjoin, prevent, prohibit or make illegal, or impose material limitations on, the Buyer's or any of its Affiliates' ownership or operation of all or any material portion of the businesses and assets of the Company and its Subsidiaries, taken as a whole, or, as a result of the transactions contemplated by this Agreement, of the Buyer and its Subsidiaries, taken as a whole or (v) as a result of the transactions contemplated by this Agreement, compel the Buyer or any of its Affiliates to dispose of or hold separate any material portion of the businesses or assets of the Company and its Subsidiaries, taken as a whole, or of the Buyer and its Subsidiaries, taken as a whole.

          (d)    No Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

          (e)    Sarbanes-Oxley Certifications.    With respect to any Company SEC Reports filed with the SEC after the date of this Agreement, neither the chief executive officer nor the chief financial officer of the Company shall have failed to provide the necessary certifications as and in the form required under SOxA and in the form previously filed by the Company.

          (f)    Closing Date.    Notwithstanding the forgoing, if the Closing Date is determined pursuant to clause (y) of Section 1.2, then (i) Section 7.2(d) shall be deemed to have been deleted from this Agreement and (ii) the references to the "Closing Date" in Section 7.2(a) shall be deemed to be references to the date that the Closing would have occurred had the Closing Date been determined pursuant to clause (x) of Section 1.2.

        7.3    Additional Conditions to Obligations of the Company.    The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)    Representations and Warranties.    The representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct, subject to the qualification set forth in clause (ii), as of such date, and (ii) where the failure to be true and correct (without giving effect to any materiality qualifications contained therein), individually or in the aggregate, could not reasonably be expected to prevent or materially delay or materially impair the ability of the Buyer or the Transitory Subsidiary to consummate the transactions contemplated by this Agreement; and the Company shall have received a certificate signed on behalf of the Buyer by an officer of the Buyer to such effect.

          (b)    Performance of Obligations of the Buyer and the Transitory Subsidiary.    The Buyer and the Transitory Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of the Buyer by an officer of the Buyer to such effect.

ARTICLE VIII

TERMINATION AND AMENDMENT

        8.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(i), by written notice by the terminating party to the other party):

          (a)   by mutual written consent of the Buyer, the Transitory Subsidiary and the Company; or

          (b)   by either the Buyer or the Company if the Merger shall not have been consummated by March 31, 2006 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date); or

          (c)   by either the Buyer or the Company if any Restraint having the effect set forth in Section 7.1(c) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party if such Restraint was primarily due to such party's breach or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; or

          (d)   by either the Buyer or the Company if at the Company Meeting the Company Shareholder Approval shall not have been obtained; or

          (e)   by the Buyer, if: (i) the Company Board (A) shall have failed to make the Company Board Recommendation in the Proxy Statement or shall have withdrawn or modified the Company Board Recommendation or its approval of any of the transactions contemplated by this Agreement in a manner adverse to the Buyer, (B) shall have approved or recommended to the shareholders of the Company an Acquisition Proposal, (C) shall not have rejected and recommended against any Acquisition Proposal within ten days of the making thereof (including, for these purposes, by taking no position with respect to the acceptance of a tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) or (D) shall have failed to publicly reconfirm the Company Board Recommendation or its approval of any of the transactions contemplated by this Agreement within ten days after receipt of a written request from the Buyer that it do so, provided that such request may only be made following the making by any Person of an Acquisition Proposal; (ii) the Company shall have breached any of its obligations in Section 6.2 or the first sentence of Section 6.5 and such breach shall not have been cured within 14 days following receipt by the Company of written notice of such breach from the Buyer; (iii) the Company Board shall have approved or recommended to the shareholders of the Company an Acquisition Proposal; or (iv) the Company enters into an Alternative Acquisition Agreement; or

          (f)    by the Company if (A) the Company has not breached Section 6.1 (other than immaterial breaches that have not directly or indirectly resulted in the making of an Acquisition Proposal), (B) the Company Shareholder Approval has not been obtained (other than as a result of the breach of this Agreement by the Company) and (C) concurrently the Company enters into a definitive Alternative Acquisition Agreement providing for a Superior Proposal in accordance with Section 6.1; provided that prior thereto or concurrently therewith the Company shall have paid or caused to be paid the Termination Fee to the Buyer in accordance with Section 8.3(b) (and such termination of this Agreement by the Company shall not take effect unless and until the Termination Fee shall have been received by the Buyer); or

          (g)   by the Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or 7.2(b) could not be satisfied and such breach or failure to perform shall not have been cured within 20 days following receipt by the Company of written notice of such breach or failure to perform from the Buyer; or

          (h)   by the Buyer if any Restraint having the effect of granting or implementing any relief referred to in Section 7.2(c) shall be in effect and shall have become final and nonappealable; or

          (i)    by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Buyer or the Transitory Subsidiary set forth in this Agreement, or if any representation or warranty of the Buyer or the Transitory Subsidiary shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied.

        8.2    Effect of Termination.    In the event of termination of this Agreement as provided in Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and if such notice and such termination is in accordance with the terms of this Agreement, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company, the Transitory Subsidiary or their respective officers, directors, shareholders or Affiliates; provided, however, that (a) any such termination shall not relieve any party from liability for fraud or any willful breach of this Agreement or willful misrepresentation herein, (b) any such termination shall not relieve the Company from any liability it may have as provided in Section 8.3, and (c) the provisions of the first sentence of Section 3.22 (Brokers), Sections 5.2 (Confidentiality), 8.3 (Fees and Expenses), this Section 8.2 (Effect of Termination) and Article IX (Miscellaneous) of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

        8.3    Fees and Expenses.

          (a)   Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement, the Shareholder Agreements, the Merger and the transactions contemplated by this Agreement shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

          (b)   In the event that (A)(x) this Agreement is terminated by the Company or the Buyer pursuant to Section 8.1(b) (and at the time of such termination a vote to obtain the Company Shareholder Approval has not been held) or Section 8.1(d) or by the Buyer pursuant to Section 8.1(g) and (y) prior to such termination, any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than the Buyer and its Subsidiaries, Affiliates and Representatives (on behalf of the Buyer), shall have made an Acquisition Proposal or shall have publicly announced an intention (whether or not conditional or withdrawn) to make an Acquisition Proposal, and (z) within 12 months after the termination of this Agreement, the Company consummates any Acquisition Proposal or enters into an Alternative Acquisition Agreement contemplated by any Acquisition Proposal (except that references in the definition of Acquisition Proposal to "15%" shall be deemed to be references to "50%" for purposes of this clause (z)), (B) the Agreement is terminated by the Buyer pursuant to Section 8.1(e) or (C) this Agreement is terminated by the Company pursuant to Section 8.1(f), then in any such event under clause (A), (B) or (C) of this Section 8.3(b), the Company shall pay the Buyer a termination fee of $43,000,000 in cash (the "Termination Fee").

          (c)   Any payment required to be made pursuant to Section 8.3(b) shall be made to the Buyer as follows: (i) if pursuant to clause (A) of Section 8.3(b) on the earlier to occur of (x) the date on which the Company enters into the Alternative Acquisition Agreement or (y) the consummation of the Acquisition Proposal referred to therein; (ii) if pursuant to clause (B) of Section 8.3(b), promptly following (and in any event not later than two Business Days after) termination of this Agreement by the Buyer; and (iii) if pursuant to clause (C) of Section 8.3(b) prior to or simultaneously with (and as a condition to the effectiveness of) termination of this Agreement by the Company. All such payments shall be made by wire transfer of immediately available funds to an account to be designated by the Buyer.

          (d)   In the event that the Company shall fail to pay the Termination Fee required pursuant to this Section 8.3 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the rate of interest publicly announced by Citibank, in the City of New York from time to time during such period, as such bank's Prime Lending Rate. In addition, if the Company shall fail to pay such fee when due, the Company shall also pay to the Buyer all of the Buyer's costs and expenses (including attorneys' fees) in connection with efforts to collect such fee. The Company acknowledges that the fee and the other provisions of this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Buyer would not enter into this Agreement.

ARTICLE IX

MISCELLANEOUS

        9.1    Nonsurvival of Representations, Warranties and Agreements.    None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article II, Sections 6.8, 6.10, 6.11, 6.12, and Article IX.

        9.2    Amendment.    This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of any party, but, after any such approval, no amendment shall be made that by Law would require further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        9.3    Extension; Waiver.    At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, subject to applicable Law, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or, except as otherwise provided herein, any conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        9.4    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service (providing proof of delivery), or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below:

    (a) if to the Buyer or the Transitory Subsidiary, to

      General Electric Company
      Mail Drop W436
      3000 North Grandview Boulevard
      Waukesha, WI 53188
      Attn: Healthcare Business Development General Counsel
      Telecopy: (414) 908-9346

      and

      General Electric Company
      Mail Drop W400
      3000 North Grandview Boulevard
      Waukesha, WI 53188
      Attn: General Counsel—Healthcare IT
      Telecopy: (262) 544-3573

      with a copy to:

      Allen & Overy LLP
      1221 Avenue of the Americas
      New York, NY 10020
      Attn: Eric S. Shube, Esq. and A. Peter Harwich, Esq.
      Telecopy: (212) 610-6399

    (b) if to the Company, to

      IDX Systems Corporation
      40 IDX Drive
      South Burlington, VT 05403
      Attn: General Counsel
      Telecopy: (802) 862-6351

      with a copy to:

      Wilmer Cutler Pickering Hale and Dorr LLP
      60 State Street
      Boston, MA 02109
      Attn: Jay E. Bothwick, Esq. and Michael J. LaCascia, Esq.
      Telecopy: (617) 526-5000

        Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

        9.5    Entire Agreement.    This Agreement (including the Company Disclosure Letter and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

        9.6    No Third Party Beneficiaries.    Except as provided in Section 6.8, and only in that case after the Effective Time, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with, or any entitlement to employee benefits or compensation for the benefit of, any Person or to otherwise create any third-party beneficiary hereto, notwithstanding any principle of contractual interpretation that would otherwise confer such rights.

        9.7    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Transitory Subsidiary may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of the Buyer, but no such assignment shall relieve the Transitory Subsidiary of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

        9.8    Severability.    Any term or provision of this Agreement that is determined to be invalid, illegal or unenforceable in any situation by a court of competent jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the original intent of the parties and the economic, business and other purposes of such invalid or unenforceable term.

        9.9    Counterparts and Signature.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or electronic transmission.

        9.10    Interpretation.    When reference is made in this Agreement to an Article, Exhibit or Section, such reference shall be to an Article, Exhibit or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. All terms defined in this Agreement shall have the defined meanings when used in any certificates or other documents made or delivered pursuant hereto unless otherwise defined therein. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

        9.11    Governing Law.    This Agreement (and any claims or disputes arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any party to enter therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction, except to the extent the VBCA is applicable hereto.

        9.12    Remedies.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

        9.13    Submission to Jurisdiction.    Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any federal court or, if jurisdiction in the federal courts is not available, any state court of the State of New York in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.4. Nothing in this Section 9.13, however, shall affect the right of any party to serve legal process in any other manner permitted by Law. The submission to jurisdiction set forth in this paragraph shall not constitute a general consent to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto.

        9.14    WAIVER OF JURY TRIAL.    EACH OF THE BUYER, THE TRANSITORY SUBSIDIARY AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER, THE TRANSITORY SUBSIDIARY OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Buyer, the Transitory Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

GENERAL ELECTRIC COMPANY
By:	/s/ VISHAL K. WANCHOO Name: Vishal K. Wanchoo Title: President and Chief Executive Officer GE Healthcare Information Technologies
IGLOO ACQUISITION CORPORATION
By:	/s/ VISHAL K. WANCHOO Name: Vishal K. Wanchoo Title: President
IDX SYSTEMS CORPORATION
By:	/s/ JAMES H. CROOK, JR. Name: James H. Crook, Jr. Title: Chief Executive Officer

EXHIBIT A

THIRD AMENDED AND RESTATED ARTICLES OF
INCORPORATION

OF

IDX SYSTEMS CORPORATION

        Pursuant to the provisions of the Vermont Business Corporation Act, the undersigned corporation hereby amends and restates its Articles of Incorporation as follows:

        1.     THE NAME OF THE CORPORATION IS IDX SYSTEMS CORPORATION (THE "CORPORATION").

        2.     The Corporation hereby amends and restates its Articles of Incorporation as follows:

ARTICLE I

NAME

        The name of the corporation (which is hereinafter called the "Corporation") is:

IDX SYSTEMS CORPORATION.

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

        The street address of the registered office of the Corporation is 400 Cornerstone Drive, Suite 240, Williston, Vermont 05495. The name of the registered agent of the Corporation at such office, and at such address, is CT Corporation System.

ARTICLE III

AUTHORIZED STOCK

        The total number of shares of stock which the Corporation has authority to issue is [    •    ] ([    •    ]), consisting of [    •    ] ([    •    ]) shares of common stock, $0.01 par value per share (the "Common Stock"). Shares of such Common Stock together have unlimited voting rights and are entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE IV

BOARD OF DIRECTORS

        The number of directors shall be fixed by, or in the manner provided in, the By-laws of the Corporation.

ARTICLE V

AMENDMENT OF ARTICLES OF INCORPORATION

        1.     The date of the adoption of these Third Amended and Restated Articles of Incorporation by the directors was [    •    ].

        2.     The date of the adoption of these Third Amended and Restated Articles of Incorporation by the shareholders was [    •    ].

        3.     The number of shares outstanding of the Corporation at the time of the adoption of these Third Amended and Restated Articles of Incorporation by the Shareholders was [    •    ] shares of Common Stock, the number of shares entitled to vote thereon was [    •    ] shares of Common Stock, and the number of votes of the shares of Common Stock represented at the meeting for the adoption of these Third Amended and Restated Articles of Incorporation was [    •    ].

        4.     The number of shares voted for adoption of these Third Amended and Restated Articles of Incorporation was [    •    ] and the number of shares voted against these Third Amended and Restated Articles of Incorporation was [    •    ]. The number cast for the adoption of these Third Amended and Restated Articles of Incorporation by the shares of Common Stock was sufficient for approval by such shares of Common Stock.

        5.     These Third Amended and Restated Articles of Incorporation shall become effective as of 12:00 a.m. on [    •    ].

        IN WITNESS WHEREOF, THE CORPORATION HAS CAUSED THIS TO BE SIGNED IN ITS NAME AND ON ITS BEHALF BY ITS PRESIDENT AND ATTESTED TO BY ITS SECRETARY ON THIS            DAY OF [    •    ], 2005.

ATTEST:	IDX SYSTEMS CORPORATION
By:
[•] Secretary		[•] President

EXHIBIT B

IDX SYSTEMS CORPORATION
 THIRD AMENDED AND RESTATED BYLAWS
AS OF [    •    ], 2005

ARTICLE I
OFFICES

        Section 1.    PRINCIPAL OFFICE.    The principal office of IDX Systems Corporation (the "Corporation"), in the State of Vermont shall be South Burlington, Vermont, in or at any other place or places as the board of directors may designate.

        Section 2.    ADDITIONAL OFFICES.    The Corporation may have additional offices at such places as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

        Section 1.    PLACE.    All meetings of shareholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting or in a duly executed waiver thereof.

        Section 2.    ANNUAL MEETING.    An annual meeting of the shareholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held during the month of May in each year on a date and at the time set by the board of directors.

        Section 3.    SPECIAL MEETINGS.    Upon the request of the board of directors, the chairman of the board, the chief executive officer, or if none, the president, the secretary shall call special meetings of the shareholders. Special meetings of shareholders shall also be called by the secretary upon the written request of the holders of shares entitled to cast not less than 10% of all the votes entitled to be cast at such meeting. The written request must be signed, dated and delivered to the Corporation's secretary in one or more written demands for the meeting describing the purpose or purposes for which the meeting is to be held. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs, the secretary shall give notice to each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the shareholders held during the preceding twelve months.

        Section 4.    NOTICE OF MEETINGS.    Not less than ten nor more than 70 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the date, time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

        Section 5.    QUORUM.    At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Articles of Incorporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting until such quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 6.    ORGANIZATION.    At each meeting of shareholders, the chairman of the board, if one shall have been elected, or, in his absence or if one shall not have been elected, the president shall act as chairman of the meeting. The secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

        Section 7.    ORDER OF BUSINESS.    The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

        Section 8.    VOTING.    A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Articles of Incorporation.

        Section 9.    PROXIES.    A shareholder may vote the shares of stock owned of record by him, either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

        Section 10.    INSPECTORS.    At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

        Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

        Section 11.    INFORMAL ACTION BY SHAREHOLDERS.    Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the shareholders entitled to vote on the action and such action is evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filed with the corporate records.

        Section 12.    VOTING BY BALLOT.    Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE III
DIRECTORS

        Section 1.    GENERAL POWERS.    The business and affairs of the Corporation shall be managed under the direction of its board of directors.

        Section 2.    NUMBER, TENURE AND QUALIFICATIONS.    The number of directors of the Corporation shall be three (3), which number may be increased or decreased pursuant to this bylaw. At any regular meeting or at any special meeting called for that purpose, a majority of the entire board of directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Vermont Business Corporation Act, nor more than fifteen (15), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Each director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these Bylaws.

        Section 3.    ANNUAL AND REGULAR MEETINGS.    An annual meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The board of directors may provide, by resolution, the time and place, either within or without the State of Vermont, for the holding of regular meetings of the board of directors without other notice than such resolution.

        Section 4.    SPECIAL MEETINGS.    Special meetings of the board of directors may be called by or at the request of the chairman, the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Vermont, as the place for holding any special meeting of the board of directors called by them.

        Section 5.    NOTICE.    Notice of each special meeting of the board of directors (and of each regular meeting for which notice shall be required) shall be given by the secretary as hereinafter provided in this Section 5, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these Bylaws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone, facsimile machine or other similar means, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        Section 6.    QUORUM.    A majority of the entire board of directors shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that, if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

        The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

        Section 7.    VOTING.    The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the board of directors, unless the concurrence of a greater proportion is required for such action by applicable statute.

        Section 8.    TELEPHONE MEETINGS.    Members of the board of directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

        Section 9.    INFORMAL ACTION BY DIRECTORS.    Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the board of directors.

        Section 10.    VACANCIES.    Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the board of directors, or if the directors remaining in office constitute fewer than a quorum of the board, may be filled by the affirmative vote of a majority of all the directors remaining in office. If there are no directors remaining in office, any vacancy may be filled by the shareholders.

        Section 11.    COMPENSATION.    Directors shall not receive any stated salary for their services as directors but, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, may be allowed to directors for attendance at each annual, regular or special meeting of the board of directors or of any committee thereof; but nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 12.    REMOVAL OF DIRECTORS.    The shareholders may remove a director with or without cause upon the affirmative vote of a majority of all the votes entitled to be cast on the matter.

        Section 13.    STOCK ISSUANCE.    The board of directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock, of any class or classes, whether now or hereafter authorized, for such consideration as the board may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in these Bylaws.

        Section 14.    TERMS OF CLASS OR SERIES OF STOCK DETERMINED BY BOARD OF DIRECTORS.    The board of directors of the Corporation shall have the power to determine, in whole or in part, the designations, preferences, limitations and relative rights of any class of shares before the issuance of any shares of that class or one or more series within a class before the issuance of any shares of that series.

ARTICLE IV
COMMITTEES

        Section 1.    NUMBER, TENURE AND QUALIFICATIONS.    The board of directors may appoint from among its members an executive committee, audit committee, compensation committee and other committees, composed of two or more directors, to serve at the pleasure of the board of directors.

        Section 2.    POWERS.    The board of directors may delegate to committees appointed under Section 1 of this Article any of the powers of the board of directors, except as prohibited by law.

        Section 3.    MEETINGS.    In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of such absent member.

        Section 4.    TELEPHONE MEETINGS.    Members of a committee of the board of directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

        Section 5.    INFORMAL ACTION BY COMMITTEES.    Any action required or permitted to be taken at any meeting of a committee of the board of directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

ARTICLE V
OFFICERS

        Section 1.    GENERAL PROVISIONS.    The officers of the Corporation may consist of a chairman of the board, a vice-chairman of the board, a president, one or more vice-presidents, a treasurer, a general counsel, one or more assistant treasurers, a secretary, and one or more assistant secretaries. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice-president may be held by the same person. In its discretion, the board of directors may leave unfilled any office except that of president, treasurer and secretary. Election or appointment of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

        Section 2.    RESIGNATION.    Any officer of the Corporation may resign at any time by giving written notice of resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

        Section 3.    REMOVAL.    Any officer or agent of the Corporation may be removed by the board of directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4.    VACANCIES.    A vacancy in any office may be filled by the board of directors for the balance of the term.

        Section 5.    CHIEF EXECUTIVE OFFICER.    The board of directors may designate a chief executive officer from among the elected officers who are directors. The chief executive officer shall have responsibility for implementation of the policies of the Corporation, as determined by the board of directors, and for the administration of the business affairs of the Corporation.

        Section 6.    CHIEF OPERATING OFFICER.    The board of directors may designate a chief operating officer from among the elected officers. Said officer will have the responsibility and duties as set forth by the board of directors or the chief executive officer.

        Section 7.    CHIEF MEDICAL OFFICER.    The board of directors may designate a chief medical officer. Said officer will have the responsibility and duties as set forth by the board of directors or the chief executive officer.

        Section 8.    CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD.    The chairman of the board shall preside over the meetings of the board of directors and of the shareholders at which he shall be present. In the absence of the chairman of the board, the vice-chairman of the board shall preside at such meetings at which he shall be present. The chairman of the board and the vice-chairman of the board shall, respectively, perform such other duties as may be assigned to him or them by the board of directors.

        Section 9.    PRESIDENT.    The president shall in general supervise and control all of the business and affairs of the Corporation. Unless the president is not a member of the board of directors, in the absence of both the chairman and vice-chairman of the board, he shall preside at all meetings of the board of directors and of the shareholders at which he shall be present. In the absence of a designation of a chief executive officer by the board of directors, the president shall be the chief executive officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the board of directors. He may execute any deed, mortgage, bond, contract or other instrument which the board of directors has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

        Section 10.    VICE-PRESIDENTS.    In the absence of the president or in the event of a vacancy in such office, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions placed upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. The board of directors may designate one or more vice-presidents as executive vice-president or as vice-president for particular areas of responsibility.

        Section 11.    VICE PRESIDENT, CLIENT SERVICES.    The board of directors may designate a Vice President, Client Services. Said officer will have the responsibility and duties as set forth by the board of directors or the chief executive Officer.

        Section 12.    SECRETARY.    The secretary shall (a) keep the minutes of the proceedings of the shareholders, the board of directors and committees of the board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

        Section 13.    TREASURER.    The treasurer shall have the control and custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the board of directors.

        He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and board of directors, at the regular meetings of the board or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Corporation.

        If required by the board of directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        Section 14.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.    The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the board of directors. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful performance of their duties in such sums and with such sureties as shall be satisfactory to the board of directors.

        Section 15.    ANNUAL REPORT.    The president or other executive officer of the Corporation shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a statement of the results of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the shareholders and filed within 20 days thereafter at the principal office of the Corporation in the State of Vermont.

        Section 16.    SALARIES.    The salaries of the officers shall be fixed from time-to-time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS

        Section 1.    CONTRACTS.    The board of directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

        Section 2.    CHECKS AND DRAFTS.    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the board of directors.

        Section 3.    DEPOSITS.    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the board of directors may designate.

ARTICLE VII
SHARES OF STOCK

        Section 1.    CERTIFICATES OF STOCK.    Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by each shareholder in the Corporation. Each certificate shall be signed by the president or a vice-president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the corporate seal. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing stock which is restricted as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of such information.

        Section 2.    TRANSFERS OF STOCK.    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Vermont.

        Section 3.    LOST CERTIFICATE.    The board of directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of such certificate or the issuance of a new certificate.

        Section 4.    STOCK LEDGER.    The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each shareholder and the number of shares of stock of each class held by such shareholder.

ARTICLE VIII
FISCAL YEAR

        The board of directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX
DIVIDENDS

        Section 1.    DECLARATION.    Dividends upon the shares of stock of the Corporation may be declared by the board of directors, subject to the provisions of law and the Articles of Incorporation. Dividends may be paid in cash, property or shares of the Corporation, subject to the provisions of law and the Articles of Incorporation.

        Section 2.    RESERVES.    Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the board of directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the board of directors shall determine to be in the best interest of the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X
SEAL

        Section 1.    SEAL.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Incorporated Vermont". The board of directors may authorize one or more duplicate seals and provide for the custody thereof.

        Section 2.    AFFIXING SEAL.    Whenever the Corporation is required to place its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XI
INDEMNIFICATION AND LIMITATION OF LIABILITY

        Section 1.    INDEMNIFICATION IN GENERAL.    The Corporation may, with the approval of its board of directors, to the extent permitted by Vermont law in effect from time to time, indemnify, and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Corporation or (ii) any individual who serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director or officer of such corporation or as a partner or trustee of such partnership, joint venture, trust or employee benefit plan at the request of the Corporation. The Corporation may, with the approval of its board of directors, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

        Section 2.    LIMITATION OF LIABILITY.    The Corporation may, with the approval of its board of directors, to the extent that limitations on the liability of directors, officers, employees and agents are permitted by Vermont law, as from time to time amended, provide that no director, officer, employee or agent of the Corporation shall have any liability to the Corporation or its shareholders for money damages. This limitation of liability applies to events occurring at the time a person serves as a director, officer, employee or agent of the Corporation whether or not such person is a director, officer, employee or agent at the time of any proceeding in which liability is asserted.

        Section 3.    EFFECT.    Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of the Bylaws or Articles of Incorporation of the Corporation inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding Sections 1 and 2 of this Article XI with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. Individuals entitled to indemnification under this Article XI shall be entitled to maintain action at law or in equity for breach of promise contract for failure of this Corporation to act as herein provided.

        Section 4.    INSURANCE.    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XI.

ARTICLE XII
WAIVER OF NOTICE

        Whenever any notice is required to be given pursuant to the Articles of Incorporation or Bylaws of the Corporation or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII
AMENDMENT OF BYLAWS

        Section 1.    BY DIRECTORS.    The board of directors shall have the power to adopt, alter or repeal any Bylaws of the Corporation and to make new Bylaws, except that the board of directors shall not alter or repeal this Section or any Bylaws made by the shareholders.

        Section 2.    BY SHAREHOLDERS.    The shareholders shall have the power to adopt, alter or repeal any Bylaws of the Corporation and to make new Bylaws.

        The foregoing are certified as the Bylaws of the Corporation adopted by the board of directors as of [    •    ], 2005.

[•] Secretary

Annex B

SHAREHOLDER AGREEMENT
between
GENERAL ELECTRIC COMPANY
and
[SHAREHOLDER]
Dated as of September 28, 2005

        SHAREHOLDER AGREEMENT dated as of September 28, 2005 (this Agreement), between General Electric Company, a New York corporation (Parent), and [Shareholder] (Shareholder).

        WHEREAS Parent, Merger Sub, a wholly owned subsidiary of Parent (Merger Sub), and IDX Systems Corporation, a Vermont corporation (the Company), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the Merger Agreement; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Merger Sub with and into the Company (the Merger), upon the terms and subject to the conditions set forth in the Merger Agreement; and

        WHEREAS Shareholder owns the number of shares of Common Stock, par value $0.01 per share, of the Company (the Company Common Stock) set forth on Schedule A attached hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the Subject Shares); and

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that Shareholder enter into this Agreement;

        NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

        1.    Representations and Warranties of Shareholder.    Shareholder hereby represents and warrants to Parent as of the date hereof and as of the Effective Time in respect of itself as follows:

          (a)    Authority.    Shareholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Shareholder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Shareholder. This Agreement has been duly executed and delivered by Shareholder and constitutes a valid and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, except as the same may be limited by or subject to bankruptcy, insolvency, reorganization, moratorium or similar laws, as now or hereafter in effect, relating to creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or to increased, additional accelerated or guaranteed right or entitlements of any person under, or result in the creation of any lien in or upon any of the properties or assets of Shareholder under, the charter or other organizational documents of Shareholder (if applicable), any trust agreement, loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Shareholder or to Shareholder's property or assets, except for any such conflicts, violations, breaches, defaults, rights, losses, entitlements or liens that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay Shareholder's performance of its obligations under this Agreement. No trust of which Shareholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

          (b)    The Subject Shares.    Shareholder is the record and beneficial owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares on Schedule A, free and clear of any claims, liens, encumbrances and security interests whatsoever. Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares on Schedule A. Shareholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

        2.    Representations and Warranties of Parent.

          (a)    Authority.    Parent hereby represents and warrants to Shareholder as of the date hereof and as of the Effective Time as follows: Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as the same may be limited by or subject to bankruptcy, insolvency, reorganization, moratorium or similar laws, as now or hereafter in effect, relating to creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or to increased, additional accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any lien in or upon any of the properties or assets of Parent under, the charter or other organizational documents of Parent, any trust agreement, loan or credit agreement, note bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to Parent's property or assets.

        3.    Covenants.

          (a)   Until the termination of this Agreement in accordance with Section 7, Shareholder agrees as follows:

              (i)  At any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, Shareholder shall, including by executing a written consent or otherwise participating in a written consent solicitation if requested by Parent, vote (or cause to be voted) the Subject Shares (and each class thereof) in favor of the Merger, the approval of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement. The obligation set forth in this Section 3(a)(i) shall continue in full force and effect if the Merger Agreement is amended or otherwise modified in accordance with the terms of the Merger Agreement so long as such amendment or other modification does not reduce the amount of the Merger Consideration or provide that the Merger Consideration shall be payable otherwise than in cash.

             (ii)  At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which Shareholder's vote, consent or other approval is sought, Shareholder shall vote (or cause to be voted) the Subject Shares (and each class thereof) against (A) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, tender offer, exchange offer, business combination, sale of substantial assets, reorganization, recapitalization, joint venture, license of Intellectual Property Rights, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal (an Alternative Transaction) and (B) any amendment of the Company's articles of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of Company Common Stock (a Frustrating Transaction). Shareholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

            (iii)  Shareholder agrees not to (A) sell, transfer, pledge, assign or otherwise dispose of (including by gift, merger or otherwise by operation of law) (collectively, Transfer), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, the Subject Shares to any person other than pursuant to the terms of the Merger, except that Shareholder shall be permitted to Transfer all or a portion of the Subject Shares to its Affiliates, including any direct or indirect wholly owned subsidiary, family members or trusts established by Shareholder, in each case on the terms set forth in Section 6 of this Agreement (and except that Shareholder may Transfer up to 25,000 Subject Shares free and clear of the restrictions of this Agreement) or (B) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Alternative Transaction.

            (iv)  Shareholder shall not, nor shall it permit any investment banker, attorney or other adviser or representative of Shareholder to, (A) directly or indirectly solicit, initiate, or take any other action to facilitate any Alternative Transaction or (B) directly or indirectly enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any Alternative Transaction.

          (b)   (i) In the event that the Merger Agreement shall have been terminated under circumstances where Parent is or may become entitled to receive the Termination Fee, Shareholder shall pay to Parent on demand an amount equal to 90% of the Profit (determined in accordance with Section 3(b)(ii)) of Shareholder, if any, from the consummation of any Alternative Transaction for which a definitive agreement is entered into within one year of such termination.

             (ii)  For purposes of this Section 3(b), the Profit of Shareholder from any Alternative Transaction shall equal (A) the aggregate consideration received by Shareholder pursuant to such Alternative Transaction in respect of Shareholder's Subject Shares, valuing any non-cash consideration (including any residual interest in the Company) at its fair market value on the date of the consummation of such Alternative Transaction, plus (B) the fair market value, on the date of disposition, of all Subject Shares of Shareholder disposed of after the termination of the Merger Agreement and prior to the date of such consummation, less (C) the sum of (x) the fair market value of the aggregate consideration that would have been issuable or payable to Shareholder if it had received the Merger Consideration pursuant to the Merger Agreement as originally executed for each of the Subject Shares plus (y) the sum of (1) Shareholder's reasonably documented individual expenses in connection with such Alternative Transaction, (2) taxes, if any, incurred by Shareholder in respect of amounts required to be paid to Parent pursuant to this Agreement and (3) such Shareholder's pro rata portion of legal fees and expenses incurred by Shareholder and the other shareholders who are executing similar shareholder agreements in connection with the Merger in connection with the execution, delivery and performance of this Agreement and such other similar agreements up to an aggregate amount for all such shareholders (including Shareholder) of not more than $25,000 in total. Notwithstanding anything to the contrary herein, under no circumstances shall Shareholder be required to pay to Parent under this Section 3(b) an amount that would result in Shareholder realizing from such Alternative Transaction and any sales of Subject Shares referred to in Section 3(b)(ii)(B) above an aggregate amount less than the fair market value of the aggregate consideration that would have been issuable or payable to Shareholder if it had received the Merger Consideration pursuant to the Merger Agreement as originally executed for each of the Subject Shares.

            (iii)  In the event that (x) prior to the Effective Time, an Acquisition Proposal shall have been made and (y) the Effective Time of the Merger shall have occurred and Parent for any reason shall have increased the amount of Merger Consideration payable over that set forth in the Merger Agreement in effect on the date hereof (the Original Merger Consideration), then Shareholder shall pay to Parent on demand an amount in cash equal to the product of (i) the number of Subject Shares of Shareholder and (ii) 90% of the excess, if any, of (A) the per share cash consideration or the per share fair market value of any non-cash consideration, as the case may be, received by Shareholder as a result of the Merger Agreement, as amended, determined as of the Effective Time of the Merger, over (B) the sum of (x) the fair market value of the Original Merger Consideration determined as of the time of the first increase in the amount of the Original Merger Consideration plus (y) the sum of (1) taxes, if any, incurred by Shareholder in respect of amounts required to be paid to Parent in respect of a Subject Share pursuant to this Agreement plus (2) such Shareholder's pro rata portion per Subject Share of legal fees and expenses incurred by Shareholder and the other shareholders who are executing similar shareholder agreements in connection with the Merger in connection with the execution, delivery and performance of this Agreement and such other similar agreements up to an aggregate amount for all such shareholders (including Shareholder) of not more than $25,000 in total.

            (iv)  For purposes of this Section 3(b), the fair market value of any non-cash consideration consisting of:

      (A)
      a security listed on a national securities exchange or quoted on Nasdaq shall be equal to the average closing price per share of such security as reported on such national securities exchange or Nasdaq for the five trading days after the date of determination; and

      (B)
      consideration other than cash or securities of the form specified in clause (A) of this Section 3(b)(iv) shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within 10 business days of the event requiring selection of such banking firm; provided, however, that if the parties are unable to agree within two Business Days after the date of such event as to such investment banking firm, then the parties shall each select one firm, and those firms shall together select a third investment banking firm, which third firm shall make such determination; provided further, that the fees and expenses of such investment banking firm(s) shall be borne equally by Parent, on the one hand, and Shareholder, on the other hand. The determination of the investment banking firm shall be final and binding upon the parties.

             (v)  If some or all of the consideration received by Shareholder in an Alternative Transaction or as part of the Merger Consideration consists of non-cash consideration, then

    Shareholder shall have the option of satisfying up to the same proportion of its obligations under this Section 3(b) as the non-cash consideration represented of the total consideration in the Alternative Transaction or the total Merger Consideration through the delivery of such non-cash consideration to Parent based on the fair market value thereof. Any payment of Profit under this Section 3(b) shall (x) if paid in cash, be paid by wire transfer of same day funds to an account designated by Parent and (y) if paid through a transfer of non-cash consideration, be paid through delivery of such non-cash consideration to Parent, suitably endorsed for transfer.

          (c)   Shareholder hereby waives any rights to appraisal or rights to dissent from the Merger that it may have under applicable law.

        4.    Grant of Irrevocable Proxy; Appointment of Proxy.

          (a)   Without in any way limiting Shareholder's right to vote the Subject Shares in its sole discretion on any other matters that may be submitted to a Shareholder vote, consent or other approval (including by written consent), Shareholder hereby irrevocably grants to, and appoints, Parent and Vishal Wanchoo in their respective capacities as designees of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to vote Shareholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, in accordance with, and subject to the limitations of, Sections 3(a)(i) and 3(a)(ii). The proxy set forth in this Section 4 shall terminate automatically without any further action by any party hereto upon the termination of the Merger Agreement or this Agreement in accordance with their respective terms.

          (b)   Shareholder represents that any proxies heretofore given in respect of Shareholder's Subject Shares are not irrevocable, and that all such proxies have been heretofore or are hereby revoked.

          (c)   Shareholder hereby affirms that the irrevocable proxy granted in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under this Agreement. Shareholder hereby further affirms that such irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 7.22 of the VBCA. The irrevocable proxy granted hereby shall terminate and be of no further force or effect upon the termination of this Agreement pursuant to Section 7.

        5.    Further Assurances.    Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

        6.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part (except by operation of law), by either of the parties without the prior written consent of the other party hereto, except that either party may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any Affiliate, including any direct or indirect wholly owned subsidiary, of such party if such party delivers to the other party a written agreement duly executed by such assignee agreeing to be bound by the terms of this Agreement as if such assignee were a party hereto, provided that any such assignment shall not relieve the assigning party of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

        7.    Termination.    This Agreement shall terminate automatically without any further action by any party hereto upon the earliest to occur of (a) the Effective Time of the Merger, (b) the termination of the Merger Agreement in accordance with its terms and (c) any amendment or other modification of the Merger Agreement that reduces the amount of the Merger Consideration or provides that the Merger Consideration shall be payable otherwise than in cash; provided, however, that this Agreement shall not terminate if the Company is in breach of its material obligations under the Merger Agreement or Shareholder is in breach of its material obligations under this Agreement at such time. Notwithstanding the foregoing, Section 3(b), this Section 7 and Section 8 of this Agreement shall survive a termination of this Agreement pursuant to (a) or (b) above in this Section 7 until the date that is two years following the date of such termination. Notwithstanding anything else to the contrary contained herein or in the Merger Agreement, if the Effective Time occurs, the representations and warranties contained in Section 1 of this Agreement shall survive until the 18 month anniversary of the Effective Time. Subject to the two preceding sentences, in the event of termination of this Agreement as provided in this Section 7, there shall be no liability or obligation on the part of the Parent or Shareholder except as may arise under Section 3(b) and except that any such termination will not relieve any party from liability for fraud or any wilful breach of this Agreement or wilful misrepresentation herein.

        8.    General Provisions.

          (a)    Amendments.    This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (b)    Notice.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt (or upon the next succeeding Business Day if received after 5 p.m. local time on a Business Day or if received on a Saturday, Sunday or holiday) to Parent in accordance with Section 9.4 of the Merger Agreement and to Shareholder at its address set forth on Schedule A (or at such other address for a party as shall be specified by like notice).

          (c)    Interpretation.    When a reference is made in this Agreement to a Section or Subsection, such reference shall be to a Section or Subsection of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, except as otherwise specified herein. References to a person are also to its permitted successors and assigns.

          (d)    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

          (e)    Entire Agreement; No Third-Party Beneficiaries.    This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies hereunder.

          (f)    Governing Law.    This Agreement (and any claims or disputes arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any party to enter therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction.

        9.    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions or other appropriate equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State court sitting in New York County or, if subject matter jurisdiction exists, in the United States District Court for the Southern District of New York, this being in addition to any other remedy to which such party is entitled at law or in equity, and each of the parties hereby waives in any such proceeding the defense of adequacy of a remedy at law and any requirement for the securing or posting of any bond or any other security relating to such equitable relief. In addition, each of the parties hereto (a) submits to the personal jurisdiction of any New York State court sitting in New York County or the United States District Court for the Southern District of New York in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement in any court other than any New York State court sitting in New York County or, if subject matter jurisdiction exists, in the United States District Court for the Southern District of New York and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement.

        10.    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

        11.    Limits to Shareholder's Obligations.    (a) Shareholder is entering into this Agreement solely in its capacity as a shareholder of the Company and nothing in this Agreement shall be deemed to impose any obligation, restriction, limitation or liability on Shareholder, or (if applicable) any of Shareholder's officers, directors, employees, agents or representatives, in any other manner or capacity, including, without limitation in any capacity as an officer, director, employee, agent or representative of the Company.

        IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and Shareholder has signed this Agreement, all as of the date first written above.

GENERAL ELECTRIC COMPANY
By:	Name: Title:
[SHAREHOLDER]

Shareholder	Number of Shares of Company Stock held by Shareholder (A)	Number of Shares of Company Stock Subject to Outstanding Options held by Shareholder (B)	Total (A) + (B)

Annex C

[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON LLC]

September 28, 2005

Board of Directors
IDX Systems Corporation
1400 Shelburne Road
Burlington, Vermont 05402

Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock, par value $0.01 per share ("Company Common Stock"), of IDX Systems Corporation (the "Company"), other than James H. Crook, Jr., Richard E. Tarrant, Robert H. Hoehl and certain grantor trusts established by Mr. Hoehl (collectively, the "Specified Shareholders"), of the Merger Consideration (as defined below) to be received by such holders pursuant to the terms of the Agreement and Plan of Merger, dated as of September 28, 2005 (the "Merger Agreement"), among General Electric Company ("GE"), Igloo Acquisition Corporation, a wholly owned subsidiary of GE ("Transitory Subsidiary"), and the Company. The Merger Agreement provides for, among other things, the merger of Transitory Subsidiary with and into the Company (the "Merger") pursuant to which the Company will be the surviving corporation and each outstanding share of Company Common Stock will be converted into the right to receive $44.00 in cash (the "Merger Consideration").

In arriving at our opinion, we have reviewed the Merger Agreement and certain related documents as well as certain publicly available business and financial information relating to the Company. We also have reviewed certain other information relating to the Company, including financial forecasts (and adjustments thereto), provided to or discussed with us by the Company, and have met with the management of the Company to discuss the business and prospects of the Company. We also have considered certain financial and stock market data of the Company and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to those of the Company, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which have been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company that we have reviewed, the management of the Company has advised us, and we have assumed, that such forecasts (including adjustments thereto) have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We also have assumed, with your consent, that in the course of obtaining any necessary regulatory or third party consents, approvals or agreements for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on the Company or the Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement therein. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock, other than the Specified

C-1

Shareholders, of the Merger Consideration and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. We were not requested to, and we did not, participate in the negotiation or structuring of the Merger, nor were we requested to, and we did not, solicit third party indications of interest in acquiring all or any part of the Company. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger.

We were engaged to render an opinion in connection with the Merger and will receive a fee for such services upon rendering this opinion. In addition, the Company has agreed to indemnify us for certain liabilities and other items arising out of our engagement. From time to time, we and our affiliates in the past have provided, currently are providing and in the future may provide, investment banking and other financial services to the Company and GE and certain of its affiliates unrelated to the proposed Merger, for which services we have received, and expect to receive, compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of our business, we and our affiliates may acquire, hold or sell, for our own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company and GE and any other entities involved in the Merger and, accordingly, may at any time hold a long or short position in such securities, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of the Board of Directors of the Company in connection with its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock, other than the Specified Shareholders.

Very truly yours,

CREDIT SUISSE FIRST BOSTON LLC

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Annex D

VERMONT BUSINESS CORPORATION ACT

Chapter 13. Dissenters' Rights

  Subchapter 1. Right to Dissent and Obtain Payment for Shares

§ 13.01. Definitions

        In this chapter:

        (1)   "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

        (2)   "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 13.02 of this title and who exercises that right when and in the manner required by sections 13.20 through 13.28 of this title.

        (3)   "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

        (4)   "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

        (5)   "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

        (6)   "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

        (7)   "Shareholder" means the record shareholder or the beneficial shareholder.

§ 13.02. Right to dissent

        (a)   A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

        (1)    Merger.    Consummation of a plan of merger to which the corporation is a party

          (A)  if shareholder approval is required for the merger by section 11.03 of this title or the articles of incorporation and the shareholder is entitled to vote on the merger; or

          (B)  if the corporation is a subsidiary that is merged with its parent under section 11.04 of this title;

        (2)    Share exchange.    Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

        (3)    Sale of assets.    Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

        (4)    Amendment to articles.    An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

          (A)  alters or abolishes a preferential right of the shares;

          (B)  creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

          (C)  alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

          (D)  excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

          (E)  reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04 of this title; or

        (5)    Market exception.    Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

        (b)   A shareholder entitled to dissent and obtain payment for his or her shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

§ 13.03. Dissent by nominees and beneficial owners

        (a)   A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

        (b)   A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

        (1)   he or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

        (2)   he or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

  Subchapter 2. Procedure for Exercise of Dissenters' Rights

§ 13.20. Notice of dissenters' rights

        (a)   If proposed corporate action creating dissenters' rights under section 13.02 of this title is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

        (b)   If corporate action creating dissenters' rights under section 13.02 of this title is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 13.22 of this title.

§ 13.21. Notice of intent to demand payment

        (a)   If proposed corporate action creating dissenters' rights under section 13.02 of this title is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights

        (1)   must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

        (2)   must not vote his or her shares in favor of the proposed action.

        (b)   A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his or her shares under this chapter.

§ 13.22. Dissenters' notice

        (a)   If proposed corporate action creating dissenters' rights under section 13.02 of this title is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 13.21 of this title.

        (b)   The dissenters' notice must be sent no later than ten days after the corporate action was taken, and must:

        (1)   state where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

        (2)   inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (3)   supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

        (4)   set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and

        (5)   be accompanied by a copy of this chapter.

§ 13.23. Duty to demand payment

        (a)   A shareholder sent a dissenters' notice described in section 13.22 of this title must demand payment, certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to section 13.22(b)(3) of this title, and deposit his or her certificates in accordance with the terms of the notice.

        (b)   The shareholder who demands payment and deposits his or her share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

        (c)   A shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this chapter.

§ 13.24. Share restrictions

        (a)   The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 13.26 of this title.

        (b)   The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

§ 13.25. Payment

        (a)   Except as provided in section 13.27 of this title, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 13.23 of this title the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

        (b)   The payment must be accompanied by:

        (1)   the corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

        (2)   a statement of the corporation's estimate of the fair value of the shares and how such estimate was calculated;

        (3)   an explanation of how the interest was calculated;

        (4)   a statement of the dissenter's right to demand payment under section 13.28 of this title; and

        (5)   a copy of this chapter.

§ 13.26. Failure to take action

        (a)   If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

        (b)   If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 13.22 of this title and repeat the payment demand procedure.

§ 13.27. After-acquired shares

        (a)   A corporation may elect to withhold payment required by section 13.25 of this title from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

        (b)   To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate and calculation of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under section 13.28 of this title.

§ 13.28. Procedure if shareholder dissatisfied with payment or offer

        (a)   A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate (less any payment under section 13.25 of this title), or reject the corporation's offer under section 13.27 of this title and demand payment of the fair value of his or her shares and interest due, if:

        (1)   the dissenter believes that the amount paid under section 13.25 or offered under section 13.27 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

        (2)   the corporation fails to make payment under section 13.25 within 60 days after the date set for demanding payment; or

        (3)   the corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

        (b)   A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this section within 30 days after the corporation made or offered payment for his or her shares.

  Subchapter 3. Judicial Appraisal of Shares

§ 13.30. Court action

        (a)   If a demand for payment under section 13.28 of this title remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

        (b)   The corporation shall commence the proceeding in the superior court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

        (c)   The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

        (d)   The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        (e)   Each dissenter made a party to the proceeding is entitled to judgment

        (1)   for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation; or

        (2)   for the fair value, plus accrued interest, of his or her after-acquired shares for which the corporation elected to withhold payment under section 13.27 of this title.

§ 13.31. Court costs and counsel fees

        (a)   The court in an appraisal proceeding commenced under section 13.30 of this title shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 13.28 of this title.

        (b)   The covert may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

        (1)   against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 13.20 through 13.28 of this title; or

        (2)   against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

        (c)   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Form of Proxy Card

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

IDX SYSTEMS CORPORATION
PROXY APPOINTMENT FORM

Special Meeting of Shareholders—                  , 2005
This Proxy is Solicited by the Board of Directors

        The undersigned, revoking all prior proxies, hereby appoint(s) James H. Crook, Jr., John A. Kane and Julie A. Dale, and each of them, with full power of substitution, as proxies, to represent and to vote, as designated herein, all shares of common stock of IDX Systems Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company to be held at                        , on                  , 2005 at             a.m., local time, and at any adjournment or postponement thereof. Each of the proposals contained in this proxy for approval by the shareholders has been proposed by the Company.

        IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        This Proxy Appointment Form, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. Attendance of the undersigned at the meeting, or any adjournment or postponement thereof, will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicates his or her intent to vote in person.

PLEASE VOTE, DATE, SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED	DO YOU HAVE ANY COMMENTS

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☐    Please mark votes as in this example.

1. Approval of the Agreement and Plan of Merger, dated as of September 28, 2005, by and among General Electric Company, Igloo Acquisition Corporation and IDX Systems Corporation.

☐ For                  ☐ Against                  ☐ Abstain

2. Approval of adjournments or postponements of the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the merger agreement.

☐ For                  ☐ Against                  ☐ Abstain

Mark box at right if an address change or comment has been noted on the reverse side of this card.

Please be sure to sign and date this Proxy Appointment Form.

Please sign exactly as name(s) appear(s) hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please give full title as such. If a corporation or partnership, only authorized persons should sign.

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON , 2005
SUMMARY TERM SHEET
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
SUMMARY
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE SPECIAL MEETING
THE MERGER
REGULATORY MATTERS
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
PROPOSAL 1—THE MERGER AGREEMENT
THE SHAREHOLDER AGREEMENTS
DISSENTERS' RIGHTS
MARKET PRICE AND DIVIDEND DATA
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2—ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING
FUTURE SHAREHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
  Annex A
  Annex B
  Annex C
  Annex D